Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

AVERY DENNISON CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐		Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2 0 2 0 Notice and Proxy Statement Avery Dennison Corporation | 2020 Notice and Proxy Statement SECTION III

Notice of 2020 Annual Meeting of Stockholders

To Our Stockholders:

        We cordially invite you to attend our 2020 Annual Meeting of Stockholders at 207 Goode Avenue, Glendale, California 91203 on Thursday, April 23, 2020 at 1:30 p.m. Pacific Time. At the meeting, we will conduct the following items of business:

Elect the 10 directors nominated by our Board to serve a one-year term;
Approve, on an advisory basis, our executive compensation;
Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020; and
Transact any other business properly brought before the meeting or any adjournment or postponement thereof.

        Our Board recommends that you vote FOR each of our 10 director nominees in Item 1 and FOR Items 2 and 3.

        Stockholders of record as of February 24, 2020 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        We want your shares to be represented and voted. You can vote as shown in the chart below.

INSTRUCTIONS FOR VOTING

BY MOBILE DEVICE	You can vote by scanning the QR code at the right before 11:59 p.m. Eastern Time on April 22, 2020. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

BY INTERNET	You can vote online at www.proxyvote.com before 11:59 p.m. Eastern Time on April 22, 2020. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

BY TELEPHONE	In the U.S. and Canada, you can vote by calling 1.800.690.6903 before 11:59 p.m. Eastern Time on April 22, 2020. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

BY MAIL	You can vote by mail by completing, dating and signing your proxy card and returning it in the postage-paid envelope or otherwise to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

IN PERSON	Unless your shares are held through our Employee Savings Plan, you can vote in person at the Annual Meeting. Beneficial holders must contact their broker or other nominee if they want to vote in person.

        On behalf of our Board of Directors, management and employees, thank you for your continued support.

By Order of Our Board of Directors
Susan C. Miller Corporate Secretary
March 6, 2020

Avery Dennison Corporation   |  2020 Proxy Statement   |  Table of Contents

PROXY SUMMARY

        This proxy summary contains highlights from information described in greater detail in other parts of this proxy statement and does not contain all the information you should consider before voting. We strongly encourage you to read the entire proxy statement before voting.

DISTRIBUTION OF PROXY MATERIALS

        We will mail our Notice of Internet Availability of Proxy Materials, which includes instructions on how to access these materials on the Internet, on or about March 10, 2020. If you previously elected to receive a paper copy of our proxy materials, we will mail you our 2019 integrated report, which includes a letter to stockholders from our Chairman, President and Chief Executive Officer; our 2019 annual report; our notice and proxy statement for the 2020 Annual Meeting of Stockholders (the "Annual Meeting"); and additional information regarding our businesses and financial and sustainability achievements, as well as a proxy card on or about March 10, 2020.

TIME AND LOCATION OF ANNUAL MEETING

        The Annual Meeting will take place at 1:30 p.m. Pacific Time on April 23, 2020 at 207 Goode Avenue, Glendale, California 91203. Parking will be available next door at 127 Burchett Street, Glendale, California 91203. Attendants will be available to provide assistance with directions and parking tickets will be validated at the Annual Meeting.

ITEMS BEING VOTED ON AT ANNUAL MEETING

        You are being asked to vote on the items of business shown below at the Annual Meeting. Our Board of Directors (our "Board") recommends that you vote FOR each of our 10 director nominees and FOR the other two items being brought before the stockholder vote.

ITEM		BOARD RECOMMENDATION	VOTE REQUIRED	DISCRETIONARY BROKER VOTING	PAGE REFERENCE

1	Election of directors	FOR each nominee	Majority of votes cast	No	22

2	Advisory vote to approve executive compensation	FOR	Majority of shares represented and entitled to vote	No	34

3	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2020	FOR	Majority of shares represented and entitled to vote	Yes	79

BUSINESS STRATEGY OVERVIEW

        We strive to create superior long-term, sustainable value for our customers, employees and investors and improve the communities in which we operate. To realize this vision, we are focused on executing the following core strategies:

•

Achieving outsized growth in high value product categories with higher growth and margin potential (such as specialty labels, graphics, industrial tapes and radio-frequency identification (RFID));

•

Growing profitably in our base businesses through tailored go-to-market strategies and disciplined execution;

•

Advancing sustainability in our operations and throughout value chains; and

•

Fostering well-being and diversity in our teams.

Avery Dennison Corporation   |  2020 Proxy Statement    i

In addition, we continue to focus on the following financial priorities:

•

Maintaining our relentless focus on productivity through continued operational excellence and enterprise lean sigma; and

•

Deploying capital effectively by balancing our investments in organic growth, productivity and acquisitions, while returning cash to stockholders.

FINANCIAL PERFORMANCE HIGHLIGHTS

        Strong 2019 Performance and Continued Execution of Strategic Priorities. In fiscal year 2019, we delivered another year of strong adjusted earnings per share (EPS) growth and operating margin expansion. We achieved most of our financial goals for the year, with the performance highlights described below.

•

Achieved net sales of approximately $7.1 billion, a decrease of 1.2% over prior year due to the impact of foreign currency translation.

•

Excluding the impact of currency, sales grew by 2.0%. On an organic basis, sales also grew by 2.0%, as growth in high value product categories more than offset a modest decline in our base businesses.

•

Reported EPS decreased from $5.28 in 2018 to $3.57 in 2019 reflecting settlement charges resulting from the 2018 termination of our U.S. pension plan.

•

Adjusted EPS increased from $6.06 to $6.60 due to higher volume and benefits from productivity initiatives, partially offset by higher employee-related costs and the impact of foreign currency translation. Adjusted EPS was above the midpoint of the $6.45 to $6.70 annual guidance range we provided to investors in January 2019.

•

With net cash provided by operating activities of $746.5 million, delivered free cash flow of $512.3 million.

•

On net income of $303.6 million and removing the impact of our negative tax rate in 2019 due to the termination of our U.S. pension plan, achieved return on total capital (ROTC) of 11.9%. Excluding the impact of pension plan settlements and a discrete foreign tax structuring transaction, adjusted ROTC was 19.6%.

        Sales change excluding the impact of currency (sales change ex. currency), organic sales change, adjusted EPS, free cash flow, ROTC and adjusted ROTC are supplemental financial measures that we provide to assist investors in assessing our performance and operating trends. They are defined, qualified and reconciled from generally accepted accounting principles in the United States of America (GAAP) in the last section of this proxy statement. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable financial measures under GAAP.

        Delivering Financial Targets. In March 2017, we announced five-year financial goals through 2021, including targets for organic sales growth, GAAP operating margin, adjusted EPS growth and ROTC. The combination of our growth and ROTC targets is a proxy for growth in economic value added (EVA), one of the performance objectives used in our long-term incentive (LTI) compensation program. As shown on the following page, based on our results for the first three years of this five-year period, we are largely on track to deliver these commitments.

ii    2020 Proxy Statement   |  Avery Dennison Corporation

        For the 2017-2019 period, on a three-year compound annual basis (with 2016 as the base period), GAAP reported net sales and reported EPS increased by 5.1% and 0.3%, respectively, and reported net income decreased by 1.8%.

	2017-2021 TARGETS	2017-2019 RESULTS(1)

Sales Growth(2)	4%+ organic 5%+ ex. currency(3)	3.9% organic 5.7% ex. currency

GAAP Operating Margin	11%+ in 2021	10.9% in 2019

Adjusted EPS Growth(2)	10%+	18.0%

ROTC	17%+ in 2021	11.9% in 2019 Adj. ROTC(4) of 19.6% in 2019

ON TRACK TO DELIVER 2017-2021 FINANCIAL TARGETS

(1)	Results for non-GAAP measures are reconciled from GAAP in the last section of this proxy statement.
(2)
Percentages for targets reflect five-year compound annual growth rates, with 2016 as the base period. Percentages for results reflect three-year compound annual growth rates, with 2016 as the base period.
(3)	Target for sales growth ex. currency reflects the impact of completed acquisitions as of March 2017 of approximately 1 point.
(4)	Excludes the impact of the termination of our U.S. pension plan.

        Disciplined Capital Allocation. We have been consistently disciplined in executing our approach to capital allocation, balancing our investments in organic growth, productivity and acquisitions with continuing to return cash to stockholders through dividends and share repurchases. In 2019, on net income of $303.6 million, we delivered adjusted ROTC of nearly 20% while investing $257.2 million in capital expenditures to support future growth and further productivity improvement. In addition, we paid $189.7 million in dividends and repurchased $237.7 million in shares of our common stock.

        We have invested in our businesses to support organic growth and pursued targeted acquisitions that support our strategy of increasing our exposure to high value product categories. Our spending on capital expenditures in 2019 was comparable to prior year as we continued investing to enable the future growth of our businesses, improve our profitability and expand our margins. Last November, we announced our agreement to acquire the Transponder (RFID inlay) Division of Smartrac, a leader in the development and manufacture of RFID products. Together with our Intelligent Labels business, this acquisition will create a platform with over $500 million in annual revenue, offering long-term growth and profitability, enhanced research and development capabilities, expanded product lines and additional manufacturing capacity. We completed this acquisition in February 2020. During 2019, we also made equity investments in two start-up companies developing innovative technological solutions.

        In 2019, we deployed $427.4 million to (i) repurchase 2.2 million shares at an aggregate cost of $237.7 million and (ii) pay an annual dividend of $2.26 per share for an aggregate amount of $189.7 million. Given the higher price of our common stock in 2019, we allocated less capital to share repurchases in 2019 than in 2018, a year in which our stock price had significantly declined in the second half; however, as shown in the graph on the following page the amount repurchased was comparable to the average amount repurchased over the prior four years. We have paid quarterly dividends for decades and most recently raised our quarterly dividend rate by approximately 12% in April 2019. As shown in the graph on the following page, over the last five years, we have allocated over $2 billion to dividends and share repurchases and over $565 million to acquisitions and equity investments.

Avery Dennison Corporation   |  2020 Proxy Statement    iii

 Capital Allocated to Dividends,
Share Repurchases and Acquisitions*

        *
        Amounts for acquisitions include equity investments in unconsolidated businesses.

        Three- and Five-Year Cumulative TSR Outperformance. As shown below, we achieved total stockholder return (TSR) of over 48% in 2019, and delivered cumulative TSR for the 2017-2019 three-year period and the 2015-2019 five-year period that substantially outperformed the S&P 500® and the median of the S&P 500 Industrials and Materials subsets. We compare ourselves to the median of the S&P 500 Industrials and Materials subsets because we are a member of the Materials subset, and also share many characteristics with members of the Industrials subset. This practice is further informed by feedback from investors, who have indicated that they look at both subsets in evaluating our performance relative to that of our peers. We focus on TSR because it measures the return we provide to our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends).

        Although we experienced strong TSR in 2019, we continue to believe that our longer-term TSR is a more meaningful measure of our performance than our one-year TSR, which can be significantly impacted by short-term market volatility that may be unrelated to our underlying performance. For example, although we delivered strong financial results in 2018 – exceeding the high end of our adjusted EPS guidance for the year – our TSR for that year was negative, as was the TSR of each of the comparator groups shown below.

1-, 3- and 5-YEAR TSR

	2015	2016	2017	2018	2019	3-Year TSR	5-Year TSR

AVY	23.8%	14.6%	66.7%	(20.3)%	48.5%	97.5%	179.9%

S&P 500	1.4%	12.0%	21.8%	(4.4)%	31.5%	53.2%	73.9%

S&P 500 Industrials & Materials*	(4.3)%	20.7%	28.6%	(14.3)%	33.7%	53.1%	78.5%

*
Based on median of companies in both subsets as of December 31, 2019.

iv    2020 Proxy Statement   |  Avery Dennison Corporation

STOCKHOLDER ENGAGEMENT

        We continued our longstanding practice of ongoing engagement and open dialogue with stockholders in 2019. Our engagement program takes place throughout the year and – with respect to environmental, social and governance (ESG), executive compensation and human capital management (HCM) matters – as shown in the graphic below.

2019 ENGAGEMENT RESULTS

        In advance of the 2019 Annual Meeting, we contacted our 35 largest institutional stockholders, representing approximately 61% of our then-outstanding shares. Board members, including our Lead Independent Director, and management were made available to answer questions and address concerns regarding the items being brought before the stockholder vote. While we received responses from stockholders representing over 30% of our then-outstanding shares, only one of them desired to substantively engage at that busy time. Respondents declining meetings indicated that they did not have any concerns warranting discussion during proxy season.

        In the fall, without the time pressures associated with proxy season, we contacted our 30 largest institutional stockholders, representing over 62% of our then-outstanding shares, to request a meeting with our Lead Independent Director and/or management. We received responses from stockholders representing nearly 60% of our then-outstanding shares and spoke with stockholders representing approximately 35% of our then-outstanding shares. We substantively engaged with every stockholder who requested to do so, and our Lead Independent Director led half of these engagements. We also discussed the results of our fall engagement with the Compensation and Executive Personnel Committee (the "Compensation Committee") and the Governance and Social Responsibility Committee of our Board.

        Our off-season meetings focused on potential changes in the Compensation Committee's approach to CEO compensation, as well as our non-employee directors' commitments as they relate to overboarding concerns. We also answered questions regarding our business strategies and financial performance; executive compensation and HCM matters; Board composition and refreshment process; and other ESG matters, including our progress towards achieving our 2025 sustainability goals.

Avery Dennison Corporation   |  2020 Proxy Statement    v

        The graphics below show the results of our 2019 engagement with stockholders on ESG, executive compensation and HCM matters.

STOCKHOLDER FEEDBACK DURING 2019 ENGAGEMENT

        Our Board and management believe that regular stockholder engagement fosters a deeper understanding of investors' evolving expectations on ESG matters, as well as executive compensation and HCM matters. We look forward to continuing our longstanding practice of engaging in dialogue with our stockholders to ensure our programs continue to align with best practices.

ESG Matters

        With respect to matters related to governance, we discussed topics related to our Board composition and its succession planning and refreshment processes, as well as the skills, commitments, tenure, and diversity of our directors. We also commented on our stockholder rights profile. In addition, we discussed our Board's oversight of our business strategies and related risks; progress towards achieving our 2025 sustainability goals, including with respect to plastic recyclability and how our businesses are adapting to the risks and opportunities presented by climate change; and audit matters such as the tenure of our independent auditor.

Executive Compensation and HCM Matters

        With respect to executive compensation, we discussed the linkage between our incentive compensation and business strategies. We also reviewed our approach to HCM, including our executive leadership development and succession planning processes, diversity and inclusion initiatives and employee engagement scores. We also reported on the Compensation Committee's robust oversight of these priorities.

SUSTAINABILITY

        Sustainability is one of our core values and has long been an integral part of our approach to doing business. Our aim is to improve the sustainability of our products and processes while helping to create shared value for all of our stakeholders. Key to our progress has been integrating sustainability into our underlying business strategies and engaging employees at all levels.

        In the integrated annual report in which this proxy statement is included, we present highlights of our achievements against our 2025 sustainability goals. In the first five years of the 10-year horizon for these goals, we have made meaningful progress. We encourage you to review these highlights, as well as our sustainability scorecard shown on the following page. You can find additional information on the sustainability section of our website.

vi    2020 Proxy Statement   |  Avery Dennison Corporation

2025 SUSTAINABILITY GOALS

FOCUS AREA	GOAL(S)	HIGHLIGHTS OF PROGRESS IN OR THROUGH 2019
Greenhouse Gas Emissions	Achieve at least a 3% absolute reduction year-over-year and at least a 26% overall reduction, compared to our 2015 baseline, by 2025.	Reduced our absolute GHG emissions by over 5% in 2019 and over 30% through 2019 compared to our 2015 baseline.
Paper	Source 100% certified paper, of which at least 70% will be Forest Stewardship Council®–certified.
Nearly 90% of the total volume of paper we procured in 2019 was certified, with nearly 80% of facestocks Forest Stewardship Council®-certified.

Introduced our rBG liner containing 15% post-consumer waste.
Films	Ensure that 70% of the films we buy conform to, or enable end products to conform to, our environmental and social guiding principles.
We introduced a number of recycled-content products in 2019, including our recycled PET (rPET) liner, which uses 30% post-consumer waste, which costs the same as conventional liners and delivers the same functionality, while offering sustainability advantages with respect to water and energy usage and greenhouse gas emissions.
Chemicals	Ensure that 70% of the chemicals we buy conform to, or enable end products to conform to, our environmental and social guiding principles.
Determined to begin a multi-year process of implementing the restricted substance list of the most restrictive countries in which we do business across all our operations, regardless of less restrictive laws and regulations in many of the countries in which we do business.
Products and Solutions
Through innovation, deliver above-average growth in sales from sustainability-driven products and services.

Ensure that 70% of our products and solutions conform to, or enable end products to conform to, our environmental and social guiding principles.
Determined that at least 35% and 40% of our Label and Graphic Materials (LGM) and Retail Branding and Information Solutions (RBIS) business' revenues in 2019, respectively, were from products that are responsibly sourced, enable recyclability, contain recycled content, or use less material without compromising performance.

In our LGM business, we introduced several new facestocks made with recycled content as part of our Clearintent™ portfolio of more sustainable products, including our recycled polyethylene (rPE) facestock made with 30% recycled PE resin, and our Crush Range™ line of paper facestocks made of recycled paper and organic waste.

In May 2019, our RBIS business announced its 10 Solutions for Sustainable Change, which include products that promote apparel recycling, yarn made from recycled polyester, kraft paper alternatives for plastic e-commerce packaging, and intelligent labels that give consumers access to desired information, including a product's provenance and recyclability, via their mobile devices.
Waste	Be 95% landfill-free, with at least 75% of our waste reused, repurposed or recycled. Eliminate 70% of the matrix and liner waste from our value chain.
As of the end of 2019, diverted over 90% of our solid waste from landfills with nearly 100 of our sites worldwide over 95% landfill-free, and recycled over 60% of our diverted waste.

We continue working to eliminate the liner and matrix by-product that remains after our label materials are applied. In late 2019, we created an industrywide group focused on better communicating the recycling capabilities offered throughout the industry beginning in North America and Europe, with the aim to ultimately expand these efforts globally.
Transparency	Commit to goals publicly and be transparent in reporting our progress.
Partnered with Business for Social Responsibility to update our sustainability materiality assessment to ensure continued alignment with the sustainable practices and goals of our customers and the industries we serve.

Published our 2019 integrated report, which summarizes our sustainability progress since our last biennial Sustainability Report was published in September 2017. We are now committing to publishing our progress annually.
People
Continue to cultivate a diverse (40%+ female at the level of manager and above), engaged, safe (recordable incident rate of <0.25), productive and healthy workforce.

Continue to invest in our employees and the communities in which they live and work.
Expanded our flexible work arrangements, female employee leadership program and unconscious bias training. Evaluated our gender pay equity, making adjustments to compensation where needed. Launched employee resource groups and established regional diversity and inclusion councils. While we have increased female representation at the level of manager and above by over 6% from our 2016 baseline year, it was 34% at the end of 2019.

Continued our world class safety record, with a recordable incident rate of 0.23 in 2019, far surpassing the manufacturing industry average of 3.4 in 2018 (the most recently available industry average).

Avery Dennison Corporation   |  2020 Proxy Statement    vii

2020 DIRECTOR NOMINEES (ITEM 1)

        Our Board provides strong oversight of our management team and company, with the following notable accomplishments in recent years:

•

Successful execution of our business strategies, which has delivered strong compound annual organic sales growth, operating margin expansion, and double-digit compound adjusted EPS growth in the first three years of the five-year horizon reflected in our financial targets through 2021, as well as TSR over the most recent three- and five-year periods of approximately 96% and 180%, respectively, in each case substantially outperforming the S&P 500;

•

The completion of six acquisitions and equity investments in six other companies, in each case consistent with our disciplined approach to acquisitions and investments through which we target companies that can enhance our existing capabilities and increase our exposure to high value product categories;

•

Orderly executive leadership development and succession planning, with experienced leaders promoted to CEO and CFO and effectively transitioning into their roles; and

•

Thoughtful Board refreshment and succession planning, with four new independent directors appointed to our Board in the last seven years, three of whom increased the racial, ethnic or gender diversity on our Board, as well as two long-serving directors departing from our Board to focus on other endeavors.

BOARD REFRESHMENT AND SUCCESSION

Departure of Current Lead Independent Director; Post-Annual Meeting Board Leadership Structure

        In February 2020, our Lead Independent Director, David Pyott, notified our Board of his intention not to stand for reelection at the Annual Meeting so that he may focus on other endeavors. As a result, Mr. Pyott's membership on our Board will end on the date of the Annual Meeting. Our Board actively reviews its composition and the need for refreshment, and determined not to appoint an additional director at this time but may decide to do so in the future.

        In light of Mr. Pyott's upcoming departure, in February 2020, the Governance Committee evaluated our Board leadership structure and recommended to our Board that Patrick Siewert be selected to serve as Lead Independent Director. The committee's decision took into account his significant contribution to the Board's responsibility of maintaining the integrity of our financial statements as a member of the Audit and Finance Committee for the past 15 years and its Chair for the past four years, as well as his extensive international experience in Asia, a region in which nearly 35% of our sales are generated and approximately 60% of our employees are located. With Mr. Pyott's departure, the Governance Committee determined that Mr. Siewert is best positioned to provide independent leadership of our Board in overseeing our strategies to drive long-term value creation for our key stakeholders of customers, employees, investors and communities. Upon the recommendation of the Governance Committee, the independent directors on our Board unanimously selected Mr. Siewert (with him and Mr. Pyott abstaining) to serve as our Lead Independent Director, effective immediately after the Annual Meeting subject to his reelection. A description of responsibilities of our Lead Independent Director can be found on page 11 of this proxy statement.

viii    2020 Proxy Statement   |  Avery Dennison Corporation

DIRECTOR NOMINEES

        Our 10 director nominees have demonstrated their commitment to diligently executing their fiduciary duties on behalf of our stockholders, and we recommend that our stockholders elect each of the nominees shown in the chart below at the Annual Meeting.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT	AC	CC	GC

Bradley A. Alford	63	2010	Retired Chairman & CEO, Nestlé USA	✓		M	M
Anthony K. Anderson	64	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP	✓	M		M
Peter K. Barker	71	2003	Retired Chairman of California, JPMorgan Chase & Co.	✓	M		C
Mark J. Barrenechea	55	2018	Vice Chair, CEO & CTO, OpenText Corporation	✓		M
Mitchell R. Butier	48	2016	Chairman, President & CEO, Avery Dennison Corporation
Ken C. Hicks	67	2007	Chairman, President & CEO, Academy Sports + Outdoors	✓		M
Andres A. Lopez	57	2017	President & CEO, O-I Glass, Inc.	✓	M
Patrick T. Siewert (LID-Elect)	64	2005	Managing Director & Partner, The Carlyle Group	✓	C		M
Julia A. Stewart	64	2003	Chair & CEO, Alurx, Inc.	✓		C	M
Martha N. Sullivan	63	2013	Retired President & CEO, Sensata Technologies Holding PLC	✓	M

AC = Audit & Finance Committee    CC = Compensation & Executive Personnel Committee     GC = Governance & Social Responsibility Committee
M = Member    C = Chair    LID = Lead Independent Director

        Our 10 director nominees bring a balance of skills, qualifications and backgrounds in overseeing our company, as highlighted below and shown in greater detail in the matrix of director skills, qualifications and backgrounds included in the Item 1 – Election of Directors section of this proxy statement.

Avery Dennison Corporation   |  2020 Proxy Statement    ix

GOVERNANCE HIGHLIGHTS

        Our governance program reflects our company values and facilitates our Board's independent oversight of our company. Highlights of our program, which we believe is generally consistent and aligned with the Investor Stewardship Group's Corporate Governance Principles for U.S. Listed Companies, are shown below.

APPROVAL OF EXECUTIVE COMPENSATION (ITEM 2)

COMPENSATION DESIGN

        The Compensation Committee designs our executive compensation program to motivate our executives to execute our business strategies and create long-term value for our stakeholders. The program delivers pay for performance, with realized compensation dependent on our company achieving rigorous annual and long-term financial performance targets and value creation objectives that advance the interests of our stockholders.

PERFORMANCE-BASED COMPENSATION

        Target total direct compensation (TDC) for our Named Executive Officers (NEOs) is comprised of the following three components:

•

Base salary;

•

Performance-based annual cash incentive award under our Annual Incentive Plan (AIP); and

•

Long-term incentives (LTIs) delivered in performance-based equity awards, consisting 50% of performance units (PUs) and 50% of market-leveraged stock units (MSUs).

        The Compensation Committee establishes the target TDC of our NEOs to incent strong operational and financial performance and stockholder value creation, generally giving consideration to the market median, role responsibilities, individual performance, tenure, retention and succession. The majority of this compensation is performance-based, meaning that these executives ultimately may not realize some of these components of TDC if we fail to achieve our financial objectives.

x    2020 Proxy Statement   |  Avery Dennison Corporation

 2019 Target TDC Mix

PAY FOR PERFORMANCE

        Over the past five years, our cumulative TSR has increased by nearly 180% while the annual compensation of our CEO has remained relatively constant. In the graph below, CEO pay reflects the compensation of our former CEO for 2015, and the compensation of our current CEO thereafter.

Five-Year CEO Pay and Cumulative TSR

CHANGES IN APPROACH TO CEO COMPENSATION FOR 2020

        Over the last few years, the Compensation Committee discussed how best to ensure that it is compensating our CEO optimally and in alignment with the long-term interests of our stockholders. The committee's objectives were to:

•

Recognize our company's performance and delivery of value to our customers, employees, investors and communities during his four-year tenure as our CEO;

•

Enhance his incentive to continue creating value for these stakeholders, including by driving superior TSR for our investors; and

•

Encourage his retention for the long term.

The committee also sought to maintain market-competitive target TDC for him that is well-aligned with our company's performance and ensure that his target TDC does not fall substantially below the market median, without relying on the traditional approach of periodic incremental increases to the components of his TDC – base salary, target AIP award opportunity and target LTI award opportunity – to maintain consistency with a continually rising market median.

Avery Dennison Corporation   |  2020 Proxy Statement    xi

        After extensive discussion, and giving consideration to the feedback received from dialogue with some of our largest stockholders, the Compensation Committee determined to eliminate potential annual increases to our CEO's base salary and target AIP and LTI opportunities in favor of an even longer-term approach that would hold his target TDC constant for a three-year period. During the three-year period, the Compensation Committee retains the discretion to review our CEO's target TDC if market conditions or company results warrant a change. At the end of the period, the Compensation Committee plans to evaluate both his and our company's performance and market conditions before determining the appropriate level of his compensation, continuing to give consideration to factors such as individual performance, tenure, retention and succession. This approach to CEO compensation is intended to be more consistent with the long-term approach we take to planning our strategies, setting our financial targets and sustainability goals, creating value for our stockholders, developing an engaged and diverse workforce, and investing in the communities in which we operate.

        To ensure our CEO's compensation determined in 2020 remains competitive and mitigate the potential for his target TDC to substantially trail behind his peers in the next three years, the Compensation Committee determined to set his target TDC modestly above market median, recognizing that his base salary had not increased in the previous two years and his target AIP opportunity had not increased since he became CEO in 2016. The committee intends to make no additional increases until 2023. Anticipating that the median for market will continue to grow at historical rates, the Compensation Committee determined to set our CEO's compensation package roughly halfway between the current 50th and 75th percentiles of his market peers, with the expectation that – at the end of the three-year period during which Mr. Butier's compensation is expected not to increase – his TDC would be at or around the market median. This approach is consistent with the approach taken by the Compensation Committee with respect to recommending to our Board the compensation of our non-employee directors.

        Based on 2019 market pay rates and projected 2020 market pay rates for companies with a market capitalization between $6 billion and $10 billion, and with the expert advice and recommendation of its independent compensation consultant, Willis Towers Watson, the Compensation Committee determined to set Mr. Butier's target TDC for 2020 at $9.9 million by increasing (i) his base salary by 6% to $1.2 million, noting that his base salary had not been increased in the previous two years; (ii) his target AIP opportunity from 125% of base salary, the same level as when he became CEO in 2016, to 140% of base salary; and (iii) his target LTI opportunity from 475% of base salary to 585% of base salary. The Compensation Committee noted that over 90% of this increase consists of at-risk, performance-based compensation. These targets are not expected to increase during the next three years, but could decrease if warranted by market conditions or our company results. Mr. Butier's realized compensation will be dependent on our company achieving strong TSR performance, delivering our 2021 financial targets and 2025 sustainability goals, and continuing to serve our customers, engage our employees, and invest in the communities in which we operate.

xii    2020 Proxy Statement   |  Avery Dennison Corporation

COMPENSATION BEST PRACTICES

        As summarized below and described in further detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program aligns with our financial goals and business strategies and reflects best practices.

  What We Do

✓
Pay for performance – 86% of our CEO's 2019 target TDC was tied to company performance
✓
Emphasize long-term performance – 68% of our CEO's 2019 target TDC was equity-based and tied to delivering long-term stockholder value
✓
Use double-trigger change of control vesting provisions – vesting requires a qualifying termination of employment within 24 months
✓
Manage share usage conservatively – our three-year average burn rate at the end of fiscal year 2019 of 0.7% was slightly above the 50th percentile of companies in the S&P 500
✓
Maintain rigorous stock ownership policy – 6x base salary for our CEO and 3x base salary for our other NEOs; requires that they hold 50% of their respective minimum ownership level in vested shares
✓
Able to clawback compensation in the event of an accounting restatement
✓
Rely on the advice of an independent compensation consultant retained directly by, and serving at the direction of, the Compensation Committee
✓
Annually evaluate the Compensation Committee and review its charter
✓
Periodically assess risks related to our compensation policies and practices
✓
Following termination, obtain releases from liability from and impose restrictive covenants on our departing executives
✓
Review tally sheets for our NEOs reflecting all compensation components

  What We Don't Do

  X
  Employment contracts with our NEOs
  X
  Guaranteed AIP awards; rather, these awards for our NEOs are generally based solely on company or business performance
  X
  Excise tax gross-ups on change of control severance benefits
  X
  Hedging or pledging of company stock by directors and officers
  X
  Tax gross-ups on perquisites
  X
  Above-market interest rates in our only deferred compensation plan currently available for deferrals
  X
  Re-pricing of stock options without stockholder approval
  X
  Payout of accrued dividends unless performance conditions are met and underlying equity awards vest
  X
  Grant of stock options below fair market value
  X
  Supplemental retirement benefits for executive officers

RATIFICATION OF APPOINTMENT OF PwC (ITEM 3)

        Our Board's Audit and Finance Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2020, and our Board is seeking stockholder ratification of the appointment. PwC is very well qualified to act as our independent registered public accounting firm and has a deep understanding of our operations and accounting practices. The Audit and Finance Committee considered the qualifications, performance, and independence of PwC, the quality of its discussions with PwC, and the fees charged by PwC for the level and quality of services provided during 2019, and determined that the reappointment of PwC is in the best interest of our company and stockholders.

Avery Dennison Corporation   |  2020 Proxy Statement    xiii

PROXY STATEMENT

GOVERNANCE, SUSTAINABILITY AND SOCIAL RESPONSIBILITY

        We produce pressure-sensitive materials and a variety of tickets, tags, labels and other converted products. We sell most of our pressure-sensitive materials to label printers and converters that convert the materials into labels and other products through embossing, printing, stamping and die-cutting. We sell other pressure-sensitive materials in converted form as tapes and reflective sheeting. We also manufacture and sell a variety of other converted products and items not involving pressure-sensitive components, such as fasteners, tickets, tags, radio-frequency identification (RFID) inlays and tags, and imprinting equipment and related solutions, which serve the apparel and other end markets.

GOVERNANCE

        Under the oversight of our Board of Directors (our "Board"), we have designed our governance program to comply with applicable laws and regulations – including the rules of the Securities and Exchange Commission (SEC) and the listing standards of the New York Stock Exchange (NYSE) – and to reflect best practices as informed by the practices of other large public companies, recommendations from our outside advisors, the voting guidelines of our stockholders and the policies of proxy advisory firms. The key features of our program are noted in the Governance Highlights section of the Proxy Summary; together they form a governance program that we believe is generally consistent and aligned with the Investor Stewardship Group's Corporate Governance Principles for U.S. Listed Companies.

        We encourage you to visit the investors section of our website under Corporate Governance, where you can review and download the following documents as currently in effect:

•

Amended and Restated Certificate of Incorporation;

•

Amended and Restated Bylaws (our "Bylaws");

•

Corporate Governance Guidelines (our "Governance Guidelines");

•

Charters for our Board's Audit and Finance Committee (the "Audit Committee"), Compensation and Executive Personnel Committee (the "Compensation Committee"), and Governance and Social Responsibility Committee (the "Governance Committee");

•

Code of Conduct;

•

Code of Ethics for the Chief Executive Officer (CEO) and Senior Financial Officers; and

•

Audit Committee Complaint Procedures for Accounting and Auditing Matters.

        Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. You can also receive copies of these documents, without charge, by writing to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Avery Dennison Corporation   |  2020 Proxy Statement    1

CODE OF ETHICS

        We have adopted a Code of Ethics that requires our CEO, Chief Financial Officer (CFO) and Chief Accounting Officer (CAO) to act professionally and ethically in fulfilling their responsibilities.

Code of Ethics

  •
  Our CEO, CFO and CAO must avoid actual or apparent conflicts of interest and disclose any material transaction or relationship that could reasonably be expected to raise a conflict of interest to the Governance Committee.

  •
  In addition, they must:

•

Ensure that our SEC filings are complete and accurate and contain understandable information;

•

Respect the confidentiality of information acquired in the course of the performance of their responsibilities;

•

Employ corporate assets responsibly; and

•

Report violations of our Code of Ethics to the Chair of either the Audit Committee or the Governance Committee.

        Supporting the principles reflected in our Code of Ethics, our controllership and internal audit functions ensure that we maintain a robust internal control environment, with the leaders of these functions regularly reporting to, and periodically meeting in executive session with, the Audit Committee.

        Our Code of Ethics is available under Corporate Governance in the investors section of our website. Only the Audit Committee or the Governance Committee can amend or waive the provisions of the Code of Ethics, and any amendments or waivers must be posted promptly on our website or timely filed with the SEC on a Current Report on Form 8-K. We last amended our Code of Ethics in April 2014.

CODE OF CONDUCT

        Our Code of Conduct applies to all of our directors, officers and employees and reflects our values of Integrity, Courage, External Focus, Diversity, Sustainability, Innovation, Teamwork and Excellence. It is available under Corporate Governance in the investors section of our website and includes leadership messages, expanded information regarding higher risk areas, and case studies to provide additional guidance on situations that raise more complex ethical questions. Our Code of Conduct has been translated into over 30 languages and our leaders affirm their commitment to complying with it when they first join our company and annually thereafter. We train employees on the Code at least biannually, in addition to our online training program generally consisting of four courses per year covering specific risk areas from the Code that designated computer-based employees are required to complete.

        To ensure that the policies and principles encompassed in our Code of Conduct reach all our employees, we develop and launch "Talkabout" toolkits (also in over 30 languages) globally each year, which managers are required to use to engage in meaningful discussion with their teams regarding topics from the Code of Conduct. These toolkits consist of presentation slides, a leader discussion guide and an introductory subtitled video, which includes messages from our Chief Compliance Officer and other company leaders.

Ethics-Based Corporate Culture and Policies

        Reflecting the culture of our company, the ethics-based corporate policies and other matters discussed in our Code of Conduct are shown on the following page. Our global supplier standards extend our commitment to many of these principles to our third party service providers, establishing our expectation that they also do business in an ethical manner.

2    2020 Proxy Statement   |  Avery Dennison Corporation

Business Conduct GuideLine

        Our Business Conduct GuideLine (the "GuideLine") is a whistleblower hotline available at all hours for employees or third parties to report potential violations of our Code of Conduct, anonymously if they so choose.

        The GuideLine may be reached by (i) calling 800.461.9330 toll-free in the United States, 720.514.4400 direct with applicable charges from any location, or toll-free outside of the United States using the country-specific toll-free numbers found in our Code of Conduct or (ii) visiting averydennison.com/guidelinereport (averydennison.com/guidelinereport-eu in Europe). The hotline is operated by an independent third party and accepts reports in any language to accommodate the needs of our global workforce and customer/supplier base. Reports are investigated under the direction of our Chief Compliance Officer, in consultation with our law department and senior management and with oversight from the Governance Committee. We prohibit retaliation for good-faith reporting.

COMPLAINT PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

        The Audit Committee has adopted procedures for the confidential, anonymous submission of complaints related to accounting, accounting standards, internal accounting controls and audit practices.

        These procedures relate to complaints of (i) fraud or deliberate error in the preparation, evaluation, review or audit of our financial statements or other financial reports; (ii) fraud or deliberate error in the recording or maintenance of our financial records; (iii) deficiencies in, or noncompliance with, our internal accounting controls; (iv) misrepresentation or false statement to or by a senior officer or accountant regarding any matter contained in our financial records, statements, or other reports; or (v) deviation from full and fair reporting of our financial condition. Any person, including third parties, may submit a good faith complaint regarding accounting and auditing matters and employees may do so without fear of dismissal or other retaliation. The Audit Committee oversees these procedures, which are available under Corporate Governance in the investors section of our website. Investigations are conducted under the direction of our internal audit department in consultation with our Chief Compliance Officer, law department and senior management to the extent appropriate under the circumstances.

        Stockholders and other interested parties interested in communicating regarding these matters may make a confidential, anonymous report by contacting the GuideLine as described on the previous page or writing to the Audit and Finance Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Avery Dennison Corporation   |  2020 Proxy Statement    3

STOCK OWNERSHIP POLICY

        Our stock ownership policy requires that non-employee directors acquire and maintain a minimum ownership interest in our company of $500,000 and our CEO and other NEOs acquire and maintain a minimum ownership interest in our company equal to 6x and 3x his or her annual base salary, respectively. At least 50% of the applicable minimum ownership level must be held in vested shares.

        The values of the following shares/units are considered in measuring compliance with our stock ownership policy: (i) shares beneficially owned or deemed to be beneficially owned, directly or indirectly, under federal securities laws; (ii) shares or units held in qualified and non-qualified employee benefit plans; (iii) unvested restricted stock units (RSUs) subject only to time-based vesting; and (iv) 50% of the value of unvested market-leveraged stock units (MSUs) at the target payout level. Neither unvested performance units (PUs) nor stock options are considered in measuring compliance with our stock ownership policy.

        If a director or officer fails to achieve or make reasonable progress towards achieving his or her respective ownership level, he or she is required to retain shares acquired, net of taxes, from the exercise of stock options or vesting of stock awards until such level is met. Executives are not allowed to transact in company stock until they certify that they will remain in compliance with our stock ownership policy after giving effect to the transaction they plan to effectuate.

        The Compensation Committee and the Governance Committee reviewed the stock ownership of our non-employee directors in December 2019 and February 2020, respectively. Both Committees noted that all of our non-employee directors had exceeded the minimum ownership level required by the policy, except for Mark Barrenechea who became a director in September 2018 and has five years to reach the minimum ownership level. The Committee noted that, because he had made reasonable progress towards meeting the applicable level, Mr. Barrenechea was also in compliance with the policy. On average, the ownership of our non-employee directors was approximately 9x the minimum ownership level, aligning their interests with those of our stockholders and further incenting their focus on long-term stockholder value creation.

        The Compensation Committee reviewed officer stock ownership in December 2019 and determined that all of our NEOs were in compliance with our stock ownership policy.

COMPLIANCE WITH STOCK OWNERSHIP POLICY

	SHARES* AS OF 2019 FYE (#)	MINIMUM GUIDELINE	% OF GUIDELINE	POLICY COMPLIANCE
NON-EMPLOYEE DIRECTORS		$500,000
Bradley Alford	38,060		1,009%	✓
Anthony Anderson	14,544		385%	✓
Peter Barker	61,628		1,633%	✓
Mark Barrenechea	3,324		88%	✓
Ken Hicks	40,709		1,079%	✓
Andres Lopez	5,732		152%	✓
David Pyott	70,665		1,873%	✓
Patrick Siewert	15,460		410%	✓
Julia Stewart	58,447		1,549%	✓
Martha Sullivan	24,579		651%	✓
CHAIRMAN, PRESIDENT & CEO		6x Base Salary
Mitchell Butier	188,839	$6,798,000	368%	✓
OTHER NEOs		3x Base Salary*
Gregory Lovins	32,653	$1,854,000	233%	✓
Georges Gravanis	19,624	$1,878,846	138%	✓
Susan Miller	23,286	$1,743,144	177%	✓
Deon Stander	16,740	$1,665,387	133%	✓

*
Reflects shares/units considered in measuring compliance with our stock ownership policy rather than actual shares owned.

4    2020 Proxy Statement   |  Avery Dennison Corporation

INSIDER TRADING POLICY

        Our insider trading policy prohibits our directors, officers and employees from (i) engaging in transactions in our company's stock while in the possession of material non-public information; (ii) engaging in transactions in the stock of other companies while in possession of material non-public information that they become aware of in performing their duties; and (iii) disclosing material non-public information to unauthorized persons outside our company.

Limited Trading Windows

        Our insider trading policy restricts trading for directors and officers (including our NEOs) during blackout periods, which generally begin two weeks before the end of each fiscal quarter and end two business days after the release of earnings for the quarter. Additional blackout periods may be imposed from time to time, with or without notice, depending on the circumstances.

Prohibitions on Hedging and Pledging

        Our insider trading policy expressly prohibits our directors, officers and employees from purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of shares of our common stock they hold, directly or indirectly. In addition, directors and officers are expressly prohibited from – and our non-officer employees are strongly discouraged from – pledging any of their shares of common stock to secure personal loans or other obligations, including by holding such shares in a margin account.

        To our knowledge, based on our review of their written representations in our annual director and officer questionnaire, all of our directors and executive officers complied with our insider trading policy during 2019, and none of them has hedged or pledged shares of our common stock.

SUSTAINABILITY

        Sustainability is one of our core values and has long been part of our approach to doing business, driving us to work collaboratively across our entire value chain to address the environmental and social impacts of our products. We aim to continually improve the sustainability of our products and processes to create shared value for all of our stakeholders.

        With strategic guidance and direction provided by Mitch Butier, our Chairman, President and CEO, responsibility over ensuring that we continue to make meaningful progress towards achieving our 2025 sustainability goals currently resides with Deon Stander, Vice President and General Manager of our Retail Branding and Information Solutions (RBIS) business. Our Sustainability Council, led by Mr. Stander and comprised of a cross-divisional and cross-functional group of leaders to drive broad accountability and continually accelerate our progress, generally meets bimonthly and updates our executive leadership team quarterly. Board oversight over sustainability is primarily conducted by the Governance Committee, which receives a report from management at least once a year. In addition, our full Board hears from our leaders on each of our businesses' sustainability initiatives during its regular review of their business strategies. In July 2019, our Board held strategy sessions focused on our sustainability progress and our innovation efforts to address increasing demand for more sustainable products.

ENGAGING OUR STAKEHOLDERS

        We seek to ensure that our sustainability efforts are consistent with the expectations of our stakeholders shown on the following page. We regularly communicate with individuals and organizations interested in how we do business generally and our sustainability efforts in particular, and also conduct stakeholder interviews as part of our regular sustainability materiality assessments. These assessments help set our sustainability agenda, focusing us on the areas in which we can have the most impact.

Avery Dennison Corporation   |  2020 Proxy Statement    5

SUSTAINABILITY STAKEHOLDERS

PROGRESS TOWARDS ACHIEVING 2025 SUSTAINABILITY GOALS

        In the integrated report in which this proxy statement is included, we present the highlights of our achievements against our 2025 sustainability goals. In the first five years of the 10-year horizon for these goals, we have made meaningful progress, which is summarized on our sustainability scorecard shown on page vii of the Proxy Summary. You can find additional information on the sustainability section of our website.

SOCIAL RESPONSIBILITY

AVERY DENNISON FOUNDATION

        With Board oversight from the Governance Committee, our social responsibility efforts reflect our spirit of community and help strengthen the places around the world in which we operate. We make most of our community investments through the Avery Dennison Foundation (the "Foundation"), which annually invests at least 5% of its assets from the prior year primarily to advance education, sustainability and women's empowerment, and encourages employee engagement with a spirit of invention and innovation. The Foundation invests in communities by making grants to community-based organizations, promoting employee volunteerism and engagement, and awarding scholarships.

6    2020 Proxy Statement   |  Avery Dennison Corporation

GLOBAL GRANTMAKING

        The Foundation's global grantmaking initiative is its primary means of giving. Grantmaking is aided by our employees worldwide who help identify deserving NGOs. Grant decisions are primarily guided by the priorities shown below, which are targeted to the communities in which our employees live and work.

EMPLOYEE ENGAGEMENT

        As the hands and heart of our company, our employees are critical to advancing the Foundation's efforts. Because they better understand of the needs of their communities, more than 150 employee teams coordinate volunteerism locally at our global locations. In 2019, over 75% of the Foundation's grants were enhanced with volunteer time from our employees.

        The Foundation also engages employees through its Granting Wishes program, which allows them to recommend one-time grants to local NGOs. Employees often have a connection to the organizations they nominate through volunteerism or service on the organization's board. In the eight years since the Foundation launched Granting Wishes, more than 2,000 of our employees have made recommendations, enabling grants to more than 360 organizations.

SCHOLARSHIPS

        The Foundation provides scholarships to the children of our U.S. employees. To date, over 650 scholarships have been awarded to U.S. college students.

        In China and India, the Foundation's InvEnt Scholarships have for more than a decade supported the next generation of innovators in science, technology, engineering and mathematics. By providing undergraduates in those communities with tuition assistance, an invention competition and professional development opportunities, the Foundation seeks to inspire the spirit of innovation in future engineers and technology workers. As part of their application, students submit ideas for an invention they then design during their scholarship year. To date, nearly 200 scholarships have been awarded to Chinese and Indian students who have demonstrated outstanding innovative spirit and strong practical competence.

Avery Dennison Corporation   |  2020 Proxy Statement    7

OUR BOARD OF DIRECTORS

OVERVIEW

        Our Board oversees, counsels and ensures management is serving the best interests of our company and stockholders, with the goal of maximizing the performance of our businesses to deliver long-term value for all our stakeholders.

Our Board's primary responsibilities include the following:

  •
  Establishing a strong governance program, with a Board and Committee structure that ensures independent oversight;

  •
  Conducting director succession planning to ensure we maintain an engaged and diverse Board with the skills, qualifications and backgrounds to effectively oversee our company;

  •
  Overseeing our businesses, strategies and risks;

  •
  Approving our annual operating plan and significant strategic and operational actions, including significant capital expenditures and acquisitions;

  •
  Maintaining the integrity of our financial statements;

  •
  Evaluating the performance of our senior leaders and determining executive compensation; and

  •
  Conducting succession planning for our CEO and other senior executives, and ensuring we have a human capital management program that is effectively developing our current and future leaders.

2020 DIRECTOR NOMINEES

        Our Bylaws provide that our Board be comprised of between eight and 12 directors, with the exact number fixed from time to time by Board resolution. Our Board has fixed the current number of directors at 11 and expects to reduce the size to 10 in April 2020 to reflect David Pyott's departure from the Board at the end of his current term. The nominees for election at the Annual Meeting – and the year of his or her respective initial appointment or election, current or most recent principal occupation, independence status, and current committee memberships – are shown in the chart below.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT	AC	CC	GC

Bradley A. Alford	63	2010	Retired Chairman & CEO, Nestlé USA	✓		M	M
Anthony K. Anderson	64	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP	✓	M		M
Peter K. Barker	71	2003	Retired Chairman of California, JPMorgan Chase & Co.	✓	M		C
Mark J. Barrenechea	55	2018	Vice Chair, CEO & CTO, OpenText Corporation	✓		M
Mitchell R. Butier	48	2016	Chairman, President & CEO, Avery Dennison Corporation
Ken C. Hicks	67	2007	Chairman, President & CEO, Academy Sports + Outdoors	✓		M
Andres A. Lopez	57	2017	President & CEO, O-I Glass, Inc.	✓	M
Patrick T. Siewert (LID-Elect)	64	2005	Managing Director & Partner, The Carlyle Group	✓	C		M
Julia A. Stewart	64	2003	Chair & CEO, Alurx, Inc.	✓		C	M
Martha N. Sullivan	63	2013	Retired President & CEO, Sensata Technologies Holding PLC	✓	M

AC = Audit & Finance Committee    CC = Compensation & Executive Personnel Committee    GC = Governance & Social Responsibility Committee
M = Member    C = Chair    LID = Lead Independent Director

        The ages of our director nominees range from 48 to 71, with an average age of 62. Their lengths of service range from one-and-a-half to 17 years, with an average tenure on our Board of approximately nine years.

8    2020 Proxy Statement   |  Avery Dennison Corporation

DEPARTURE OF CURRENT LEAD INDEPENDENT DIRECTOR; POST-ANNUAL MEETING BOARD LEADERSHIP STRUCTURE

        In February 2020, our Lead Independent Director, David Pyott, notified our Board of his intention not to stand for reelection at the Annual Meeting so that he may focus on other endeavors. As a result, Mr. Pyott's membership on our Board will end on the date of the Annual Meeting. Our Board actively reviews its composition and the need for refreshment, and determined not to appoint an additional director at this time but may decide to do so in the future

        In light of Mr. Pyott's upcoming departure, in February 2020, the Governance Committee evaluated our Board leadership structure and recommended to our Board that Patrick Siewert be selected to serve as Lead Independent Director. The committee's decision took into account his significant contribution to the Board's responsibility of maintaining the integrity of our financial statements as a member of the Audit Committee for the past 15 years and its Chair for the past four years, as well as his extensive international experience in Asia, a region in which nearly 35% of our sales are generated and approximately 60% of our employees are located. With Mr. Pyott's departure, the Governance Committee determined that Mr. Siewert is best positioned to provide independent leadership of our Board in overseeing our strategies to drive long-term value creation for our key stakeholders of customers, employees, investors and communities. Upon the recommendation of the Governance Committee, the independent directors on our Board unanimously selected Mr. Siewert (with him and Mr. Pyott abstaining) to serve as our Lead Independent Director, effective immediately after the Annual Meeting subject to his reelection. A description of responsibilities of our Lead Independent Director can be found on page 11 of this proxy statement.

BOARD MEETINGS AND ATTENDANCE

        Our Board met five times and acted once by unanimous written consent during 2019. There were 17 Committee meetings during the year. All of our current directors attended at least 85% of the aggregate number of Board and Committee meetings of which he or she was a member during 2019; the average attendance of these directors was 97%. Directors are strongly encouraged to attend our annual stockholder meetings under our Governance Guidelines and, except for our then-retiring former Chairman, all of our directors attended the 2019 Annual Meeting.

GOVERNANCE GUIDELINES

        Our Governance Guidelines provide the governance framework for our company and reflect the values of our Board, as highlighted on the following page. They are reviewed at least annually and amended from time to time to reflect changes in regulatory requirements, evolving market practices, recommendations from our advisors and feedback from our stockholders. Our Governance Guidelines were most recently amended in December 2019.

Avery Dennison Corporation   |  2020 Proxy Statement    9

Governance Guidelines Highlights

Board Composition
✓ Reasonable Board size of 11 directors in 2019 ✓ Mandatory retirement after age 72, with no term limits
Director Independence
✓ Current directors and director nominees 91% and 90% independent, respectively ✓ Executive sessions of independent directors held at three Board meetings during 2019
Board Leadership Structure
✓ Annual review of Board leadership structure by the Governance Committee ✓ Robust Lead Independent Director role and independent Committee Chairs
Board Committees
✓ 100% independent ✓ Act under charters delineating Committee responsibilities ✓ Directors required to attend Board and Committee meetings
Board Duties

✓

Directors entitled to rely on independent legal, financial or other advisors at our expense

✓

Regular review of long-term strategic plans, including major risks and mitigating strategies

✓

Regular succession planning for our CEO and other senior executives primarily through the Compensation Committee

Continuous Board Improvement

✓

All new directors participate in an initial orientation to familiarize themselves with our company and after joining a Board committee to understand its responsibilities

✓

Directors continue their education through meetings with management, visits to our facilities and attendance at director education programs

✓

The Governance Committee oversees an annual evaluation process to ensure our Board, Committees, Chairman, Lead Independent Director and Committee Chairs are functioning effectively; in 2019, this process included our directors discussing with the Governance Committee Chair the individual performance of their peers

Director Qualifications
✓ The Governance Committee reviews the skills and characteristics of our Board members and recommends director nominees

DIRECTOR INDEPENDENCE

        Our Governance Guidelines require that our Board be comprised of a majority of directors who satisfy the criteria for independence under NYSE listing standards. These standards also require that our audit, compensation and nominating committees be comprised entirely of independent directors. An independent director is one who meets the independence requirements of the NYSE and who our Board affirmatively determines has no material relationship with our company, directly or indirectly as a partner, stockholder or officer of an entity with which we have a relationship.

        Each year, our directors complete a questionnaire designed to solicit information that may have a bearing on the annual independence determination, including all relevant relationships they have with our company, directly or indirectly through our company's sale or purchase of products or services to or from the companies or firms by which they are employed. The Governance Committee reviews any relevant disclosures made in the questionnaires with our General Counsel/Corporate Secretary, as well as any transactions our company has with director-affiliated entities. In February 2020, the Governance Committee reviewed only one relationship impacting the independence of our directors, namely Mr. Butier's service as our President and CEO.

10    2020 Proxy Statement   |  Avery Dennison Corporation

        After review and discussion of the relevant facts and circumstances, the Governance Committee concluded that only Mr. Butier had a relationship that was disqualifying under NYSE listing standards, otherwise material or impairing of director independence. Upon recommendation of the Governance Committee, our Board affirmatively determined the 10 current directors named below to be independent, representing 90% of our 10 director nominees.

        For a discussion of the potential impact of tenure on director independence, see the Board Refreshment and Director Succession Planning section of this proxy statement.

BOARD LEADERSHIP STRUCTURE

        Our Governance Guidelines give our Board – acting through its independent directors – the discretion to separate or combine the roles of Chairman and CEO as it deems appropriate based on the needs of our company at any given time. To facilitate this decision-making, the Governance Committee annually reviews our Board leadership structure, providing its recommendation on the appropriate structure for the following one-year term to our independent directors. Our independent directors do not view any particular Board leadership structure as necessarily preferable; rather, they make an annual determination taking into account, among other things, our financial position, business strategies and any feedback received from our stockholders.

ROBUST LEAD INDEPENDENT DIRECTOR ROLE

        Our Lead Independent Director role provides an effective balance with our combined Chairman/CEO role, exercising critical duties in the boardroom to ensure independent Board decision-making. Our Governance Guidelines clearly delineate these responsibilities, which are shown below. Mr. Pyott served as our Lead Independent Director during 2019 and, subject to his reelection, Mr. Siewert will assume the role after the Annual Meeting.

LEAD INDEPENDENT DIRECTOR	PRIMARY RESPONSIBILITIES

Designee: David Pyott	• Preside over executive sessions of independent directors and meetings of our Board at which our non-independent Chairman/CEO is not present
Designee-Elect: Patrick Siewert	• Serve as liaison between the non-independent Chairman/CEO and our independent directors
Selected annually by our independent directors.

•

Approve meeting agendas and schedules and other information sent to our Board to ensure that appropriate items are discussed, with sufficient time for discussion of all items

•

Call meetings of independent directors when necessary or appropriate

•

If requested, consult and meet with our stockholders

Avery Dennison Corporation   |  2020 Proxy Statement    11

        In addition to these responsibilities, Mr. Pyott performed the following activities as Lead Independent Director in 2019:

•

Regularly engaged with our Chairman/CEO to help guide management's ongoing discussions with the Board on our strategic direction, including the review of our business strategies, the mitigation of related risks and the assessment of potential acquisitions;

•

Consulted regularly with our other independent directors;

•

Provided feedback to our Chairman/CEO based on his discussions with our other independent directors;

•

Met with members of senior management other than our Chairman/CEO; and

•

Led discussions with several of our investors during our fall stockholder engagement program.

        Supplementing our Lead Independent Director in providing independent Board leadership are our Committee Chairs, all of whom are independent.

PRE-ANNUAL MEETING LEADERSHIP STRUCTURE

        Our Board currently has a Chairman/CEO and a Lead Independent Director. The Governance Committee oversaw the evaluation of the performance of our Chairman/CEO and Lead Independent Director during the Board evaluation process conducted in the fourth quarter of 2019, noting that Messrs. Butier and Pyott received positive feedback from our independent directors in their respective roles. Based in part on these evaluations, we believe that our current Board leadership structure has provided effective independent oversight of our company. During our ongoing engagement with our stockholders, few of them have expressed concerns with our Board leadership structure, which we believe reflects support for our robust and clearly delineated Lead Independent Director role.

POST-ANNUAL MEETING LEADERSHIP STRUCTURE

        In February 2020, the Governance Committee evaluated our Board leadership structure and recommended to our Board that Mr. Butier be elected to continue serving as Chairman, noting that he has successfully led our company for the last four years and is best positioned to lead our Board in overseeing our strategies to drive long-term value creation for our key stakeholders of customers, investors, employees and communities. The committee further noted that Mr. Butier has articulated and worked to realize a long-term vision for our company that has delivered top quartile TSR performance and resonated strongly with our stockholders, and that we could best continue our progress towards achieving our 2021 financial targets and 2025 sustainability goals by continuing combined leadership in the boardroom at this time. Upon the recommendation of the Governance Committee, our Board unanimously elected Mr. Butier (with him and Mr. Pyott abstaining) to serve as our Chairman, effective immediately after the Annual Meeting subject to his reelection.

        In light of Mr. Pyott's upcoming departure from our Board, the Governance Committee recommended that Mr. Siewert (with him and Mr. Pyott abstaining) serve as Lead Independent Director. Having an experienced director with financial expertise and substantial international experience serve as Lead Independent Director will provide Mr. Butier valuable mentorship, independent guidance and leadership as he enters his second year in the Chairman role. With Mr. Pyott's departure, the Governance Committee determined that Mr. Siewert is best positioned to provide independent leadership of our Board in overseeing our strategies to drive long-term value creation for our key stakeholders. The committee's decision took into account his significant contribution to the Board's responsibility of maintaining the integrity of our financial statements as a member of the Audit Committee for the past 15 years and its Chair for the past four years, as well as his extensive international experience in Asia, a region in which nearly 35% of our sales are generated and approximately 60% of our employees are located. Upon the recommendation of the Governance Committee, our independent directors unanimously selected Mr. Siewert (with him and Mr. Pyott abstaining) to serve as our Lead Independent Director, effective immediately after the Annual Meeting subject to his reelection.

BOARD COMMITTEES

        Each of our Board committees has a written charter that describes its purposes, membership and meeting structure, and responsibilities. These charters, which may be found on our website at www.averydennison.com/corporategovernance, are reviewed by the respective committee at least annually, with any recommended changes adopted upon approval by our Board. Amended charters are promptly posted on our website. The Charters for the Audit, Compensation and Governance Committees were last amended in December 2018, December 2019, and December 2016, respectively.

12    2020 Proxy Statement   |  Avery Dennison Corporation

        Each of our Board committees has the ability to form and delegate authority to subcommittees and may obtain advice and assistance from internal or external consultants, legal counsel or other advisors at our expense. In addition, each committee annually evaluates its performance. The primary responsibilities, current membership and 2019 meeting attendance information for the three standing committees of our Board are summarized below and on the following page.

AUDIT & FINANCE COMMITTEE	PRIMARY RESPONSIBILITIES

Current Members:
  Patrick Siewert (Chair)
  Anthony Anderson
  Peter Barker
  Andres Lopez
  Martha Sullivan

Meetings in 2019: 9

Average Attendance in 2019: 96%

All members satisfy the enhanced independence standards required by the NYSE and have been determined by our Board to be financially literate.

Each of Messrs. Anderson, Barker and Siewert has been determined by our Board to be an "audit committee financial expert" under applicable SEC regulations.

•

Oversee financial statement and disclosure matters, including our quarterly and annual financial results, earnings release documentation and SEC reports, internal controls and major financial risk exposures

•

Appoint and oversee our independent registered public accounting firm, including its qualifications, performance and independence, and the scope, staffing and fees for its annual audit and other audit, review or attestation services

•

Oversee our internal audit function, including appointing or dismissing the senior internal auditor, evaluating his performance, reviewing significant issues raised in its audits and management's response, and discussing the annual internal audit plan, budget and staffing

•

Perform compliance oversight responsibilities, including overseeing our cybersecurity risk management program and risks related to our company's information technology controls and security; maintaining the procedures established for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; reviewing significant correspondence with governmental agencies and legal matters that may have a material impact on our financial statements; and making determinations and recommending actions to our Board regarding any violations of our Code of Ethics related to information contained in our SEC filings and other public communications

•

Conduct finance oversight responsibilities, including reviewing our capital structure and financing plans, capital allocation strategy, the funding status of our pension plans, and significant tax matters

•

Approve the Audit and Finance Committee Report included in our proxy statement

Avery Dennison Corporation   |  2020 Proxy Statement    13

COMPENSATION & EXECUTIVE PERSONNEL COMMITTEE	PRIMARY RESPONSIBILITIES

Current Members:
  Julia Stewart (Chair)
  Bradley Alford
  Mark Barrenechea
  Ken Hicks

Meetings in 2019: 4

Average Attendance in 2019: 100%

All members satisfy the enhanced independence standards required by the NYSE.

All members qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Relies on expert advice of an independent compensation consultant that reports directly to the Committee.

•

Review and approve corporate goals and individual objectives for our CEO's compensation and evaluate our company's and his individual performance to determine annual CEO compensation

•

Review and approve senior executive compensation, including base salaries and incentive compensation, giving consideration to the recommendations of our CEO

•

Recommend appropriate compensation strategy, incentive plans and benefit programs

•

Review our diversity and inclusion initiatives, including key performance metrics, as well as our learning and development programs and the results of our employee engagement survey

•

Approve the Compensation Discussion and Analysis and the Compensation and Executive Personnel Committee Report included in our proxy statement

•

Oversee stockholder approval of executive compensation matters, including advisory votes on executive compensation and the frequency of such votes

•

Ensure no encouragement of excessive risk-taking in our compensation policies and programs

•

Recommend non-employee director compensation

•

Conduct succession planning for our CEO and other senior executive positions and regularly review executive new hires, promotions and role changes, departures and open positions

GOVERNANCE & SOCIAL RESPONSIBILITY COMMITTEE	PRIMARY RESPONSIBILITIES

Current Members:
  Peter Barker (Chair)
  Bradley Alford
  Anthony Anderson
  David Pyott
  Patrick Siewert
  Julia Stewart

Meetings in 2019: 4

Average Attendance in 2019: 96%

All members satisfy the independence standards required by the NYSE.

•

Identify potential Board members and recommend director nominees using the criteria set forth in our Governance Guidelines

•

Periodically consider our Board leadership structure and recommend to our Board whether to separate or combine the positions of Chairman and CEO, as well as who should serve as Lead Independent Director if those positions are combined

•

Recommend Board and Committee structure, Chairs and members

•

Recommend our independent directors using the independence standards of the NYSE

•

Review and approve related person transactions

•

Oversee and conduct an annual performance evaluation of our Board and its Committees

•

Review our Governance Guidelines and recommend any changes to our Board

•

Review sustainability and corporate social responsibility matters

•

Oversee our values and ethics program and Code of Conduct, evaluate significant conflicts of interest or questions related to our Code of Conduct and policy on legal and ethical conduct, and make determinations and recommend actions to the Board regarding violations of the Code of Ethics (except for violations over which the Audit Committee has such authority)

14    2020 Proxy Statement   |  Avery Dennison Corporation

EXECUTIVE SESSIONS

        Our Board believes it is important to have executive sessions without our Chairman/CEO or other members of management present, which are generally held at regular Board meetings. Our independent directors have robust and candid discussions at these executive sessions during which they critically evaluate the performance of our company, Chairman/CEO and management. As Lead Independent Director, Mr. Pyott presided over the three executive sessions of independent directors held during 2019.

        Executive sessions were also scheduled for regular meetings of the Audit, Compensation and Governance Committees held. These executive sessions generally excluded our former non-independent Chairman, our current Chairman/CEO and other members of management, unless the Committee requested the then-serving Chairman and/or one or more members of management to attend a portion of the session to provide information or perspective.

RISK OVERSIGHT

        Management is responsible for managing the day-to-day risks confronting our businesses, but our Board has responsibility for overseeing enterprise risk management (ERM). The teams leading our businesses have incorporated ERM into developing and executing their strategies, assessing the risks impacting their businesses, and identifying and implementing appropriate mitigating actions on an ongoing basis. In addition, in consultation with our head of risk management and senior management, these teams semiannually prepare a risk profile consisting of a heat map and a summary of their key risks and mitigating strategies, which are used to prepare a company risk profile based on identified business-specific risks as well as enterprise-wide risks.

        We also have robust global processes that support a strong internal control environment to promote the early identification and continued management of risks by our company's leadership. Our legal and compliance functions report into our General Counsel to provide independent evaluation of the challenges facing our businesses and our Vice President of Internal Audit reports to the Audit Committee in the conduct of his operational responsibilities, ensuring his independence from management.

        In performing its oversight role, our Board is responsible for ensuring that the ERM processes designed and implemented by management are functioning effectively, and that our culture promotes risk-adjusted decision-making.

        Our Board as a whole oversees risks related to our company and business strategies and operations, exercising this responsibility by considering the risks related to its decisions. Each year, our Board receives reports on the ERM process and the strategic plans and risks facing our businesses and company as a whole. These risks include financial risks, geopolitical risks, legal and regulatory risks, supply chain risks, competitive risks, information technology risks, and other risks related to the ways in which we do business. Employees who lead various risk areas – such as information technology; environmental, health and safety; tax; compliance; sustainability; and social responsibility – report periodically to Board Committees and occasionally to our full Board.

        Our Board has delegated elements of its risk oversight function to its Committees to better coordinate with management to serve the long-term interests of all of our stakeholders. Our Board receives reports from the Committee Chairs regarding topics discussed at committee meetings, which include the areas of risk overseen primarily by the Board Committees.

Avery Dennison Corporation   |  2020 Proxy Statement    15

        The Audit Committee oversees our internal control environment and evaluates the effectiveness of our internal controls at least annually. Supplementing these processes, the Audit Committee periodically meets in executive session with each of our CEO, CFO, CAO, General Counsel, Vice President of Internal Audit, and representatives of our independent registered public accounting firm. The Governance Committee meets semiannually with our Chief Compliance Officer to discuss, among other things, the investigation of allegations reported to our Business Conduct GuideLine.

          In 2019, the following risk areas were of particular Board and Committee focus:

•

The system and controls we put in place to ensure timely compliance with new lease accounting guidance, as well as our control environment in new or expanded international operations;

•

Our tax planning and structuring transactions and strategies;

•

Our transfer of assets and liabilities primarily to an annuity insurance provider following the 2018 termination of our U.S. pension plan;

•

Cybersecurity and information technology operational risks, including our implementations of an enterprise resource planning system in our Label and Graphic Materials North America business and a significant software upgrade in our RBIS business;

•

Risks associated with our restructuring actions, capital investments in the U.S. and South Asia, R&D and innovation, and acquisitions and equity investments; and

•

Risks related to environmental, social and governance matters, particularly in the areas of sustainability, our Values and Ethics program, and corporate social responsibility, as well as human capital management.

16    2020 Proxy Statement   |  Avery Dennison Corporation

RISKS ASSOCIATED WITH COMPENSATION POLICIES AND PRACTICES

        As described in the Compensation Discussion and Analysis section of this proxy statement, we maintain best practices in compensation that collectively encourage ongoing risk assessment and mitigation. The Compensation Committee periodically reviews our compensation programs to ensure that they do not provide incentives that encourage our employees to take excessive risks in managing their respective businesses or functional areas. The committee conducted its most recent review in 2018.

        Based on the advice of its independent compensation consultant, Willis Towers Watson, the Compensation Committee noted the risk-mitigating features of our compensation policies and practices described below and on the following page, which are substantially the same as what they were at the time of the committee's most recent review.

Governance and Oversight

•

The Compensation Committee has discretion to decrease Annual Incentive Plan (AIP) awards and long-term incentive (LTI) grants based on individual performance, including as a result of excessive risk-taking.

•

Our clawback policy serves as a deterrent to fraud or other misconduct that necessitates a restatement of our financial statements (including, without limitation, any accounting restatement due to material noncompliance with any financial reporting requirement).

•

The Compensation Committee annually evaluates the performance of our CEO and other senior executives in the context of our company and business goals and their individual contributions.

•

Our stock ownership policy is rigorous and consistent with best practices, with a minimum ownership level of 6x and 3x base salary for our CEO and other NEOs, respectively, and a requirement that 50% of their respective minimum ownership level be held in vested shares.

•

We prohibit our officers from hedging or pledging company stock and require them to engage in stock transactions only during limited trading windows.

Pay Philosophy and Structure

•

Our programs prioritize incenting stockholder value creation, balanced by retention and other considerations.

•

The substantial majority of executive compensation is delivered in equity to motivate our company's pursuit of strong long-term performance and sustainable growth.

•

Our change of control and executive severance plans are reasonable and consistent with market practices, with change of control benefits provided on a double-trigger basis to mitigate the risk that such a transaction be pursued to advance personal interests rather than the best interests of our stockholders.

•

Our incentive compensation consists of short- and long-term performance objectives balanced with objectives designed to incent strong annual financial performance and long-term economic and stockholder value creation, as well as balancing growth and efficient capital deployment.

Incentive Program Design

•

Our AIP and LTI awards incent annual profitable growth balanced with long-term financial value creation, using multiple performance objectives to deliver realized compensation that is based on company and/or business performance.

•

AIP awards are not guaranteed, with below-threshold performance potentially resulting in zero payout, payments subject to an overall cap of 200%, and individual modifiers for our NEOs generally capped at 100%.

Avery Dennison Corporation   |  2020 Proxy Statement    17

•

Our equity awards are performance-based, use multiple performance objectives, are subject to threshold and maximum payout opportunities, and have the following additional features that limit potential risk-taking:

•

Our performance units (PUs) cliff vest at the end of three years with the payout for the relative total stockholder return (TSR) component capped at 100% of target for any three-year performance period in which absolute TSR is negative to prevent executives from being unduly enriched when stockholders experience loss, while still incenting them to deliver relatively strong performance during challenging economic periods; and

•

Our market-leveraged stock units (MSUs) vest over one-, two-, three- and four-year performance periods (with an average performance period of 2.5 years), with challenging performance objectives, including a threshold performance level of absolute TSR of (15)% and a target performance level of absolute TSR of 10%.

        Based on these and other factors, Willis Towers Watson determined that our compensation program strikes an appropriate pay-risk balance.

        Giving consideration to the advice of Willis Towers Watson, the Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

HUMAN CAPITAL MANAGEMENT (HCM)

SUCCESSION PLANNING

        The Compensation Committee and our full Board conduct executive succession planning semiannually, developing and refining succession plans for our CEO and other senior executives. Consistent with this practice, in April 2019, our Board discussed potential successors to our CEO. In addition, in October 2019, the Compensation Committee reviewed talent that is ready – or, with continued development on their current trajectory with mentorship and coaching from our current leaders, will be ready – to fill other senior executive positions in the event of a vacancy. These assessments were then further discussed with our full Board. The Compensation Committee also regularly reviews executive new hires, promotions, transfers and departures to assist with succession planning and leadership development.

LEADERSHIP DEVELOPMENT

        Our Board is actively involved in overseeing our company's HCM program to identify and develop our future leaders. We maintain robust performance review and leadership development processes for our employees. Senior management develops and reports to the Compensation Committee or our full Board on leadership at executive levels of our organization by identifying high potential talent and critical experts, cultivating the skills and capabilities to allow identified individuals to become our future leaders, and providing them with opportunities to further develop. Through regular reports from management, our Board has the opportunity to meet our business leaders and functional leaders in law, finance, information technology, compliance, and human resources. In addition, Board members have freedom of access to all our employees, and are encouraged to visit our facilities to meet local management and attend company events.

DIVERSITY AND INCLUSION

        Diversity is one of our core values, reflecting our efforts to create an inclusive and respectful environment for people of all backgrounds and orientations and our recognition that we gain strength from diverse ideas and teams. The importance of diversity and inclusion to our company is further evidenced by the inclusion of diversity-related targets in our 2025 sustainability goals. Diversity and inclusion at our company are led by our cross-functional and cross-divisional Diversity and Inclusion Council, co-chaired by Anne Hill, our Senior Vice President and Chief Human Resources Officer, and Deon Stander, the Vice President and General Manager of our RBIS business. Board oversight is conducted primarily through the Compensation Committee.

18    2020 Proxy Statement   |  Avery Dennison Corporation

        In recent years, among other initiatives, our diversity and inclusion efforts have focused on training our managers globally on unconscious bias, increasing the number of sites offering flexible work arrangements, and expanding our Women Empowered program featuring interactive discussions among nominated participants to facilitate and enhance their development. We also evaluated our gender pay equity and made adjustments to compensation where needed.

        In 2019, we launched employee resource groups (ERGs), which are voluntary employee-led groups made up of individuals who join together based on common interests, backgrounds or demographic characteristics such as race, ethnicity or sexual orientation. Our ERGs currently include groups centered around women, ethnic Chinese, black employees, military veterans, and LGBT+ individuals; participation in these groups is not limited to individuals in these categories, but rather is open to all employees interested in learning about the experiences and challenges of their colleagues. In addition, we established regional diversity and inclusion councils to provide leadership of initiatives that more strongly resonate with employees in their respective regions. We plan to launch global harassment prevention training in 2020 to supplement the anti-harassment messages we continually reinforce as part of our Values and Ethics program.

DIRECTOR EDUCATION

INITIAL ORIENTATION

        Our initial director orientation generally covers (i) our strategies, performance and leadership; (ii) investor messaging; (iii) the strategies and risks of our businesses; (iv) finance matters, including our financial reporting policies and practices, internal control environment, internal audit deployment, tax planning and compliance, and capital structure; (v) legal and compliance matters, including our governance policies and procedures, Values and Ethics program, and ERM; (vi) executive compensation and HCM matters, including succession planning, leadership development, and diversity and inclusion; and (vii) information technology and cybersecurity.

CONTINUING EDUCATION

        Our continuing director education program consists of periodic visits to our facilities and management presentations regarding our business operations, strategies, risks and values and ethics. We provide updates on these topics to our Board at and between meetings throughout the year, and provide access to a boardroom news resource platform for them to keep informed of emerging best practices. We also reimburse directors who attend continuing director education programs for fees and related expenses.

BOARD AND COMMITTEE EVALUATIONS

        The Governance Committee oversees and conducts an annual performance evaluation of our Board, Chairman, Lead Independent Director and Board Committees, including the Committee Chairs. In 2019, our directors began evaluating the individual performance of their peers serving on the Board, providing candid feedback and helping ensure continuous boardroom improvement, as well as assisting with director succession planning. Our Board views the evaluation process as integral to assessing its effectiveness and identifying improvement opportunities in the pursuit of continued excellence. Many of the improvements in our governance practices and Board processes were identified and implemented as a result of the annual evaluation process.

Avery Dennison Corporation   |  2020 Proxy Statement    19

        In response to evaluation feedback received in recent years, our Board made the following enhancements to its membership and processes:

•

Enhanced our director succession planning process by focusing more deeply on Board leadership roles, such as our Lead Independent Director and Committee Chairs, and identifying the need for independent directors with packaging and technology expertise, culminating in the appointments of Messrs. Lopez and Barrenechea to our Board;

•

Enhanced the review of potential CEO successors and their progress against their development plans and continued its focus on executive succession planning and leadership development with more frequent discussions with the Compensation Committee and our full Board;

•

Given our strategic focus on acquisitions, enhanced discussion of our M&A pipeline and targets actively under consideration, as well as the integration and performance of acquired companies;

•

Continued our Board's and the Audit Committee's review and discussion of our cybersecurity preparedness and actions being taken to address our pension liabilities, including the 2018 termination of our U.S. pension plan and the transfer of those liabilities primarily to an annuity insurance provider in 2019;

•

Conducted annual post-investment reviews of the return on significant capital expenditures, acquisitions and information technology investments;

•

Increased engagement with the Board on investor relations matters and our stockholder engagement program and provided additional information on the competitive landscape in each of our businesses, in each case to further bring external perspectives into the boardroom; and

•

Enhanced our Chairman/CEO's engagement with the Board between meetings, with regular email updates to the full Board and one-on-one meetings between him and each director.

STOCKHOLDER ENGAGEMENT AND COMMUNICATIONS

        We value stockholder feedback on our environmental, social and governance (ESG) and executive compensation and HCM matters, and we actively solicit input through stockholder engagement to ensure that we reflect not only our evolving business strategies but also the expectations of our investors.

STOCKHOLDER ENGAGEMENT ON ESG MATTERS IN 2019

        We continued our longstanding practice of open dialogue with stockholders in 2019. In advance of the 2019 Annual Meeting, we contacted our 35 largest institutional stockholders, representing approximately 61% of our then-outstanding shares. Board members, including our Lead Independent Director, and management were made available to answer questions and address concerns regarding the items being brought before the Annual Meeting. While we received responses from stockholders representing over 30% of our then-outstanding shares, only one of them desired to substantively engage at that busy time. Respondents declining meetings indicated that they did not have any concerns warranting discussion during proxy season.

        In the fall, without the time pressures associated with proxy season, we contacted our 30 largest institutional stockholders, representing over 62% of our then-outstanding shares, to request a meeting with our Lead Independent Director and/or management. We received responses from stockholders representing nearly 60% of our then-outstanding shares and spoke with stockholders representing approximately 35% of our then-outstanding shares. We substantively engaged with every stockholder who requested to do so, and our Lead Independent Director led half of these engagements. We also discussed the results of our fall engagement on ESG matters with the Governance Committee.

20    2020 Proxy Statement   |  Avery Dennison Corporation

        With respect to matters related to governance, we focused on our non-employee directors' commitments as they relate to overboarding concerns and discussed our Board composition and its succession planning and refreshment processes, as well as the skills, commitments, tenure, and diversity of our directors. We also commented on our stockholder rights profile. In addition, we discussed our Board's oversight of our business strategies and related risks; progress towards achieving our 2025 sustainability goals, including with respect to plastic recyclability and how our businesses are adapting to the risks and opportunities presented by climate change; and audit matters such as the tenure of our independent auditor.

CONTACTING OUR BOARD

        Our Board welcomes feedback from all our stockholders. We review correspondence submitted by stockholders, discussing any substantive feedback received with senior management and/or our Board as appropriate.

        Stockholders and other interested parties may contact our Board, Chairman, Lead Independent Director, any Committee or Committee Chair, or any other individual director concerning business matters by writing to: Board of Directors (or a particular subgroup or individual director), c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Avery Dennison Corporation   |  2020 Proxy Statement    21

ITEM 1 – ELECTION OF DIRECTORS

        Our Bylaws provide for a Board of between eight and 12 directors, with the exact number fixed by a resolution of our Board. Our Board has fixed the current number of directors at 11; in April 2020, our Board expects to fix the number of directors at 10 to reflect David Pyott's departure from the Board on the date of the Annual Meeting. All nominees are standing for election for a one-year term expiring at the 2021 Annual Meeting.

        Each of the 10 nominees is presently serving on our Board and has consented to being named in this proxy statement and serving if elected by our stockholders.

MAJORITY VOTING STANDARD; UNELECTED DIRECTOR RESIGNATION REQUIREMENT

        Our Bylaws provide for the approval by a majority of votes cast for the election of directors in uncontested elections like this one and require that an incumbent director who is not re-elected tender his or her resignation from our Board. Our Board, excluding the tendering director, is required to determine whether to accept the resignation – taking into account the recommendation of the Governance Committee and any other factors it considers appropriate – and publicly disclose its decision regarding the tendered resignation, including its rationale for the decision, within 90 days from the date election results are certified. In contested elections, plurality voting is the standard for the election of directors.

        In voting for the election of directors, each share has one vote for each position to be filled and there is no cumulative voting.

RECOMMENDATION OF BOARD OF DIRECTORS

        Our Board of Directors recommends that you vote FOR each of the 10 director nominees. The persons named as proxies will vote for their election, unless you specify otherwise. If any director nominee were to become unavailable prior to the Annual Meeting, your proxy would be voted for a substitute nominee designated by our Board or we would decrease the size of our Board.

SELECTION OF DIRECTOR NOMINEES

        Director nominees are generally recommended by the Governance Committee for nomination by our Board and election by our stockholders. Director nominees may also be recommended by the Governance Committee for appointment to our Board, with their election by stockholders taking place at the next Annual Meeting. Our Board believes that our directors reflect a balance of skills, qualifications and backgrounds that allows them to effectively discharge their oversight responsibilities as shown in the matrix included later in this section.

        In evaluating whether to recommend a candidate as a director nominee, the Governance Committee primarily uses the following criteria set forth in our Governance Guidelines:

  •
  Independence, to ensure that a majority of our Board remains independent;

  •
  Business and leadership experience, including industry experience and global exposure and considering factors such as size, scope, and complexity;

  •
  Board experience at another public company;

  •
  Experience in finance, accounting and/or executive compensation;

  •
  Time commitments, including other boards on which the nominee serves;

  •
  Potential conflicts of interest;

  •
  Demographic characteristics (such as gender, race and ethnicity);

  •
  Ability to contribute to the oversight and governance of our company; and

  •
  Ability to represent the balanced interests of stockholders as a whole, rather than those of any special interest group.

22    2020 Proxy Statement   |  Avery Dennison Corporation

        For incumbent directors, the Governance Committee also considers their contributions to our Board and Committees, attendance at Board and Committee meetings, compliance with our stock ownership policy, and mandatory retirement dates to assist with director succession planning. The Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all nominees.

        The Governance Committee reviews the qualifications of any candidate with those of our current directors in assessing how our Board can most effectively fulfill its oversight responsibilities. Sources for identifying potential nominees include current Board members, senior management, executive search firms, and our stockholders.

STOCKHOLDER SUBMISSION OF DIRECTOR NOMINEES

Advance Notice Nominees

        Stockholders may recommend director candidates by submitting the candidate's name, together with his or her biographical information, professional experience and written consent to nomination, to Governance and Social Responsibility Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203. To be considered at the 2021 Annual Meeting, advance notice stockholder nominations must comply with the requirements described in the penultimate section of this proxy statement. The Governance Committee considers stockholder nominees on the same basis as it considers all other nominees.

Proxy Access Nominees

        A stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company's stock continuously for at least three years is permitted to submit director nominees (up to 20% of the Board) for inclusion in our proxy materials, subject to the requirements specified in our Bylaws. For further information on submitting proxy access nominees, please refer to the penultimate section of this proxy statement.

Avery Dennison Corporation   |  2020 Proxy Statement    23

MATRIX OF DIRECTOR SKILLS, QUALIFICATIONS AND BACKGROUNDS

        Our director nominees bring a balance of skills, qualifications and backgrounds to their oversight of our company, as shown in the matrix below. The Governance Committee regularly evaluates the skills and qualifications desirable for our Board to best advance our business strategies and serve the interests of our key stakeholders of customers, investors, employees and communities.

BOARD REFRESHMENT AND DIRECTOR SUCCESSION PLANNING

        Our Board's ongoing director succession planning is designed to ensure an independent, well-qualified Board, with diversity in skills, qualifications and backgrounds that aligns with our business strategies and enables effective oversight.

NO TERM LIMITS

        Our Governance Guidelines reflect our Board's belief that directors should not be subject to term limits. While term limits could help facilitate fresh ideas and viewpoints being brought to the boardroom, our Board believes they could result in the premature loss of a director who over a period of time has gained expertise in assessing our strategies, operations and risks and is continuing to provide valuable contributions to Board deliberations. Further, we believe that our Board's decision not to establish term limits at this time is consistent with the prevailing practice among companies in the S&P 500.

24    2020 Proxy Statement   |  Avery Dennison Corporation

        Our Board recognizes that certain governance stakeholders have suggested that longer-serving directors may have decreased independence and objectivity; however, our Board believes that arbitrarily removing knowledgeable directors and losing the oversight consistency they bring – particularly during periods of either executive management change, such as our recent CEO and CFO transitions, or Board change, such as Dean Scarborough's April 2019 departure from our Board after having served as Chairman for nine years and David Pyott's upcoming departure from our Board in April 2020 after having served as Lead Independent Director for 10 years – weighs against implementing term limits at this time. Ultimately, our Board believes that it is its responsibility to establish appropriate board refreshment policies, in light of our strategies, leadership team and financial position at any particular time, exercising its discretion in the best interest of our company and stockholders. To assist in discharging this responsibility, the Governance Committee and/or full Board regularly reviews the skills, qualifications and backgrounds of its members to ensure that they continue to meet the needs of our businesses, align with our strategies and advance the interests of all of our stakeholders.

POLICIES AND RECENT ACTIONS SUPPORTING REGULAR BOARD REFRESHMENT

        Our Board has adopted the policies described below to facilitate regular refreshment of our Board and ensure that it continues to independently oversee, challenge and partner with our management team.

POLICY	DESCRIPTION	EVENTS OCCURRING AT OR SINCE 2019 ANNUAL MEETING

Mandatory Resignation Policy	Incumbent directors who are not elected by our stockholders must tender their resignation.	All incumbent directors standing for election were elected at the 2019 Annual Meeting.
Mandatory Retirement Policy	Directors must retire on the date of the annual meeting of stockholders that follows their reaching the age of 72. Since inception, this policy has never been waived.	No directors retired under this policy in 2019.
Resignation Tendered Upon Change in Principal Employment	Directors who change the principal occupation, position or responsibility they held when they were elected to our Board must volunteer to resign from the Board.
In November 2019, Ms. Stewart informed our Chairman and the Governance Committee Chair of her potential appointment as chairman and CEO of a then-yet-to-be-named specialty products company focused on health and wellness. Although she volunteered to resign from the Board, the Governance Committee determined that Ms. Stewart should remain on our Board.

In January 2020, Ms. Sullivan informed our Chairman and the Governance Committee Chair of her retirement as President and CEO of Sensata Technologies effective March 1, 2020. Although she volunteered to resign from the Board, the Governance Committee determined that Ms. Sullivan should remain on our Board.

Prior Notice Requirement to Prevent Over-Boarding

Directors must give prior notice before accepting another public company directorship so that the director's ability to fulfill Board responsibilities may be appropriately evaluated if he or she serves on more than four other public company boards.

No directors accepted another public company directorship in 2019.

        Upon the recommendation of the Governance Committee, Messrs. Barrenechea and Lopez were appointed to our Board as independent directors in September 2018 and February 2017, respectively. In connection with his becoming our CEO, Mr. Butier joined our Board as a non-independent director in May 2016. In addition, Mr. Scarborough departed from our Board in April 2019 and Mr. Pyott will depart our Board in April 2020. We believe that this recent experience with both joining and departing directors demonstrates our Board's commitment to regular refreshment.

AGE AND TENURE

        The average age of our director nominees is 62, which we believe is comparable to the average board age in the S&P 500 and within the 60-63 year band in which the plurality of these companies fall. The average tenure of our director nominees is approximately nine years, which we believe is comparable to the average tenure for companies in the S&P 500 and within the 6-10 year band in which the majority of these companies fall.

Avery Dennison Corporation   |  2020 Proxy Statement    25

        The charts below show the age and tenure of our director nominees, which reflect a balance between newer directors who bring fresh ideas and insights and longer-serving directors with deep institutional knowledge of our Board and company.

Director Nominees

DIRECTOR DIVERSITY

        Our Governance Guidelines reflect that the Governance Committee's assessment of the qualifications of director candidates includes consideration of demographic characteristics such as race, gender and ethnicity. Although neither the Governance Committee nor our full Board has a formal policy regarding the consideration of diversity in selecting director nominees, the committee seeks to recommend individuals with a broad diversity of experience, profession, skill, geographic representation and demographic background, including characteristics such as race, gender and ethnicity. While diversity is a consideration, nominees are not chosen or excluded solely or primarily on that basis; rather, the Governance Committee focuses on skills, experience and background that can complement our existing Board in light of the diverse and global nature of our businesses and operations.

        Our Board recognizes the benefits of racial, ethnic and gender diversity in the boardroom, including better reflecting our global customer base and the healthy debate that results from different viewpoints that may stem from diverse backgrounds. The racial, ethnic and gender diversity of our 2020 director nominees is shown in the chart below.

2020 DIRECTOR NOMINEES

        The following pages provide information on the directors nominated for election at the Annual Meeting, including his or her age, current board leadership roles, and business experience during at least the past five years. We also indicate the name of any other public company board on which each nominee currently serves, or has served during the past five years; for these purposes, "public company" means one that is required to file reports with the SEC.

        In addition to the information presented regarding each nominee's experience and qualifications that led our Board to conclude that he or she should serve as a director – which includes senior leadership experience, industry experience, global exposure, financial sophistication, and public company board experience – we believe that each of them has integrity and adheres to our high ethical standards. Each nominee also has demonstrated the ability to exercise sound judgment, fulfill the time commitments necessary to serve on our Board, and advance the long-term interests of all our stakeholders.

26    2020 Proxy Statement   |  Avery Dennison Corporation

RECENT BUSINESS EXPERIENCE

O-I Glass, Inc., a glass container manufacturer and supplier to food and beverage brands

•

President & Chief Executive Officer since January 2016

•

Chief Operating Officer & President, Glass Containers, from February 2015 to December 2015

•

President, O-I Americas, from July 2014 to January 2015

•

President, O-I Latin America, from April 2009 to July 2014

Andres A. Lopez Age 57 Director since February 2017 Independent Other Public Company Boards Current: O-I Glass, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Oversees a company with over $6.7 billion revenues and more than 27,000 employees in 2019

Industry experience and global exposure

•

Leads a multinational packaging company in the beverage segment of the consumer goods industry into which we sell our label and graphic materials

•

Led Latin America and Americas divisions, after having worked in positions of increasing responsibility throughout the region

Public company board experience

•

Concurrent service on one other public company board

BOARD LEADERSHIP ROLES

Audit Committee Member

RECENT BUSINESS EXPERIENCE Ernst & Young LLP, an assurance, tax, transaction and advisory services firm • Vice Chair, Managing Partner and Member of the Executive Board from 2000 to March 2012

Anthony K. Anderson

Age 64

Director since December 2012

Independent

Other Public Company Boards

Current:

AAR Corporation

Exelon Corporation

Marsh & McLennan Companies, Inc.

Past Five Years:

First American Financial Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Served on the executive board of Ernst & Young for 12 years, and as the managing partner of the Midwest and Pacific Southwest regions

Financial sophistication

•

35 years of financial statement and internal control expertise acquired through auditing global public companies

•

Substantial experience advising audit committees of large multinational corporations

•

Certified public accountant (now inactive)

Public company board experience

•

Concurrent service on three other public company boards and prior service on other public company boards

BOARD LEADERSHIP ROLES

Audit Committee Member

Governance Committee Member

RECENT BUSINESS EXPERIENCE

Nestlé USA, a nutrition, health and wellness company

•

Chairman & Chief Executive Officer from January 2006 to October 2012

Nestlé Brands Company, an operating unit of Nestlé USA

•

President & Chief Executive Officer from 2003 to December 2005

Bradley A. Alford Age 63 Director since April 2010 Independent Other Public Company Boards Current: Perrigo Company plc Past Five Years: ConAgra Foods, Inc.

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Led a company then with over $12 billion in annual revenues and more than 26,000 employees

Industry experience and global exposure

•

35+ years in the consumer goods industry

•

Knowledge of the food and beverage segments of the consumer goods industry into which we sell our label and graphic materials

•

Substantial M&A and integration experience

Public company board experience

•

Concurrent service on one other public company board and prior service on other public company boards

BOARD LEADERSHIP ROLES

Compensation Committee Member

Governance Committee Member

Avery Dennison Corporation   |  2020 Proxy Statement    27

RECENT BUSINESS EXPERIENCE

Alurx, Inc., a specialty products company focused on health and wellness

•

Chair & Chief Executive Officer since January 2020

Dine Brands Global, Inc. (formerly DineEquity, Inc.), owner, operator and franchisor of IHOP and

Applebee's restaurants

•

Chairman & Chief Executive Officer from June 2008 to March 2017

Julia A. Stewart Age 64 Director since January 2003 Independent Other Public Company Boards Current: None Past Five Years: Dine Brands Global, Inc.

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Led a company then with over $600 million in annual revenues and nearly 1,000 employees

Global exposure

•

Substantial operational and marketing experience in the dining industry

•

Expertise in brand positioning, risk assessment, financial reporting and governance

Public company board experience

•

Prior service on other public company boards

BOARD LEADERSHIP ROLES

Compensation Committee Chair

Governance Committee Member

RECENT BUSINESS EXPERIENCE

Academy Sports + Outdoors, a sports and recreation retailer

•

Chairman, President & Chief Executive Officer since May 2018

Foot Locker, Inc., a specialty athletic retailer

•

Executive Chairman from December 2014 to May 2015

•

Chairman, President & Chief Executive Officer from February 2010 to November 2014

•

President and Chief Executive Officer from August 2009 to February 2010

Ken C. Hicks Age 67 Director since July 2007 Independent Other Public Company Boards Current: None Past Five Years: Foot Locker, Inc. Whole Foods Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Leads a company currently with more than 250 U.S. locations, nearly $5 billion in annual revenues and more than 23,000 employees

Industry experience

•

30+ years of senior marketing and operational experience in the retail industry into which we sell our retail branding and information solutions

Public company board experience

•

Prior service on other public company boards

BOARD LEADERSHIP ROLES

Compensation Committee Member

RECENT BUSINESS EXPERIENCE OpenText Corporation, a global software company • Vice Chair, Chief Executive Officer and Chief Technology Officer since January 2012
Mark J. Barrenechea Age 55 Director since September 2018 Independent Other Public Company Boards Current: OpenText Corporation Dicks Sporting Goods Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Leads a company with nearly $3 billion in revenues and approximately 13,000 employees in 2019

Industry experience and global exposure

•

Over 30 years of experience in the technology industry, including experience globally in software, cloud solutions, cybersecurity, and information technology transformation

Public company board experience

•

Concurrent service on two other public company boards

BOARD LEADERSHIP ROLES

Compensation Committee Member

28    2020 Proxy Statement   |  Avery Dennison Corporation

RECENT BUSINESS EXPERIENCE

Sensata Technologies Holding PLC, a supplier of sensors and controls

•

President & Chief Executive Officer from January 2013 to March 2020

•

President from September 2010 to December 2012

•

Chief Operating Officer from April 2006 to August 2010

Texas Instruments, Inc., Sensata's predecessor entity

•

Vice President of Sensor Products from 1997 to 2006

Martha N. Sullivan Age 63 Director since February 2013 Independent Other Public Company Boards Current: Sensata Technologies Holding PLC Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Led a company with approximately $3.5 billion in revenues and more than 21,000 employees in 2019

Industry experience and global exposure

•

Oversees all business segments, global operations and strategic planning

•

Strong technology background, including experience overseeing a radio-frequency identification business

Public company board experience

•

Concurrent service on one other public company board

BOARD LEADERSHIP ROLES

Audit Committee Member

RECENT BUSINESS EXPERIENCE

Avery Dennison Corporation

•

Chairman, President & Chief Executive Officer since April 2019

•

President & Chief Executive Officer from May 2016 to April 2019

•

President & Chief Operating Officer from November 2014 to April 2016

•

Senior Vice President & Chief Financial Officer from June 2010 to October 2014; continued serving as CFO until March 2015

•

Vice President, Global Finance, and Chief Accounting Officer from March 2007 to May 2010

Mitchell R. Butier Age 48 Director since April 2016 Not Independent Other Public Company Boards Current: None Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Held roles of increasing responsibility at our company, including CAO, CFO, COO and now Chairman, President & CEO

Industry experience and global exposure

•

Served in senior leadership positions in our primary business segments, including international assignments in Europe

Financial sophistication

•

Served as our CFO for almost three years and our CAO for nearly five years

BOARD LEADERSHIP ROLES

Chairman

RECENT BUSINESS EXPERIENCE

The Carlyle Group, a global alternative investment firm

•

Managing Director and Partner since April 2007

The Coca-Cola Company, a beverage company

•

Senior Advisor from February 2006 to March 2007

•

Group President, Asia, from August 2001 to February 2006

Patrick T. Siewert Age 64 Director since April 2005 Independent Other Public Company Boards Current: Mondelez International, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Industry experience and global exposure

•

Led a division of a global company in the beverage segment of the consumer goods industry into which we sell our label and graphic materials

•

Work experience in Asia, a region in which we generate a significant amount of our sales and a majority of our employees is located

Financial sophistication

•

Advises on investments in consumer goods businesses globally, particularly in Asia

Public company board experience

•

Concurrent service on one other public board

BOARD LEADERSHIP ROLES

Lead Independent Director-Elect

Audit Committee Chair

Governance Committee Member

Avery Dennison Corporation   |  2020 Proxy Statement    29

RECENT BUSINESS EXPERIENCE

JPMorgan Chase & Co., a global financial services firm

•

Chairman of California and Executive Committee Member from September 2009 to January 2013

Goldman Sachs & Co., an investment banking, securities and investment management firm

•

Partner/Managing Director from 1982 to 1998

Peter K. Barker Age 71 Director since January 2003 Independent Other Public Company Boards Current: Fluor Corporation Franklin Resources, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Member of the executive committee overseeing a global company then with over $100 billion in annual revenues

•

Led a division then with more than 21,000 employees

Financial sophistication

•

37 years of investment banking experience, advising companies on capital structure, strategic planning, financing, recapitalization, acquisitions and divestitures

Public company board experience

•

Concurrent service on two other public boards and prior service on other public boards

BOARD LEADERSHIP ROLES

Governance Committee Chair

Audit Committee Member

30    2020 Proxy Statement   |  Avery Dennison Corporation

DIRECTOR COMPENSATION

        In recommending non-employee director compensation to our Board based on the independent expert advice of Willis Towers Watson, the Compensation Committee seeks to target compensation at the median of companies similar in size, global scope and complexity with which we compete for director talent. Compensation is reviewed periodically (approximately every three years) to ensure market competitiveness and consistency. The majority of compensation is delivered in equity to align director interests with those of our stockholders.

MEDIAN TARGET COMPENSATION

        The components of our non-employee director compensation program are summarized in the charts below and described thereafter.

        Our 2017 Incentive Award Plan, under which RSUs are granted to our non-employee directors, limits the sum of the grant date fair value of equity awards and the amount of any cash compensation, in each case granted to any non-employee director during any calendar year, to $600,000. In 2019, each of our non-employee directors received less than half of our maximum compensation amount.

COMPENSATION SETTING

        In February 2019, the Compensation Committee considered our non-employee director compensation program, which had not changed the compensation received by our non-employee directors other than our Lead Independent Director since May 2016. At the Compensation Committee's request, Willis Towers Watson reviewed trends in non-employee director compensation and assessed the competitiveness of all components of our program, including cash compensation (Board and Committee Chair retainers), equity grants, total direct compensation (annual cash plus equity), total remuneration, our stock ownership policy and the additional retainer for our Lead Independent Director.

        Using benchmarking data from public filings of companies ranked in the Fortune 375-500, Willis Towers Watson recommended that our annual equity grant to non-employee directors be increased by $15,000 to increase the proportion of their compensation delivered in equity to 60% to further align their interests with those of our stockholders. This change would bring total non-employee director compensation to $255,000, the projected median non-employee director compensation of our Fortune 375-500 peers in 2021, the next time the Compensation Committee then expected to review the program. Based on Willis Towers Watson's recommendation, the Compensation Committee recommended to our Board that the amount of annual equity compensation granted to our non-employee directors be increased to $155,000, with grants continuing to be in the form of RSUs that vest in one year.

        After consideration of the advice from the independent compensation consultant, the recommendation of the Compensation Committee, and further discussion, our Board approved the revised non-employee director compensation program, effective as of the date of the 2019 Annual Meeting.

STOCK OWNERSHIP POLICY

        Our stock ownership policy requires non-employee directors to own $500,000 of our company stock, 50% of which must be held in vested shares. Stock option gains are not considered towards measuring policy compliance; only shares owned directly or in a trust, deferred stock units (DSUs) and unvested RSUs count for these purposes.

Avery Dennison Corporation   |  2020 Proxy Statement    31

        Directors are prohibited from hedging or pledging our common stock.

        Except for our newest director, who has five years to reach the minimum ownership level, all of our non-employee directors have achieved the minimum ownership level required by our stock ownership policy; average non-employee director ownership was approximately 9x the required level at year-end 2019. Based on our review of their written representations in our annual director questionnaire, none of our non-employee directors has hedged or pledged our common stock.

EQUITY COMPENSATION

        The 2019 equity grant to non-employee directors was made in the form of RSUs that vest on the one-year anniversary of the grant date, consistent with the one-year term to which directors are elected. Unvested RSUs (i) fully vest upon a director's death, disability, retirement from our Board after reaching age 72 or termination of service within 24 months after a change of control and (ii) are cancelled in the event a director voluntarily resigns, is not re-elected by stockholders or is otherwise asked to leave our Board, unless the Compensation Committee determines otherwise. On May 1, 2019, each of our then-serving non-employee directors was granted 1,414 RSUs with a grant date value of approximately $155,000 based on the fair market value of our common stock on that date.

        In connection with his departure from our Board on the date of the 2019 Annual Meeting and as permitted by our 2017 Incentive Award Plan, the Compensation Committee determined to accelerate the vesting of the RSUs granted in May 2018 to Dean Scarborough, our former Chairman. These RSUs were scheduled to vest a few days after his departure from our Board. In accelerating the vesting, the Compensation Committee noted that Mr. Scarborough had served nearly the entire one-year term for which he had been elected by our stockholders.

DEFERRABLE CASH COMPENSATION

        Cash retainers are paid semiannually and prorated for any director's partial service during the year. Directors are also reimbursed for travel expenses incurred to attend Board meetings and continuing director education events.

        Our non-employee directors may choose to receive this compensation in (i) cash, either paid directly or deferred into an account under our Directors Variable Deferred Compensation Program (DVDCP), which accrues earnings at the rate of return of certain bond and equity investment funds managed by a third party; (ii) DSUs credited to an individual account pursuant to our Directors Deferred Equity Compensation Program (DDECP); or (iii) a combination of cash and DSUs. None of our non-employee directors currently participates in the DVDCP and nine of them currently participate in the DDECP. When a director participating in the DDECP retires or otherwise ceases serving as a director, the dollar value of the DSUs in his or her account is divided by the closing price of our common stock on the last date of the director's service, with the resulting number of shares of our common stock issued to the director. Dividend equivalents, representing the value of dividends per share paid on shares of our common stock calculated with reference to the number of DSUs held as of a dividend record date, are reinvested on the applicable payable date in the form of additional DSUs credited to the accounts of directors participating in the DDECP.

MATCHING GIFT PROGRAM

        We match up to $10,000 per year of a non-employee director's contributions to charitable organizations or educational institutions.

32    2020 Proxy Statement   |  Avery Dennison Corporation

DIRECTOR COMPENSATION TABLE

NAME	FEES EARNED OR PAID IN CASH(1)	STOCK AWARDS(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(3)	ALL OTHER COMPENSATION(4)	TOTAL

Bradley A. Alford	$100,000	$151,777	—	$7,500	$259,277
Anthony A. Anderson	$100,000	$151,777	—	—	$251,777
Peter K. Barker	$115,000	$151,777	—	$10,000	$276,777
Mark J. Barrenechea	$100,000	$151,777	—	—	$251,777
Ken C. Hicks	$100,000	$151,777	—	$10,000	$261,777
Andres A. Lopez	$100,000	$151,777	—	—	$251,777
David E.I. Pyott	$130,000	$151,777	$7,132	$10,000	$298,909
Dean A. Scarborough(5)	—	—	—	—	—
Patrick T. Siewert	$120,000	$151,777	—	$10,000	$281,777
Julia A. Stewart	$115,000	$151,777	—	$10,000	$276,777
Martha N. Sullivan	$100,000	$151,777	—	$10,000	$261,777

(1)
Mr. Butier does not appear in the table because he served as President and CEO of our company in 2019 and did not receive any additional compensation to serve as director or Chairman. Amounts represent retainers earned as shown in the table below. At their election, the following directors deferred their cash compensation through the DDECP, with the following balances of DSUs in their accounts as of December 28, 2019, the last day of our 2019 fiscal year: Alford – 18,675; Anderson – 10,268; Barker – 30,468; Barrenechea – 1,030; Hicks – 13,949; Lopez – 859; Pyott – 51,981; Stewart – 39,047; and Sullivan – 10,161.

DIRECTOR	BOARD LEADERSHIP ROLES	BOARD RETAINER	COMMITTEE CHAIR RETAINER	LEAD DIRECTOR RETAINER

Alford		$100,000	—	—
Anderson		$100,000	—	—
Barker	Governance Committee Chair	$100,000	$15,000	—
Barrenechea		$100,000	—	—
Hicks		$100,000	—	—
Lopez		$100,000	—	—
Pyott	Lead Independent Director	$100,000	—	$30,000
Scarborough	Former Chairman	—	—	—
Siewert	Audit Committee Chair	$100,000	$20,000	—
Stewart	Compensation Committee Chair	$100,000	$15,000	—
Sullivan		$100,000	—	—

(2)
Amounts reflect the grant date fair value of 1,414 RSUs granted on May 1, 2019. The fair value of RSUs was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends, of $107.34. Each non-employee director serving as of December 28, 2019 held 1,414 unvested RSUs, except for Mr. Lopez, who held 1,563 unvested RSUs.

(3)
We do not currently have a retirement benefit program for non-employee directors. Amount for Mr. Pyott reflects the change in present value of his accumulated benefits, based on an interest rate of 2.37% as of December 28, 2019, under a director retirement plan the accrual of benefits under which was frozen in 2002.

(4)
Amounts reflect our matching gifts for contributions made to charitable organizations or educational institutions.

(5)
Mr. Scarborough retired from the Board on the date of our 2019 Annual Meeting. Although he served as a non-employee director for four months of the year, he received no cash fees during this time since the fees for the second half of a non-employee director's term are paid in December of the previous year. In addition, he received no stock awards during the year, which are granted only to elected directors after the date of the Annual Meeting. However, in connection with his departure from our Board on the date of the 2019 Annual Meeting and as permitted by our 2017 Incentive Award Plan, the Compensation Committee determined to accelerate Mr. Scarborough's RSUs granted in May 2018 that were scheduled to vest a few days after his departure from our Board. In accelerating the vesting, the Compensation Committee noted that he had served nearly the entire one-year term for which he had been elected by our stockholders.

Avery Dennison Corporation   |  2020 Proxy Statement    33

ITEM 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        After considering the voting results of the advisory vote on the frequency of our say-on-pay vote at our 2017 Annual Meeting, our Board determined to hold say-on-pay votes annually, at least until the next advisory vote on the frequency of our say-on-pay vote (expected to occur at our 2023 Annual Meeting).

        In this Item 2, our stockholders are being asked to vote on the following resolution:

RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers (NEOs), as described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of the Company's 2020 proxy statement.

RECOMMENDATION OF BOARD OF DIRECTORS

        We are committed to maintaining ongoing engagement with our stockholders to seek their feedback and discuss why we believe our executive compensation program properly aligns with our strategies by incenting our leaders to deliver strong financial performance and create superior long-term, sustainable value for our customers, employees, investors and communities. Our Board of Directors recommends that you vote FOR approval, on an advisory basis, of our executive compensation. Properly dated and signed proxies will be so voted unless you specify otherwise.

MEANING OF ADVISORY VOTE

        The advisory vote is a vote to approve the compensation of our NEOs, as described in the Compensation Discussion and Analysis (CD&A) and Executive Compensation Tables sections of this proxy statement. It is not a vote on our general compensation policies or any specific element of compensation, the compensation of our non-employee directors, our CEO pay ratio, or the features of our compensation program designed to prevent excessive risk-taking as described in Risks Associated with Compensation Policies and Practices.

        The results of the advisory vote are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose the extent to which it takes into account the results of the vote in the CD&A of our 2021 proxy statement.

34    2020 Proxy Statement   |  Avery Dennison Corporation

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE REPORT

        The Compensation and Executive Personnel Committee (referred to in this report as the "Committee") of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and those discussions, has recommended to our Board of Directors that the CD&A be included in our 2020 proxy statement and incorporated by reference into our 2019 Annual Report on Form 10-K.

        The Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Committee by writing to the Compensation and Executive Personnel Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Julia A. Stewart, Chair
Bradley A. Alford
Mark J. Barrenechea
Ken C. Hicks

Avery Dennison Corporation   |  2020 Proxy Statement    35

COMPENSATION DISCUSSION AND ANALYSIS*

        This Compensation Discussion and Analysis (CD&A) describes the principles and practices underlying our executive compensation program and the decisions made by the Compensation and Executive Personnel Committee of our Board of Directors (referred to in this CD&A as the "Committee") related to 2019 executive compensation. This CD&A contains the sections shown below.

  •
  Executive Summary
      –
      Business Strategy Overview
      –
      Delivering Financial Targets
      –
      2019 Financial Performance
      –
      Disciplined Capital Allocation
      –
      Three- and Five-Year Cumulative TSR Outperformance
      –
      2019 Say-on-Pay Vote and Stockholder Feedback During 2019 Engagement
      –
      2019 Named Executive Officers (NEOs)
      –
      Overview of Pay Philosophy and Executive Compensation Components
      –
      Changes in Approach to CEO Compensation for 2020
      –
      Strong Compensation Governance Practices
  •
  Summary of Compensation Decisions for 2019
  •
  Discussion of Compensation Components and Decisions Impacting 2019 Compensation
      –
      Base Salary
      –
      2019 AIP Awards
      –
      2019 Grants of LTI Awards
      –
      2019 Vesting of Previously Granted LTI Awards
      –
      Perquisites
      –
      Relocation and Other Temporary Benefits
      –
      General Benefits
      –
      Severance Benefits
  •
  Compensation-Setting Tools
  •
  Independent Oversight and Expertise
  •
  Other Considerations

EXECUTIVE SUMMARY

BUSINESS STRATEGY OVERVIEW

        Over the last several years, we have successfully executed our business strategies, which are designed to create long-term, sustainable value for our customers, employees and investors and improve the communities in which we operate. From our stockholders' perspective, we believe that value is best measured by our total stockholder return (TSR) and cumulative economic value added (EVA), both of which are performance objectives used in our long-term incentive (LTI) compensation program and inform how we set our goals for sales growth, operating margin improvement, asset efficiency, return on total capital (ROTC) and capital allocation.

        In March 2017, we announced long-term goals for our three reporting segments – Label and Graphic Materials (LGM), Retail Branding and Information Solutions (RBIS) and Industrial and Healthcare Materials (IHM) – and our company as a whole, targeting continued solid organic sales growth, GAAP operating margin expansion, double-digit adjusted earnings per share (EPS) growth on a compound annual basis, and the ROTC we planned to achieve by 2021.

*
This CD&A contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks, see Part I, Item 1a, "Risk Factors" and Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our 2019 Annual Report on Form 10-K, filed on February 26, 2020 with the SEC (our "2019 Annual Report"). Stockholders should note that statements contained in this CD&A regarding our company and business performance targets and goals should not be interpreted as management's expectations, estimates of results or other guidance.

36    2020 Proxy Statement   |  Avery Dennison Corporation

        To achieve these goals, we are focused on executing the following four core strategies:

•

Achieving outsized growth in high value product categories (organically and through acquisitions) to improve our portfolio mix over time. Product categories are defined as high value when they serve markets that are growing faster than gross domestic product (GDP), represent large pools of potential profit and leverage our core capabilities. Examples include our specialty and durable label materials, graphic and reflective solutions, industrial tapes, and radio-frequency identification (RFID) inlays and tags. In 2019, we delivered growth in most of these categories that was higher than the growth in our base businesses, while also enhancing our RFID platform through our agreement to acquire the Transponder (RFID inlay) Division of Smartrac (such division referred to herein as "Smartrac"), which we announced last November;

•

Growing profitably in our base businesses by carefully balancing volume, price and mix; reducing complexity; and tailoring our go-to-market strategies;

•

Advancing sustainability in our operations and throughout value chains; and

•

Fostering well-being and diversity in our teams.

        In addition, we continue to focus on the following financial priorities:

•

Maintaining our relentless focus on productivity to expand margins, enhance our competitiveness (particularly in our base businesses) and provide a funding source for reinvestment. Product reengineering and enterprise lean sigma are the primary levers we use in executing this priority.

•

Deploying capital effectively and in a highly disciplined manner. This is reflected in how we deploy capital for organic growth, productivity, acquisitions and equity investments, as well as our approach to stockholder distributions (dividends and share repurchases).

DELIVERING FINANCIAL TARGETS

        The five-year financial goals through 2021 that we announced in March 2017 included targets for organic sales growth, GAAP operating margin, adjusted EPS growth and ROTC. As shown below, based on our results of the first three years of this five-year period, we are largely on track to deliver these commitments.

        Organic sales change, adjusted EPS, ROTC and adjusted ROTC – as well as sales change excluding currency (sales change ex. currency) and free cash flow, which are also discussed in this CD&A – are non-GAAP financial measures that we provide investors to assist them in assessing our performance and operating trends. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable financial measures under GAAP, are defined, qualified and reconciled from GAAP in the last section of this proxy statement.

        For the 2017-2019 period, on a three-year compound annual basis (with 2016 as the base period), GAAP reported net sales and reported EPS increased by 5.1% and 0.3%, respectively, and GAAP reported net income decreased by 1.8%.

	2017-2021 TARGETS	2017-2019 RESULTS(1)

Sales Growth(2)	4%+ organic 5%+ ex. currency(3)	3.9% organic 5.7% ex. currency

GAAP Operating Margin	11%+ in 2021	10.9% in 2019

Adjusted EPS Growth(2)	10%+	18.0%

ROTC	17%+ in 2021	11.9% in 2019 Adj. ROTC(4) of 19.6% in 2019

ON TRACK TO DELIVER 2017-2021 FINANCIAL TARGETS

(1)	Results for non-GAAP measures are reconciled from GAAP in the last section of this proxy statement.
(2)

Percentages for targets reflect five-year compound annual growth rates, with 2016 as the base period. Percentages for results reflect three-year compound annual growth rates, with 2016 as the base period.

(3)	Target for sales growth ex. currency reflects the impact of completed acquisitions as of March 2017 of approximately 1 point.
(4)	Excludes the impact of the termination of our U.S. pension plan.

Avery Dennison Corporation   |  2020 Proxy Statement    37

2019 FINANCIAL PERFORMANCE†

        In fiscal year 2019, we delivered another year of strong adjusted EPS growth and operating margin expansion. We achieved most of our financial goals for the year, with the accomplishments shown below.

DISCIPLINED CAPITAL ALLOCATION

        We have been consistently disciplined in executing our approach to capital allocation, balancing our investments in organic growth, productivity and acquisitions, with continuing to return cash to stockholders through dividends and share repurchases. In 2019, on net income of $303.6 million, we delivered adjusted ROTC of nearly 20% while investing $257.2 million in capital expenditures to support future growth and further productivity improvement. In addition, we paid $189.7 million in dividends and repurchased $237.7 million in shares of our common stock.

        We have invested in our businesses to support organic growth and pursued targeted acquisitions that support our strategy of increasing our exposure to high value product categories. Our spending on capital expenditures in 2019 was comparable to prior year as we continued investing to enable the future growth of our businesses, improve our profitability and expand our margins. Last November, we announced our agreement to acquire Smartrac, a leader in the development and manufacture of RFID products. Together with our Intelligent Labels business, this acquisition will create a platform with over $500 million in annual revenue, offering long-term growth and profitability, enhanced research and development capabilities, expanded product lines and additional manufacturing capacity. We completed this acquisition in February 2020. During 2019, we also made equity investments in two start-up companies developing innovative technological solutions.

        In 2019, we deployed $427.4 million to (i) repurchase 2.2 million shares at an aggregate cost of $237.7 million and (ii) pay an annual dividend of $2.26 per share for an aggregate amount of $189.7 million. Given the higher price of our common stock in 2019, we allocated less capital to share repurchases in 2019 than in 2018; however, as shown in the graph on the following page, the amount repurchased was comparable to the average amount repurchased over the prior two years. We have paid quarterly dividends for decades and most recently raised our quarterly dividend rate by

†
For complete information regarding our 2019 performance, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" – in particular the information contained under the heading "Non-GAAP Financial Measures" – and our audited consolidated financial statements and notes thereto contained in our 2019 Annual Report.

38    2020 Proxy Statement   |  Avery Dennison Corporation

approximately 12% in April 2019. As shown in the graphs below, over the last three years, we have allocated nearly $1.3 billion to dividends and share repurchases.

THREE- AND FIVE-YEAR CUMULATIVE TSR OUTPERFORMANCE

        As shown below, we achieved total stockholder return (TSR) of over 48% in 2019, and delivered cumulative TSR for the 2017-2019 three-year period and the 2015-2019 five-year period that substantially outperformed the S&P 500® and the median of the S&P 500 Industrials and Materials subsets. We compare ourselves to the median of the S&P 500 Industrials and Materials subsets because we are a member of the Materials subset, and also share many characteristics with members of the Industrials subset. This practice is further informed by feedback from investors, who have indicated that they look at both subsets in evaluating our performance relative to that of our peers. We focus on TSR because it measures the return we provide to our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends).

        Although we experienced strong TSR in 2019, we continue to believe that our longer-term TSR is a more meaningful measure of our performance than our one-year TSR, which can be significantly impacted by short-term market volatility that may be unrelated to our underlying performance. For example, although we delivered strong financial results in 2018 – exceeding the high end of our adjusted EPS guidance for the year – our TSR for that year was negative, as was the TSR of each of the comparator groups shown below.

1-, 3- and 5-YEAR TSR

	2015	2016	2017	2018	2019	3-Year TSR	5-Year TSR

AVY	23.8%	14.6%	66.7%	(20.3)%	48.5%	97.5%	179.9%

S&P 500	1.4%	12.0%	21.8%	(4.4)%	31.5%	53.2%	73.9%

S&P 500 Industrials & Materials*	(4.3)%	20.7%	28.6%	(14.3)%	33.7%	53.1%	78.5%

*
Based on median of companies in both subsets as of December 31, 2019.

Avery Dennison Corporation   |  2020 Proxy Statement    39

2019 SAY-ON-PAY VOTE AND STOCKHOLDER FEEDBACK DURING 2019 ENGAGEMENT

        We continued our practice of maintaining proactive ongoing dialogue with stockholders in 2019. The Committee continually evolves our executive compensation program – including, in recent years, replacing regular grants of stock options and time-vesting restricted stock units (RSUs) with performance-based market-leveraged stock units (MSUs), capping Annual Incentive Plan (AIP) awards at 200% of target, and establishing additional guardrails on PU and MSU performance criteria – to address feedback from our stockholders and more closely align our executive compensation program with our financial profile and business strategies. We believe this process and the specific actions taken demonstrate the Committee's commitment to paying for performance and being responsive to stockholder feedback. In 2019, during our ongoing stockholder engagement program, we discussed elements of our executive compensation program with some of our stockholders, who generally expressed support for its structure. We also solicited stockholder opinions regarding potential changes in the Committee's approach to CEO compensation for 2020 that are discussed later in this CD&A, sharing that feedback with the Committee.

Results and Analysis of 2019 Vote

        At the 2019 Annual Meeting, approximately 95% of our stockholders approved, on an advisory basis, our executive compensation. The level of support we received was consistent with the high approval rates we have received in each of the last three years. The Committee believes that our high approval rates in recent years, along with the positive feedback we have received during our ongoing engagement with stockholders, reflects strong support of our compensation program, as well as our consistently improving CD&A disclosure.

Stockholder Engagement Process

        We continued our longstanding practice of ongoing engagement and open dialogue on executive compensation and human capital management (HCM) matters with stockholders in 2019. Our engagement program takes place throughout the year, as shown in the graphic below.

Feedback During 2019 Engagement

        In advance of the 2019 Annual Meeting, we contacted our 35 largest institutional stockholders, representing approximately 61% of our then-outstanding shares. Board members, including our Lead Independent Director, and management were made available to answer questions and address concerns regarding the items being brought before the stockholder vote. While we received responses from stockholders representing over 30% of our then-outstanding shares, only one of them desired to substantively engage at that busy time. Respondents declining meetings indicated that they did not have any concerns warranting discussion during proxy season.

40    2020 Proxy Statement   |  Avery Dennison Corporation

        In the fall, without the time pressures associated with proxy season, we contacted our 30 largest institutional stockholders, representing over 62% of our then-outstanding shares, to request a meeting with our Lead Independent Director and/or management. We received responses from stockholders representing nearly 60% of our then-outstanding shares and spoke with stockholders representing approximately 35% of our then-outstanding shares. We substantively engaged with every stockholder who requested to do so, and our Lead Independent Director led half of these engagements. We also discussed the results of our fall engagement with the Committee.

        Our off-season meetings focused on potential changes in the Committee's approach to CEO compensation for 2020 described later in this CD&A. With respect to executive compensation, we also discussed the linkage between our incentive compensation and business strategies. We also reviewed our approach to HCM, including our executive leadership development and succession planning processes, diversity and inclusion initiatives and employee engagement scores. We also reported on the Committee's robust oversight of these priorities.

2019 NAMED EXECUTIVE OFFICERS (NEOs)

        In this CD&A and the Executive Compensation Tables section of this proxy statement, we provide compensation information for our 2019 NEOs, identified in the chart below. In connection with his planned retirement, Mr. Gravanis ceased serving in the capacity shown below and as an executive officer of our company on December 31, 2019.

2019 NEOs

NAME	TITLE
Mitchell R. Butier	Chairman, President & Chief Executive Officer
Gregory S. Lovins	Senior Vice President & Chief Financial Officer
Susan C. Miller	Senior Vice President, General Counsel & Secretary
Deon M. Stander	Vice President & General Manager, Retail Branding and Information Solutions
Georges Gravanis	Former President, Label and Graphic Materials

OVERVIEW OF PAY PHILOSOPHY AND EXECUTIVE COMPENSATION COMPONENTS

        Our executive compensation program reflects the Committee's philosophy that a substantial majority of compensation should be tied to our success in meeting our performance objectives and creating stockholder value, providing higher compensation when we deliver superior, sustained performance. The objectives of this strategy are to motivate our executives to achieve our annual and long-term financial goals and recognize their contributions to delivering strong performance.

The Committee implements its pay-for-performance philosophy primarily through the following:

  •
  Establishing target total direct compensation (TDC) to incent strong operational and financial performance and stockholder value creation, giving consideration to the market median of companies similar in size, scope and complexity with which we compete for executive talent, role responsibilities, individual performance, tenure, retention, and succession;

  •
  Aligning our annual incentives for executives with our company's annual operating plan and key financial and strategic goals; and

  •
  Rewarding long-term performance using absolute and relative TSR, as well as cumulative EVA, to focus our executives on delivering consistent and sustainable stockholder value creation.

        Incentive compensation for the year consisted of target award opportunities under our AIP and our LTI compensation program, with payouts determined based on our performance against goals established by the Committee in February 2019. The Committee structures annual incentive compensation to reward NEOs based on corporate and/or business performance to motivate them and align their compensation with stockholder interests, giving consideration to their individual contributions in achieving our financial results. Our LTI awards provide higher realized compensation for exceeding performance targets and downside risk (up to and including cancellation) for failing to achieve threshold performance, with EVA targets consistent with our externally communicated long-term financial goals for earnings

Avery Dennison Corporation   |  2020 Proxy Statement    41

growth and ROTC. AIP targets are established at or above the midpoint of the guidance we give to our stockholders on our anticipated performance for the year and consistent with the achievement of our long-term financial goals.

Elements of TDC for Corporate NEOs

        As shown in the graph below, the substantial majority of our NEOs' 2019 target TDC was performance-based.

42    2020 Proxy Statement   |  Avery Dennison Corporation

        Over the past five years, our cumulative TSR has increased by nearly 180% while the annual compensation of our CEO has remained relatively constant. In the graph below, CEO pay reflects the compensation of our former CEO for 2015, and the compensation of our current CEO thereafter.

Five-Year CEO Pay and Cumulative TSR

CHANGES IN APPROACH TO CEO COMPENSATION FOR 2020

        Over the last few years, the Committee discussed how best to ensure that it is compensating our CEO optimally and in alignment with the long-term interests of our stockholders. The Committee's objectives were to:

•

Recognize our company's performance and delivery of value to our customers, employees, investors and communities during his four-year tenure as our CEO;

•

Enhance his incentive to continue creating value for these stakeholders, including by driving superior TSR for our investors; and

•

Encourage his retention for the long term.

        The Committee also sought to maintain market-competitive target TDC for him that is well-aligned with our company's performance and ensure that his target TDC does not fall substantially below the market median, without relying on the traditional approach of periodic incremental increases to the components of his TDC – base salary, target AIP award opportunity and target LTI award opportunity – to maintain consistency with a continually rising market median.

        After extensive discussion, and giving consideration to the feedback received from dialogue with some of our largest stockholders, the Committee determined to eliminate year-over-year increases to our CEO's base salary and target AIP and LTI opportunities in favor of an even longer-term approach that would hold his target TDC constant for a three-year period. During the three-year period, the Committee retains the discretion to review our CEO's target TDC if market conditions or company results warrant a change. At the end of the period, the Committee plans to evaluate both his and our company's performance and market conditions before determining the appropriate level of his compensation, continuing to give consideration to factors such as individual performance, tenure, retention and succession. This approach to CEO compensation is intended to be more consistent with the long-term approach we take to planning our strategies, setting our financial targets and sustainability goals, creating value for our stockholders, developing an engaged and diverse workforce, and investing in the communities in which we operate.

Avery Dennison Corporation   |  2020 Proxy Statement    43

        To ensure our CEO's compensation determined in 2020 remains competitive and mitigate the potential for his target TDC to substantially trail behind his peers in the next three years, the Committee determined to set his target TDC modestly above market median, recognizing that his base salary had not increased for two years and his target AIP opportunity had not increased since he became CEO in 2016. The Committee intends to make no additional increases until 2023. Anticipating that the median for market will continue to grow at historical rates, the Committee determined to set our CEO's compensation package roughly halfway between the current 50th and 75th percentiles of his market peers, with the expectation that – at the end of the three-year period during which Mr. Butier's compensation is expected not to increase – his TDC would be at or around the market median. This approach is consistent with the approach taken by the Committee with respect to recommending to our Board the compensation of our non-employee directors.

        Based on 2019 market pay rates and projected 2020 market pay rates for companies with a market capitalization between $6 billion and $10 billion, and with the expert advice and recommendation of its independent compensation consultant, Willis Towers Watson, the Committee determined to set Mr. Butier's target TDC for 2020 at $9.9 million by increasing (i) his base salary by 6% to $1.2 million, noting that his base salary had not been increased in the previous two years; (ii) his target AIP opportunity from 125% of base salary, the same level it was when he became CEO in 2016, to 140% of base salary; and (iii) his target LTI opportunity from 475% of base salary to 585% of base salary. The Committee noted that over 90% of this increase consists of at-risk, performance based compensation. These targets are not expected to increase during the next three years, but could decrease if warranted by market conditions or company results. Mr. Butier's realized compensation will be dependent on our company achieving strong TSR performance, delivering our 2021 financial targets and 2025 sustainability goals, and continuing to serve our customers, engage our employees, and invest in the communities in which we operate.

44    2020 Proxy Statement   |  Avery Dennison Corporation

STRONG COMPENSATION GOVERNANCE PRACTICES

        Our executive compensation program incorporates the best practices shown below, which the Committee believes ensure that it serves the long-term interests of our stockholders.

POLICY OR BEST PRACTICE	DESCRIPTION AND BENEFIT TO OUR STOCKHOLDERS

PAY FOR PERFORMANCE

Compensation Primarily Performance-Based	86% of our CEO's target TDC and 72% of the average target TDC of our other NEOs for 2019 was tied to company performance and will not be earned for below-threshold performance.
Capped Annual Incentive Set At or Above Midpoint of Guidance	AIP award is based primarily on our achievement of performance objectives targeted at or above the midpoint of our annual guidance and consistent with our long-term financial goals, subject to downward discretion based on the Committee's assessment of our CEO's achievement of his predetermined and objectively measurable goals and our other NEOs' individual contributions, with AIP awards capped at 200% of target and individual modifiers for our NEOs generally capped at 100%.
Majority Long-Term Equity Incentive Compensation	Our LTI awards emphasize long-term performance, with PUs cliff-vesting at the end of three years and MSUs having an average performance period of 2.5 years. Equity compensation aligns NEO interests with stockholder interests by delivering compensation based on our long-term performance and stockholder value creation.
Median Targeting	TDC (base salary + annual cash incentive opportunity + LTI equity opportunity) and its elements are targeted at the median of companies similar in size, global scope and complexity, giving consideration to role responsibilities, individual performance, tenure, retention, and succession.
No Annual Stock Options	Given their past adverse impact on our burn rate and related stockholder feedback, we last made a regular grant of stock options in 2012, though stock options may be granted for special purposes such as promotion.

BEST PRACTICES

No Employment Contracts	Our NEOs are employed at-will.
Rigorous Stock Ownership Policy	Our CEO is currently required to maintain at least 6x his base salary; at the end of 2019, Mr. Butier owned stock with a market value of approximately 22x his base salary and nearly 4x the level required by our policy. Our other NEOs are required to maintain ownership of at least 3x their respective base salaries. All of our NEOs were in compliance with our stock ownership policy at the end of 2019.
No Hedging or Pledging	Our insider trading policy prohibits our officers and employees from hedging – and our officers from pledging – our common stock and all our NEOs complied with the policy in 2019.
Limited Trading Windows	Our NEOs may only transact in our common stock during approved trading windows after satsifying the clearance requirements under our insider trading policy, which includes certifying that they will remain in compliance with our stock ownership policy after giving effect to the transaction they plan to effectuate.
Median Burn Rate	Our three-year average burn rate of 0.7% at the end of fiscal year 2019 was slightly above the 50th percentile of the companies in the S&P 500.
Clawback Policy	Cash and equity incentive compensation is subject to clawback in the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results.
No Excise Tax Gross Ups	We do not gross-up payments received in connection with termination following a change of control for excise taxes.
Double Trigger Equity Vesting	Equity awards are not accelerated on change of control, unless the NEO is terminated without cause or terminates employment for good reason within 24 months following the change of control.
No Repricing/Exchange of Underwater Stock Options	Our equity plans prohibit the repricing or exchange of underwater options without stockholder approval.
Limited Perquisites	Other than a capped financial planning reimbursement and our payment for an annual physical examination, our corporate NEOs receive a flat taxable executive benefit allowance that is not subject to any tax gross-up.
Reasonable Severance Benefits	Current severance formula for qualifying termination:
 CEO: 2x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums)
Others: 1x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums)
Reasonable Change of Control Benefits	Current severance formula for qualifying termination within 24 months following a change of control:
 CEO: 3x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums) + prorated AIP award for year of termination
Others: 2x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums) + prorated AIP award for year of termination

STRONG GOVERNANCE

Independent Oversight	The Committee is comprised solely of independent directors and its executive compensation decisions are reviewed and ratified by all of our independent directors.
Expert Compensation Consultant	Willis Towers Watson, which has been determined by the Committee to be independent and free of conflicts of interest, provides the Committee with expert executive compensation advice.

Avery Dennison Corporation   |  2020 Proxy Statement    45

SUMMARY OF COMPENSATION DECISIONS FOR 2019

        The Committee designs executive compensation to pay for performance, with the target TDC of NEOs established to incent strong financial performance and stockholder value creation, giving consideration to the market median of companies similar in size, global scope and complexity with which we compete for executive talent, role responsibilities, individual performance, tenure, retention and succession. This compensation is primarily performance-based, meaning that our executives may ultimately not realize some or all of these components of compensation if we fail to achieve our financial objectives. In 2019, approximately 86% and 72% of the TDC of our CEO and average of our other NEOs, respectively, was performance-based.

        In determining 2019 NEO compensation, the Committee considered the following:

•

Company/Business Performance – Our company's financial performance, including our 2019 adjusted sales growth, adjusted EPS, and free cash flow for our corporate NEOs, and, for our business NEOs, primarily the performance of their respective business;

•

Stockholder Returns – Our TSR on an absolute basis, as well as relative to an objectively determined group of peer companies;

•

Annual Individual Performance – Our CEO's performance against the predetermined and objectively measurable strategic objectives established for him at the beginning of the year and the individual contributions of our other NEOs;

•

Competitiveness – Market pay practices and company performance relative to peers; and

•

Investor Feedback – The results of our 2019 say-on-pay vote and feedback on our executive compensation received during our ongoing stockholder engagement program.

        The key elements of 2019 NEO target TDC are described in the table shown on the following pages. While we provide consistent, market-competitive target TDC opportunities for our NEOs, the actual compensation they realize varies year-to-year based primarily on company and business performance; for 2019, the incentive compensation realized by our NEOs was based solely on company and/or business performance.

        In determining Mr. Butier's target TDC for 2019, the Committee focused on his LTI compensation, having increased his target LTI opportunity from 425% to 475% of base salary in February 2018. The Committee had not increased his base salary in either of the past two years or his target AIP opportunity since he became CEO in 2016. This approach reflects the Committee's pay-for-performance philosophy by prioritizing performance-based equity to further incent our CEO to deliver top quartile long-term stockholder value creation.

46    2020 Proxy Statement   |  Avery Dennison Corporation

2019 TDC SUMMARY

COMPONENT	DESCRIPTION	DECISIONS IMPACTING 2019 EXECUTIVE COMPENSATION

FIXED Base Salary 14% of TDC for CEO; Avg. 28% of TDC for Other NEOs	Provides fixed, market competitive monthly income for performing daily responsibilities	The Committee approved limited salary increases for our NEOs of approximately 3%, consistent with the average increase for our U.S. employees, except for Mr. Butier, whose base salary was not increased.

PERFORMANCE-BASED CASH Target AIP Award Capped at 200% of target Avg. 18% of TDC for all NEOs	Provides variable, cash-based incentive to motivate our executives to grow sales, increase profits and deliver strong free cash flow consistent with our annual financial goals

AIP opportunity based on market survey data; financial modifier based on corporate or business performance; capped individual modifier based on our CEO's achievement against predetermined and objectively measurable strategic objectives and our other NEOs' individual contributions

The only change to NEO target AIP opportunities in 2019 was an increase in Mr. Stander's target AIP opportunity from 50% to 60% of base salary to better reflect the market median for his role.

Our company or business performance resulted in financial modifiers of 91%, 76% and 114% for our corporate NEOs, LGM business NEO (Mr. Gravanis) and RBIS business NEO (Mr. Stander), respectively.

The individual modifiers for our CEO and other NEOs are generally capped at 100% (rather than the 150% applicable to other AIP participants) to focus their efforts on delivering long-term company and business performance. The Committee approved individual modifiers of 100% for all NEOs for 2019.

PERFORMANCE-BASED EQUITY LTI Awards 68% of TDC for CEO; Avg. 53% of TDC for Other NEOs	Provides variable, equity-based incentive compensation to align NEO interests with stockholder interests and drive long-term value creation

LTI opportunity based on market survey data; award vehicles, performance criteria and weightings informed by expert advice and recommendations of Willis Towers Watson

LTI Awards Granted in 2019

•

The only changes to NEO target LTI opportunities for 2019 were increases in (i) Mr. Lovins' target LTI opportunity from 200% to 250% and (ii) Mr. Stander's target LTI opportunity from 140% to 180% of base salary, in each case to better reflect the market median for his respective role.

•

50% in PUs that cliff-vest at the end of a three-year period with payout ranging from zero to 200% based on the achievement of the cumulative EVA and relative TSR performance objectives established for the award. The payout for the TSR component is capped at 100% of target for any three-year performance period in which absolute TSR is negative. There were no changes to the performance objectives or weightings from the prior year for our corporate NEOs or our LGM business NEO; the objectives for our RBIS business NEO changed from 100% RBIS' cumulative EVA in 2018 to 75% RBIS' cumulative EVA and 25% company TSR in 2019.

•

50% in MSUs that vest based on our absolute TSR over one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years. Consistent with recent years, the performance criteria were as follows: (i) the threshold performance level for absolute TSR, which results in a payout at vesting of 85%, was (15)%; (ii) the target performance level, which results in a payout at vesting of 100%, requires a TSR of 10%; and (iii) the maximum performance level, which results in a payout at vesting of 200%, requires a TSR of 75%.

LTI Awards Vesting in 2019

•

2017-2019 PUs: Our 2017-2019 TSR was at the 97th percentile of the objectively determined peer group established in February 2017. Cumulative EVA for our company was $890.0 million, exceeding the maximum level of performance. Cumulative EVA for our RBIS business also exceeded its maximum level of performance. Cumulative EVA for our LGM business was 115% of target. The PUs granted in 2017 for the 2017-2019 performance period paid out at (i) 200% of target for our corporate NEOs and our RBIS business NEO and (ii) 136% of target for our LGM business NEO.

Avery Dennison Corporation   |  2020 Proxy Statement    47

2019 TDC SUMMARY

COMPONENT	DESCRIPTION	DECISIONS IMPACTING 2019 EXECUTIVE COMPENSATION

LTI Awards Vesting in 2019
• 4th Tranche of MSUs granted in 2016: 2016-2019 Absolute TSR = 136% Paid out at 200% of target
• 3rd Tranche of MSUs granted in 2017: 2017-2019 Absolute TSR = 90% Paid out at 200% of target
• 2nd Tranche of MSUs granted in 2018: 2018-2019 Absolute TSR = 14% Paid out at 106% of target
• 1st Tranche of MSUs granted in 2019: 2019 Absolute TSR = 41% Paid out at 147% of target
2019 TDC TARGETED AT MEDIAN

        In addition to the primary elements of our executive compensation program described above, we also provide our NEOs with limited perquisites and benefits that the Committee believes are comparable to those offered by other multinational public companies.

DISCUSSION OF COMPENSATION COMPONENTS AND
DECISIONS IMPACTING 2019 COMPENSATION

        The Committee aims to have base salaries at or around the market median, with the substantial majority of NEO compensation consisting of incentive compensation to advance the Committee's pay-for-performance philosophy, driving higher realized compensation when our financial performance is stronger and lower realized compensation when our financial performance is weaker.

BASE SALARY

        Increases in base salary are generally based on the average percentage merit increase given to our U.S. employees, subject to increase based on the NEO's performance and the market median for positions with similar scope and responsibility. The Committee approved limited salary increases, for our NEOs of approximately 3%, effective April 1, 2019, consistent with the average increase for our U.S. employees, except for Mr. Butier, whose base salary was not increased.

        NEO base salaries at year-end 2019 were as follows: Mr. Butier – $1,133,000; Mr. Lovins – $618,000; Ms. Miller – $581,048; Mr. Stander – $555,129; and Mr. Gravanis – $626,282. Amount for Mr. Gravanis was converted from euros using the average exchange rate for the 12 months of 2019.

2019 AIP AWARDS

        The 2019 AIP was designed to incent management to create long-term stockholder value. NEOs are not eligible for guaranteed AIP awards. AIP awards are determined for each fiscal year using the formula below. In contrast to the general AIP formula shown, individual modifiers for NEOs are generally capped at 100% (although the Committee retains the discretion to determine higher individual modifiers, up to 150%).

48    2020 Proxy Statement   |  Avery Dennison Corporation

Target AIP Opportunities

        As a percentage of 2019 year-end base salary, the target AIP opportunities for 2019 were 125% for Mr. Butier; 75% for Messrs. Gravanis and Lovins; and 60% for Ms. Miller and Mr. Stander. The only change to NEO target AIP opportunities in 2019 was an increase in Mr. Stander's target AIP opportunity from 50% to 60% of base salary to better reflect the market median for his role.

AIP Performance Objectives and Weightings; Target-Setting Principles

        The following performance objectives and weightings for the 2019 AIP were established and weighted by the Committee, in consultation with Willis Towers Watson. Our CEO, Chief Human Resources Officer and CFO participated during portions of the meetings during which the Committee reviewed and recommended performance objectives for our AIP and analyzed our performance against these objectives.

        For our business NEOs (Messrs. Gravanis and Stander), the Committee determined to link 75% of the AIP financial modifier to their respective business' results and 25% to corporate results. Business performance objectives were designed to be achievable only if the respective business improved upon its 2018 performance and delivered results consistent with the achievement of its 2021 financial targets.

2019 AIP TARGETS

        In setting the targets for these objectives, the Committee aimed to ensure consistency with our 2021 financial targets and require adjusted EPS improvement over the prior year; adjusted EPS is the measure on which we provide annual guidance to our investors and a primary driver of stockholder value creation. These were the same objectives and weightings used for the 2018 AIP to continue incenting our NEOs to increase sales on an organic basis, improve profitability and generate strong free cash flow.

        Target adjusted sales growth of 4.4% was set consistent with our 2017-2021 target of at least 4% but lower than what we achieved in 2018, reflecting our expectations for lower volume growth due to challenging market conditions. Target adjusted EPS was established above the midpoint of the annual guidance we provided to investors in January 2019 and represented a 9% increase from our 2018 results for this measure. Although we did not externally communicate a free cash

Avery Dennison Corporation   |  2020 Proxy Statement    49

flow target as part of our 2021 goals, we expect our businesses to generate strong free cash flow, an important metric used internally and by our investors in evaluating the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions. Our 2019 target for free cash flow was 5% higher than the free cash flow we generated in 2018, despite continued planned above-average investment in fixed capital, information technology and cash restructuring payments to support our future growth and profitability.

CORPORATE 2019 AIP TARGETS VS. LONG-TERM TARGETS AND 2018 RESULTS

	2017-2021 Long-Term Target	2018 Results	2019 AIP Target
Adjusted Sales Growth	4%+	5.5%	4.4%
Adjusted EPS Growth	10%+	$6.06	$6.60 (9% over 2018)
Free Cash Flow	N/A	$429M	$450M (5% over 2018)

Financial Modifiers

        Financial modifiers are capped at 200%. Consistent with prior years, in evaluating our achievement of these performance objectives, the Committee had the discretion to exclude the impact, positive or negative, of extraordinary items such as acquisitions and divestitures; restructuring and integration actions not included in our annual net income plan; currency translation fluctuations; changes in accounting principles, tax codes or related regulations and rulings; extraordinary events such as natural disasters, terrorism and war; costs related to the early extinguishment of debt and pension plan terminations; costs of litigation outside the normal course of business; and non-cash charges associated with the impairment of long-lived assets.

        The table on the following page shows the 2019 AIP financial modifiers for our NEOs. As shown, the target level was exceeded for two of the three performance objectives established for our corporate NEOs; exceeded for two of the four performance objectives established for our LGM business NEO; and exceeded for all four of the performance objectives established for our RBIS business NEO. Our corporate and business performance resulted in AIP financial modifiers of 91% for our corporate NEOs, 76% for our LGM business NEO and 114% for our RBIS business NEO.

50    2020 Proxy Statement   |  Avery Dennison Corporation

2019 AIP FINANCIAL MODIFIERS

NEO(s)	PERFORMANCE OBJECTIVE	WEIGHTING	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (200%)	2019 ACTUAL	MODIFIER	WEIGHTED AVERAGE MODIFIER

Butier Lovins Miller	Total Company Adjusted Sales Growth(1)	20%	2.5%	4.4%	8.2%	2.0%	0%	0%

	Total Company Adjusted EPS(2)	60%	$6.27	$6.60	$7.19	$6.62	103%	62%

	Total Company Free Cash Flow(3)	20%	$378M	$450M	$594M	$514M	145%	29%

Corporate NEO Financial Modifier								91%

Gravanis	Total Company Adjusted EPS(2)	25%	$6.27	$6.60	$7.19	$6.62	103%	26%

	LGM Adjusted Sales Growth(4)	20%	2.8%	4.5%	8.0%	1.2%	0%	0%

	LGM Adjusted Net Income(4) (5)	35%	$434M	$457M	$498M	$445M	74%	26%

	LGM Free Cash Flow(4)	20%	$254M	$314M	$434M	$344M	122%	24%

LGM Business NEO Financial Modifier								76%

Stander	Total Company Adjusted EPS(2)	25%	$6.27	$6.60	$7.19	$6.62	103%	26%

	RBIS Adjusted Sales Growth(4)	20%	2.4%	4.5%	8.7%	5.1%	116%	23%

	RBIS Adjusted Net Income(4) (5)	35%	$118M	$131M	$147M	$134M	118%	41%

	RBIS Free Cash Flow(4)	20%	$79M	$99M	$139M	$106M	116%	23%

RBIS Business NEO Financial Modifier								114%

(1)
Total Company Adjusted Sales Growth refers to reported sales decline of (1.2)%, adjusted for the impact of currency translation of 3.3%. Total does not sum due to rounding.

(2)
Total Company Adjusted EPS refers to reported net income per common share, assuming dilution, of $3.57, adjusted for restructuring charges and other items, pension plan settlements, and tax benefit from discrete foreign tax structuring and planning transactions of $3.03. Using its permitted discretion under the AIP, the Committee also excluded the $.02 impact of transaction costs related to our acquisition of Smartrac, which were incurred prior to our entry into an agreement to purchase the company in November 2019, to not disadvantage AIP participants from pursuing acquisitions.

(3)
Total Company Free Cash Flow refers to cash flow from operations of $746.5 million, minus purchases of property, plant and equipment of $219.4 million and software and other deferred charges of $37.8 million, plus proceeds from sales of property, plant and equipment of $7.8 million, plus proceeds from insurance and sales (purchases) of investments, net, of $4.9 million, plus pension plan contribution for plan termination of $10.3 million. Using its permitted discretion under the AIP, the committee also excluded $1.9 million of transaction costs related to our acquisition of Smartrac, which were incurred prior to our entry into an agreement to purchase the company in November 2019, to not disadvantage AIP participants from pursuing acquisitions. Free cash flow is measured quarterly to ensure consistent management of working capital throughout the year, subject to adjustment if the full-year target is not achieved. While total company free cash flow was 114% of target, the measurement of this objective on a quarterly basis, as required by the Committee to incent consistent delivery of free cash flow throughout the year, resulted in a modifier of 145% for that objective.

(4)
Adjusted sales growth, adjusted net income and free cash flow measures at the segment level are internal metrics. These metrics either exclude or make simplifying assumptions for items that cannot be allocated precisely by segment, such as interest and income tax expenses, and related balance sheet accounts, such as deferred tax assets and liabilities, income tax payables and receivables, and short- and long-term debt. Certain balance sheet accounts such as pension and other postretirement benefits and insurance that are generally managed at the corporate level, as well as the impact of foreign currency translation, are also excluded from the calculation of these metrics for the segments. In certain limited circumstances, one-time items may be excluded from segment adjusted net income. The impact of intercompany sales is included in segment metrics. While LGM's free cash flow was 110% of target, the measurement of this objective on a quarterly basis, as required by the Committee to incent consistent delivery of free cash flow throughout the year, resulted in a modifier of 122% for that objective. Using its permitted discretion under the AIP, the Committee adjusted RBIS' free cash flow payout to exclude the impact of approximately $18 million of higher-than-planned capital spend associated with accelerating growth in of our Intelligent Labels platform.

(5)
Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as impacts related to the termination of our U.S. pension plan and the effects of discrete tax planning actions.

Avery Dennison Corporation   |  2020 Proxy Statement    51

NEO Performance Evaluations & Individual Modifiers

        Our NEOs are evaluated on their individual performance for the year, with the Committee approving our CEO's goals for the year and our CEO approving the goals of our other NEOs. The performance of our NEOs is assessed in February of the following year. For our NEOs other than the CEO, this assessment considers the totality of their performance rather than assigning weightings to their performance goals. Individual modifiers for all participants are capped at 150%, subject to the total cap on AIP awards of 200%.

        Although it retains the discretion to determine higher individual modifiers (up to 150%), the Committee has determined that the individual modifiers for our CEO and other NEOs should generally be capped at 100%. All of the NEO individual modifiers for 2019 were capped at 100%, as they were for the three prior years.

        The Committee reviewed and evaluated our CEO's 2019 performance, taking into account his performance against the predetermined and objectively measurable strategic objectives established in February of that year, his self-assessment of his performance, and market reference and other data provided by Willis Towers Watson. Our CEO is not involved in the decisions regarding his compensation, which are determined by the Committee meeting in executive session with Willis Towers Watson. The Committee determined the individual modifier for our CEO based on its assessment of his performance, within the context of the caps described above.

52    2020 Proxy Statement   |  Avery Dennison Corporation

        For 2019, the Committee evaluated the performance of our CEO, determining that he substantially achieved or exceeded each of his strategic objectives for the year, as shown in the chart below.

2019 CEO PERFORMANCE EVALUATION

STRATEGIC OBJECTIVE	WEIGHTING	EVALUATION

Accelerate exposure to high value product categories – Achieve growth objectives for LGM's graphics and specialty, RBIS' RFID and IHM's industrial tapes and medical product categories; continue building M&A pipeline and achieve acquisition objectives; and continue integrating Intelligent Labels across LGM and RBIS, while building Intelligent Labels team in Asia	25%	Exceeded overall objective. Continued to grow high value product categories in LGM and IHM faster than our base businesses; grew RFID solutions by more than 20% enterprise-wide; advanced cross-divisional Intelligent Labels platform with strong results and momentum; and enhanced M&A pipeline with announcement of Smartrac acquisition
Drive profitable growth in base business – Selectively regain share in LGM's base product categories; grow volumes in RBIS' base business (adjusted for RFID); and accelerate near-term productivity in IHM	20%	Expanded margins in base product categories despite missing top-line objectives due to relatively soft market conditions, and largely regained share positions in targeted market segments
Continue relentless focus on productivity – Achieve targeted restructuring savings and complete LGM's European restructuring; begin executing key footprint optimization projects; and implement new operating structure	15%
		Exceeded overall objective. Completed LGM's European restructuring program; began processes of transferring IHM's European medical capacity from Belgium to Ireland and optimizing footprint of IHM's tapes business in China; and began to implement new operating structure to increase speed and allocate more resources towards high value product categories
Deploy capital effectively – Invest in capital expenditures at targeted amount to enable future growth, as well as targeted amount in accelerated growth platforms; and repurchase shares, in each case consistent with our capital allocation objectives	15%
		Exceeded overall objective. Invested nearly $260 million in capital expenditures to enable future growth; completed implementation of enterprise resource planning system in LGM North America; accelerated investment in Intelligent Labels and graphics solutions; and repurchased shares in a disciplined manner
Succession planning – Progress CEO succession strategy with goal of ready-now successors by targeted deadline; refine/execute executive leadership development plans; and develop plan for senior leadership transitions	10%
		Achieved overall objective. Continued refining and executing development plans for key leaders and potential successors; began implementing new leadership structure; and successfully executed key leadership transitions
Sustainability/Diversity – Make progress towards achieving 2025 sustainability goals, including reduce greenhouse gas emissions by 3%; ensure at least 90% of sites are landfill-free; develop accelerated roadmap in LGM to enable greater recyclability of consumer packaged goods; and assess and implement gender pay equality	15%
		Achieved overall objective. Made continued progress towards achieving 2025 sustainability goals: exceeded greenhouse gas emissions reduction target by over two percentage points; diverted over 90% of solid waste from landfills; increased Clearintent portfolio of products in LGM that enable greater recyclability; and assessed and ensured gender pay equity

Individual Modifier Based on Committee Evaluation	100%	100%

PERFORMANCE ASSESSED AGAINST PREDETERMINED AND MEASURABLE STRATEGIC OBJECTIVES

        Our CEO recommended to the Committee the individual modifiers for our other NEOs based on his assessment of their 2019 performance. The Committee considered our CEO's recommendation and challenged his assessments of our other NEOs' performance as appropriate, retaining the discretion to approve individual modifiers for them lower than the 100% our CEO had recommended. Other than discussing with our CEO their performance against their individual performance plans, our other NEOs played no role in their compensation determinations.

Avery Dennison Corporation   |  2020 Proxy Statement    53

        In determining the individual modifiers for our other NEOs and recognizing that the general cap of 100% eliminated the potential upside from the individual modifier on their AIP awards, the Committee noted the following highlights of the 2019 performance of our other NEOs:

•

Mr. Lovins – Led our finance function, delivering results that met our 2019 goal for adjusted EPS despite a challenging market environment, with free cash flow significantly above our target; executing our capital allocation strategies to enable future organic growth, the acquisition of Smartrac and the return of cash to stockholders through dividends and share repurchases; and serving as interim leader of our IHM segment, achieving top-line growth with significant margin expansion in that business for the year.

•

Ms. Miller – Led our legal function, developing a new operational model aligned with our company's core strategies that will accelerate productivity, standardize processes and deploy best practices across the function; supporting our capital allocation strategies, including our acquisition of Smartrac and footprint optimization efforts; and overseeing our values and ethics and compliance program.

•

Mr. Stander – Led our RBIS business, delivering strong performance in 2019 that exceeded all of its key financial and performance metrics; continuing to accelerate growth and capability in its high value product categories of RFID and external embellishments; and elevating productivity, service, speed and quality with an engaged and diverse global team.

•

Mr. Gravanis – Led our LGM business, delivering operating margin expansion and strong free cash flow in a challenging top-line environment; building its portfolio of more sustainable products while advancing its progress in reducing waste and greenhouse gas emissions; and completing a multi-year recapitalization plan in Europe, including a substantial expansion of LGM's Luxembourg manufacturing facility.

        Based on the above assessments and after giving consideration to the recommendations of our CEO (other than with respect to himself), the Committee approved individual modifiers of 100% for all NEOs.

AIP Awards

        Our NEOs received the AIP awards shown in the table below for 2019, based on their respective year-end base salary, AIP opportunity, financial modifier and individual modifier.

2019 AIP AWARDS

NEO	2019 YE BASE SALARY	AIP OPPORTUNITY	TARGET AIP AWARD	FINANCIAL MODIFIER	INDIVIDUAL MODIFIER	AIP AWARD
Butier	$1,133,000	125%	$1,416,250	91%	100%	$1,288,788
Lovins	$618,000	75%	$463,500	91%	100%	$421,785
Miller	$581,048	60%	$348,629	91%	100%	$317,252
Stander(1)	$555,129	57.5%	$319,999	114%	100%	$363,887
Gravanis(2)	$626,282	75%	$469,711	76%	100%	$361,677

(1)
Mr. Stander's AIP award was prorated based on his target AIP opportunity of 50% of base salary for the first quarter of the year and his increased target AIP opportunity of 60% of base salary for the remainder of the year.
(2)
Amounts for Mr. Gravanis were converted from euros using the exchange rate as of our fiscal year-end.

2019 GRANTS OF LTI AWARDS

        Our LTI program provides variable incentive compensation to enhance alignment of executive interests with stockholder interests and drive long-term value creation. The annual LTI awards granted in 2019 were fully performance-based and delivered through the following equity vehicles:

•

50% in PUs that cliff-vest at the end of a three-year period subject to the achievement of the respective cumulative EVA and relative TSR performance objectives established for the award; and

•

50% in MSUs that vest at the end of the one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years, based solely on our absolute TSR.

54    2020 Proxy Statement   |  Avery Dennison Corporation

        Annual LTI awards were granted on February 28, 2019, the day our Board held its regularly-scheduled meeting.

        The Committee does not offset the loss or gain of prior year grants in determining current year grants, as doing so would compromise the intended risk/reward nature of these incentives.

        Actual amounts, if any, realized by our NEOs from the vesting of these awards will be based on our performance, as well as our stock price, at the time of vesting.

        Although we have suspended the regular grant of stock options and time-vesting RSUs to our executives, special awards may be granted by the Committee for hiring, promotion, retention or other incentive purposes, with the awards granted on the first day of the last month of the calendar quarter following the event or decision to make such a grant. No such awards were granted to our NEOs in 2019.

Target LTI Opportunity

        As a percentage of base salary, the target LTI opportunities for our NEOs were 475% for Mr. Butier; 250% for Mr. Lovins; and 180% for Ms. Miller and Messrs. Gravanis and Stander. Target LTI award opportunities represented approximately 79% and 75%, respectively, of our CEO's and other NEOs' average performance-based incentive compensation. The only changes to NEO target LTI opportunities for 2019 were increases in (i) Mr. Lovins' target LTI opportunity from 200% to 250% of base salary and (ii) Mr. Stander's target LTI opportunity from 140% to 180% of base salary, in each case to better reflect the market median for his respective role.

Performance Units (PUs)

        PUs cliff-vest in shares of our common stock after the end of the three-year 2019-2021 period at threshold (50% payout), target (100% payout) and maximum (200% payout) levels based on our achievement of the performance objectives established for the award. PUs do not accrue dividend equivalents and are not counted towards measuring compliance with our stock ownership policy.

        The Committee established the following performance objectives for the 2019-2021 PUs. The Committee believes that these objectives continue to appropriately align executive compensation with the long-term interests of our stockholders because delivering cumulative EVA and strong TSR relative to peer companies reflects the value we create for our investors.

•

Cumulative EVA, weighted 50% for our corporate NEOs (based on our total company EVA) and 75% for our business NEOs (based on their respective business' cumulative EVA). EVA is a measure of financial performance calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from our after-tax operating profit. The Committee established cumulative EVA targets for our corporate NEOs consistent with our 2017-2021 targets for earnings growth and ROTC and our primary objective of delivering superior TSR, with the target payout at the midpoint of these targets and the maximum payout at the high end of these targets. Cumulative EVA targets for our business NEOs focused on their respective business' EVA change compared to the prior three-year period, with the target payout at the midpoint of their respective business' 2017-2021 targets and the cost of capital fixed over the performance period. In contrast to the AIP, cash restructuring charges – which include severance and related costs and exclude asset impairment charges and lease and other contract cancellation costs – are included in EVA calculations as the Committee expects that these investments will generate a return over the three-year performance period (in contrast to the AIP, which has a one-year performance period). Whether linked to corporate or business results, the 2019-2021 cumulative EVA targets require continue improvement in financial performance.

Avery Dennison Corporation   |  2020 Proxy Statement    55

•

Relative TSR compared to an objectively determined peer group of companies, weighted 50% for our corporate NEOs and 25% for our business NEOs. TSR measures the return that we provide to our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends). Consistent with its pay-for-performance philosophy, the Committee designed the TSR objective to provide realized compensation only if our stockholder value creation compares favorably relative to the designated peer group. The Committee set the threshold payout level at TSR at the 40th percentile, the target payout level at TSR at the 50th percentile, and the maximum payout level at TSR at the 80th percentile, which were the same levels used for the 2018-2020 PUs. Reflecting previously received stockholder feedback, payouts for the relative TSR component of PUs are capped at 100% of target if our absolute TSR is negative for the 2019-2021 performance period. In assessing the rigor of the TSR objectives, the Committee noted that our stock price and TSR had significantly decreased in the prior year; as a result, performing at the median relative to our peers over the 2019-2021 performance period would represent solid performance, particularly in light of our relatively high exposure to the impact of foreign currency translation and geopolitical and trade-related uncertainty.

Consistent with the 2018-2020 PUs and upon the recommendation of Willis Towers Watson, to benchmark TSR, the Committee continued utilizing a peer group‡ comprised of U.S. companies (i) in similar industries based on their classification in one of five GICS groups (diversified chemicals, specialty chemicals, metal and glass containers, paper packaging, and paper products) and (ii) with revenues during the last twelve months of $1 billion to $20 billion. Based on the formulaic application of the same objective criteria, the peer group changed from the prior year as follows: (A) Ingevity Corporation; Neenah, Inc.; Rayonier Advanced Materials Inc.; and Schweitzer-Mauduit International Inc. were added because each of their last twelve months' revenues had exceeded $1 billion; (B) A. Schulman, Inc. and KapStone Paper and Packaging Corporation were deleted because they had been acquired; and (C) Venator Materials PLC was deleted because it was no longer based in the U.S.

2019-2021 PUs

NEO	PERFORMANCE OBJECTIVES	WEIGHTING
Butier Lovins Miller
	Total Company Cumulative EVA	50%
	Relative TSR	50%
Gravanis
	LGM Cumulative EVA	75%
	Relative TSR	25%
Stander
	RBIS Cumulative EVA	75%
	Relative TSR	25%

Market-leveraged Stock Units (MSUs)

        MSUs are LTI awards that:

•

Are fully performance-based because they are tied to our absolute TSR performance, which represents appreciation in our stock price and dividends paid; and

•

Have one-, two-, three-and four-year performance periods, with an average performance period of 2.5 years.

        The Committee selected an equity vehicle that vests ratably over years because MSUs replaced stock options and RSUs, both of which had vested ratably over four years. MSUs were designed to achieve the combined objectives of our previously granted equity vehicles, including retention (similar to RSUs) and the provision of higher realized compensation from stock price appreciation (similar to stock options, but more limited due to fewer shares earned for target performance and a cap on the number of shares that can be earned above target), while making our LTI compensation program fully performance-based. The Committee continues to believe that retention is an important objective of our executive compensation program.

‡
The following companies comprised the peer group for the 2019-2021 PUs at the end of fiscal year 2019: Albermarle Corporation; AptarGroup, Inc.; Ashland Global Holdings Inc.; Axalta Coating Systems Ltd.; Ball Corporation; Berry Global Corp., Inc.; Celanese Corporation; The Chemours Company; Clearwater Paper Corporation; Crown Holdings Inc.; Domtar Corporation; Eastman Chemical Company; Ecolab Inc.; Element Solutions Inc. [previously traded as Platform Specialty Products Corporation]; Ferro Corporation; GCP Applied Technologies Inc., Graphic Packaging Holding Company; Greif Inc.; H.B. Fuller Company; Huntsman Corporation; Ingevity Corporation; Innospec Inc.; International Flavors & Fragrances Inc.; Kraton Corporation; Minerals Technologies Inc.; Neenah, Inc.; NewMarket Corporation; O-I Glass, Inc.; Packaging Corporation of America; P.H. Glatfelter Company; PolyOne Corporation; PPG Industries Inc.; PQ Group Holdings Inc.; Rayonier Advanced Materials Inc.; RPM International Inc.; Schweitzer-Mauduit International, Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Company; Stepan Company; The Sherwin-Williams Company; Valhi Inc.; W.R. Grace & Co.; and WestRock Company.

56    2020 Proxy Statement   |  Avery Dennison Corporation

        MSUs vest based on our performance over periods as shown in the graph on the following page, with the number of shares paid out at vesting based solely on our absolute TSR and the value realized reflecting both the number of shares paid out as well as our stock price at the time of vesting. Although dividend equivalents accrue on MSUs during the performance period, they are earned and paid out only at vesting; as such, if the threshold level of performance were not achieved, any dividend equivalents accrued during the performance period would be cancelled.

        The performance criteria for MSUs, which reflect previously received stockholder feedback seeking to make the criteria more challenging, are shown in the chart on the right on the following page. Every 1% increase in TSR above 10% increases the payout by 1.54%. The Committee determined to maintain the same MSU performance objectives for 2019 given that the more challenging MSU structure is achieving the Committee's goal of incenting strong long-term performance and value creation.

Annual LTI Awards

        Our NEOs were granted the annual LTI awards shown in the table below in February 2019. The number of awards granted was based on the respective NEO's (i) base salary at year-end 2018 and (ii) target LTI opportunity, with the number of PUs granted based on a grant date fair value equal to the average closing price for shares of our common stock during the first ten trading days of February 2019 and the number of MSUs based on a grant date fair value using the Monte-Carlo simulation method described in footnote (2) of the 2019 Summary Compensation Table. As a result of the methodology used to determine grant date fair value, awarded LTI values were slightly lower than target LTI values.

2019 ANNUAL LTI AWARDS

NEO	2018 YE BASE SALARY	TARGET LTI OPPORTUNITY	PUs (#)	PUs ($)	MSUs (#)	MSUs ($)	LTI VALUE
Butier	$1,133,000	475%	24,092	$2,667,213	19,807	$2,690,830	$5,358,043
Lovins(1)	$600,000	250%	6,715	$743,420	5,521	$750,042	$1,493,462
Miller	$564,125	180%	4,545	$503,175	3,737	$507,681	$1,010,856
Stander(2)	$538,960	180%	4,509	$478,599	3,571	$485,129	$963,728
Gravanis(3)	$627,969	180%	5,254	$557,684	4,160	$565,146	$1,122,830

(1)
Mr. Lovins' target LTI opportunity was increased from 200% to 250% of base salary in 2019.
(2)
Mr. Stander's target LTI opportunity was increased from 140% to 180% of base salary in 2019.
(3)
Mr. Gravanis' base salary was converted from euros using the exchange rate as of our fiscal year end.

2019 VESTING OF PREVIOUSLY GRANTED LTI AWARDS

2017-2019 PUs Eligible for Vesting

        The PUs granted to our NEOs in February 2017 were eligible for vesting at the end of 2019 based (i) for our corporate NEOs, 50% on our company's cumulative three-year EVA and 50% on our three-year relative TSR compared to a peer group§ of companies determined using the same objective criteria used for the 2018-2020 PUs; (ii) for our LGM business NEO, 75%

§ The following companies comprised the peer group for the 2017-2019 PUs at the time of payout: Albermarle Corporation; AptarGroup, Inc.; Ashland Global Holding; Axalta Coating Systems Ltd.; Ball Corporation; Berry Plastics Group, Inc.; Celanese Corporation; The Chemours Company; Clearwater Paper Corporation; Crown Holdings Inc.; Eastman Chemical Company; Ecolab Inc.; Element Solutions Inc. (previously traded as Platform Specialty Products Corporation); Ferro Corporation; GCP Applied Technologies; Graphic Packaging Holding Company; Greif Inc.; H.B. Fuller Company; Huntsman Corporation; International Flavors & Fragrances Inc.; Kraton Corporation; Minerals Technologies Inc.; NewMarket Corporation; O-I Glass, Inc.; Packaging Corporation of America; P.H. Glatfelter Company; PolyOne Corporation; PPG Industries Inc.; RPM International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Company; Stepan Company; The Sherwin-Williams Company; Valhi Inc.; W.R. Grace & Co.; and WestRock Company.

Avery Dennison Corporation   |  2020 Proxy Statement    57

on LGM's cumulative three-year EVA and 25% on our three-year relative TSR; and (iii) for our RBIS business NEO, 100% on RBIS' cumulative three-year EVA. The key goal-setting principle in setting cumulative EVA targets was consistency with our 2017-2021 financial goals for growth and ROTC, which the Committee believes translates into delivering above-average TSR.

        The cumulative EVA target of $692 million for our corporate NEOs was consistent with our 2017-2021 targets for organic sales growth and operating margin expansion and recognized that increasing sales and operating margin, together with balance sheet efficiency, are key drivers of EVA improvement. The cumulative EVA target established in February 2017 for our corporate NEOs was approximately 55% higher than the cumulative EVA we achieved for the three-year period ending in 2016. EVA required for maximum payout – cumulative EVA of $774 million – was consistent with the high end of our long-term growth and operating margin targets. As shown below, we delivered cumulative EVA of $890 million for the 2017-2019 performance period, resulting in a payout of 200% for the EVA component for our corporate NEOs.

2017-2019 PUS: CORPORATE CUMULATIVE EVA

(In millions)	2017	2018	2019	CUMULATIVE EVA
Adjusted EBIT(1)	$656.6	$713.1	$776.9
Taxes(2)	(183.8)	(178.3)	(191.1)
Equity method investment net losses	–	(2.0)	(2.6)

	472.8	532.8	583.2
Capital charge(3)	(221.9)	(233.9)	(243.0)

EVA	$250.9	$298.9	$340.2	$890.0

(1)
Adjusted EBIT refers to earnings before interest expense and taxes, excluding non-cash restructuring costs, as well as other items. Adjusted EBIT includes cash restructuring costs and is a non-GAAP financial measure reconciled from GAAP in the last section of this proxy statement.
(2)
The GAAP tax rate for 2017, 2018 and 2019 was 52.2%, 15.4% and (22.7)%, respectively. Taxes shown in the table are based on an adjusted tax rate of 28.0%, 25.0% and 24.6% for fiscal years 2017, 2018 and 2019, respectively. The adjusted tax rate represents the full-year GAAP rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as completion of our 2017 provisional estimate of the impact of the Tax Cuts and Jobs Act (TCJA), impacts related to the termination of our U.S. pension plan, and the effects of discrete tax structuring and planning transactions.
(3)
8.5% of average invested capital of $2.61 billion, $2.75 billion and $2.86 billion for fiscal years 2017, 2018 and 2019, respectively, using an annual five-point average (December of prior year and March, June, September and December of current year) of short- and long-term debt plus equity.

        Relative TSR for the 2017-2019 performance period was at the 97th percentile of the designated peer group, resulting in a 200% payout for this component for all NEOs.

58    2020 Proxy Statement   |  Avery Dennison Corporation

MSUs Eligible for Vesting

        Four tranches of MSUs were eligible for vesting at the end of 2019 based on our absolute TSR for the four-, three-, two-, and one-year performance periods shown below, with the number of shares paid out at vesting determined in accordance with the following formula:

4TH TRANCHE OF MSUs GRANTED IN 2016	3RD TRANCHE OF MSUs GRANTED IN 2017

Performance period = 4 years	Performance period = 3 years
2016-2019 Absolute TSR = 136%	2017-2019 Absolute TSR = 90%
Paid out at 200% of target	Paid out at 200% of target
2ND TRANCHE OF MSUs GRANTED IN 2018	1ST TRANCHE OF MSUs GRANTED IN 2019

Performance period = 2 years	Performance period = 1 year
2018-2019 Absolute TSR = 14%	2019 Absolute TSR = 41%
Paid out at 106% of target	Paid out at 147% of target

PERQUISITES

        Consistent with market practices, our U.S. NEOs receive the perquisites shown in the chart below. We do not reimburse our NEOs for the tax consequences of their receipt of these perquisites.

LIMITED PERQUISITES

PERQUISITE	DESCRIPTION AND LIMITATIONS	BENEFIT TO STOCKHOLDERS
Executive Benefit Allowance	$70,000 for CEO and $65,000 for our other NEOs, which has not increased since program inception in 2011; taxable to NEO with no gross-up	Flat allowance reduces expense of administering a variety of separate perquisites
Financial Planning	Annual reimbursement of up to $25,000 for our CEO and $15,000 for our other NEOs; taxable to NEO with no gross-up	Allows executives to focus on job duties
Annual Physical Examination	Paid directly to the service provider only to the extent actually used; as such, not taxable to our NEOs	Facilitates maintenance of good overall health by key company leaders

        In 2019, Mr. Gravanis received an automobile allowance consistent with customary executive benefits in the Netherlands. For more information, see footnote (5) of the 2019 Summary Compensation Table.

RELOCATION AND OTHER TEMPORARY BENEFITS

        We provide relocation assistance to some of our senior level employees, which may include our NEOs. None of our NEOs received these benefits in 2019.

GENERAL BENEFITS

Nonqualified Deferred Compensation Benefits

        Our U.S. NEOs are eligible to participate in our nonqualified deferred compensation plan, which allows eligible U.S. employees to defer up to 75% of their base salary and up to 90% of their AIP award. Although we previously allowed deferral of LTI awards, we ended this plan feature in 2015. The plan provides those NEOs and other eligible employees in the U.S. with a long-term capital accumulation opportunity because deferred amounts accumulate on a pre-tax basis. Participating executives may select from a number of investment options. Our only deferred compensation plan currently open for deferrals does not offer above-market interest rates. Deferrals are 100% vested.

Avery Dennison Corporation   |  2020 Proxy Statement    59

        We made an annual contribution as of January 1, 2019 to the deferred compensation accounts of our U.S. NEOs for 401(k) eligible earnings and deferred compensation in 2018 in excess of the Internal Revenue Code of 1986, as amended (the "Code") compensation limit. This annual contribution provided an automatic contribution of 3% of pay and a matching contribution of up to 50% of the first 7% of pay above the Code compensation limit. This benefit is designed to supplement 401(k) contributions that are limited under the Code.

        For additional information regarding our deferred compensation plan and accrued NEO benefits thereunder, see 2019 Nonqualified Deferred Compensation in Executive Compensation Tables.

Retirement Benefits

        Our U.S. NEOs had been eligible for retirement benefits under our now terminated U.S. pension plan and may be eligible for retirement benefits under our benefit restoration plan, a nonqualified excess benefit plan, in each case subject to the same terms and conditions as our other eligible U.S. employees. Because the accrual of benefits under these plans was frozen as of December 31, 2010, none of our eligible NEOs accrued additional retirement benefits during 2019. In addition, we terminated our U.S. pension plan as of September 28, 2018. For additional information regarding these plans and accrued NEO benefits thereunder, see 2019 Pension Benefits in Executive Compensation Tables. Mr. Gravanis had legally mandated retirement benefits in his previous work location of France and his work location at the time he ceased serving as an employee in the Netherlands.

Defined Contribution Benefits

        Our U.S. NEOs are eligible to participate in our employee savings plan, a qualified 401(k) plan that permits U.S. employees to defer up to 100% of their eligible earnings less payroll deductions to the plan on a pre-tax basis and 25% of their eligible earnings on an after-tax basis, subject to the annual limit prescribed by the Internal Revenue Service (IRS) for the aggregate of company contributions and employee pre- and post-tax contributions. Employee deferrals are immediately vested upon contribution. In 2019, we contributed up to 6.5% of an employee's eligible compensation, 3% of which was an automatic contribution and up to 3.5% of which was a matching contribution of 50% of the employee's contributions up to 7% of pay, subject to the Code compensation limit. Participants vest in company contributions to their savings plan account after two years of service.

        Employees are immediately eligible to participate in the savings plan, and all our NEOs participated in the plan during fiscal year 2019, except for Mr. Gravanis who was not a U.S. employee and therefore was ineligible. Our U.S. NEOs participate in the plan subject to the same eligibility and benefit terms and conditions as our other U.S. employees.

Life Insurance Benefits

        In addition to the $50,000 in life insurance benefits we provide to all U.S. employees, our U.S. NEOs are provided with supplemental life insurance benefits equal to three times the NEO's base salary less $50,000, up to a maximum coverage amount of $1 million.

Executive Long-Term Disability Insurance Benefits

        If our U.S. NEOs elect to enroll in executive long-term disability coverage, their long-term disability benefit is equal to 65% of their eligible pre-disability monthly earnings up to a maximum of $25,000 per month. Coverage is available only for the executive; dependents are not covered.

Personal Excess Liability Insurance Benefits

        We provide $3 million of personal excess liability insurance coverage to our U.S. NEOs. Personal excess liability coverage provides an additional layer of liability coverage that supplements the coverage provided by the individual's personal liability insurance. To receive any benefit from this excess liability insurance, the NEO must maintain certain minimum coverage requirements under his or her personal liability policy.

60    2020 Proxy Statement   |  Avery Dennison Corporation

SEVERANCE BENEFITS

        None of our NEOs has an employment contract, and each is employed at-will, which reflects our pay-for-performance philosophy; if an NEO is no longer performing at the expected level, he or she can be terminated immediately without receiving a contractually-guaranteed payment. However, the Committee believes that providing our executives with severance benefits helps ensure that they act in the best interests of our company and stockholders, even if doing so may be contrary to their personal interests, such as where it could lead to the termination of their employment or a change of control of our company. The Committee believes these benefits are consistent with market practices.

        The compensation of our NEOs in the event of termination not for cause are governed by our Amended and Restated Executive Severance Plan (the "Severance Plan") and our Amended and Restated Key Employee Change of Control Severance Plan (the "COC Severance Plan"). We use these plans rather than individually negotiated agreements to provide us with the flexibility to change the severance benefits for which our NEOs are eligible to reflect market practices without the need to obtain their individual consent. In addition, this plan-based approach eliminates the time and expense it would require to individually negotiate separation payments and ensures that our NEOs are eligible for benefits on the same terms and conditions as employees with similar levels of responsibility. Receipt of benefits under these plans is conditioned on the executive signing a waiver and general release of claims against our company, as well as agreeing to non-competition, non-solicitation, and non-disclosure covenants in favor of our company. Any violation of these covenants could result in our company seeking to recover some or all severance benefits previously paid or pursuing any other claims that may be appropriate under the circumstances.

        Unvested equity awards outstanding on the date of termination are generally cancelled, except for employees who qualify as retirement eligible under the terms of our equity incentive plans, whose awards are accelerated upon termination of service. Mr. Gravanis and Ms. Miller qualified as retirement eligible as of the end of fiscal year 2019. As a result, their outstanding PUs and MSUs would vest at the end of the performance period on a prorated basis based on our actual performance.

        For additional information regarding potential NEO benefits under these plans, including the treatment of equity awards under various termination scenarios, see Payments Upon Termination as of December 28, 2019 in Executive Compensation Tables.

Severance Following Involuntary Termination Not for Cause

        Our NEOs are eligible to receive severance benefits upon involuntary termination not for "cause," in accordance with the terms and conditions of the Severance Plan. In the event of a qualifying termination, our CEO currently would be eligible to receive two times the sum of his annual salary, his highest AIP award received for the preceding three years and the cash value of 12 months of his qualified medical and dental insurance premiums; our other NEOs currently would be eligible to receive one times his or her respective sum of these amounts. All NEOs currently would also be eligible to receive up to $25,000 in outplacement services for up to one year following termination of employment. Any payments made under the Severance Plan would be offset by any payments received by the NEO under any statutory, legislative and regulatory requirement or, if applicable, the COC Severance Plan.

        In February 2020, the Committee amended and restated the Severance Plan, effective July 1, 2020, to provide that the AIP award portion of the Severance Plan payment be changed from the highest AIP award received for the preceding three years to the target AIP award for the year of termination.

Severance Following Change of Control

        Our NEOs are eligible for severance payments upon termination not for "cause" or by the executive for "good reason" within 24 months of a "change of control" of our company, in accordance with the terms and conditions of the COC Severance Plan. In the event of a qualifying termination following a change of control, our CEO currently would be eligible to receive three times the sum of his annual salary, his highest AIP award received for the preceding three years, and the cash value of 12 months of his qualified medical and dental insurance premiums; our other NEOs currently would be eligible to receive two times his or her respective sum of these amounts. Our NEOs would also be eligible to receive a pro rata AIP award for the year of termination and up to $25,000 in outplacement services for up to one year following termination of employment. Any payments under the COC Severance Plan would be offset by any payments received by the NEO under the Severance Plan and any other statutory, legislative and regulatory requirement.

Avery Dennison Corporation   |  2020 Proxy Statement    61

        In February 2020, the Committee amended and restated the COC Severance Plan, effective July 1, 2020, to provide that the AIP award portion of the COC Severance Plan be changed from the highest AIP award received for the preceding three years to the target AIP award for the year of termination.

        Under our equity incentive plans, unvested equity awards granted to our NEOs would generally vest only if the NEO is terminated without "cause" or resigns for "good reason" within 24 months after the change of control. Outstanding PUs and MSUs granted beginning in 2018 vest based on actual performance, if determinable, and otherwise based on target performance.

        Our NEOs are not eligible to receive any excise tax gross-up on amounts payable under the COC Severance Plan. If an NEO would otherwise incur excise taxes under Section 4999 of the Code, payments under the COC Severance Plan will be reduced so that no excise taxes would be due if the reduction results in a greater after-tax benefit to the NEO.

COMPENSATION-SETTING TOOLS

MARKET SURVEY DATA

        The Committee annually considers market survey data to target TDC, looking at market capitalization peer companies to reflect the broad talent market across which we seek our executives. The Committee reviews results from a third party survey to understand market compensation practices and assess our competitiveness, narrowing the scope of the results to account for variations caused by company size.

        In February 2019, the Committee was presented with industry-wide data from the most recent Willis Towers Watson U.S. Compensation General Industry Database, which was narrowed in scope to focus on data of the 52 participants with $6 billion to $10 billion in annual revenue. The Committee reviewed the data with executive matches based on job and functional responsibility on an aggregated basis, with no consideration of the survey's respective component companies, which were not determined or known by the Committee.

        The Committee uses the survey data as a reference point to target TDC and the components thereof at the market median, giving consideration to responsibilities, individual performance, tenure, retention and succession.

PEER GROUPS

        For determining our relative TSR for purposes of vesting 2017-2019 PUs and granted 2019-2021 PUs, the Committee used a peer group comprised of U.S. companies satisfying objective criteria for industry classification and revenue size, the names of which are disclosed in this CD&A. The Committee does not utilize a peer group for any other purpose.

TALLY SHEETS

        The Committee annually reviews tally sheets that reflect the components of each NEO's compensation. The tally sheets reviewed in February 2020 included the following information for each of the most recent up to three fiscal years in which the individual was an NEO:

•

Compensation history, including annual cash compensation (base salary and AIP awards), LTI awards, value of vested LTI awards, and annualized cost of benefits and perquisites;

•

The expected value of annual compensation for the year, including base salary, AIP award and the grant date fair value of LTI awards;

•

Accumulated value of compensation, including total accumulated value of LTI awards and accumulated benefit values under our retirement and deferred compensation plans;

•

Potential payments under various termination scenarios; and

•

Compliance with our stock ownership policy.

62    2020 Proxy Statement   |  Avery Dennison Corporation

        The Committee believes that reviewing tally sheets is useful in determining executive compensation because they provide a historical perspective on NEO compensation and include information that will be contained in our proxy statement.

INDEPENDENT OVERSIGHT AND EXPERTISE

        Our Board believes that hiring and retaining effective executives and providing them with market-competitive compensation are essential to the success of our company and advance the interests of our stockholders. The Committee, which is comprised solely of independent directors, is responsible for overseeing our executive compensation program. The Committee may delegate authority to subcommittees or, in certain limited circumstances not related to the compensation of our executive officers, to our CEO.

        Under its charter, the Committee has the authority, in its sole discretion and at our expense, to obtain advice and assistance from external advisors. The Committee may retain and terminate any compensation consultant or other external advisor and has sole authority to approve the advisor's fees and other terms and conditions of the retention. In retaining its advisors, the Committee must consider each advisor's independence from management, as required by NYSE listing standards.

        During 2019, the Committee retained Willis Towers Watson as its independent compensation consultant and the firm performed the following services for the Committee:

WILLIS TOWERS WATSON 2019 SERVICES

Assisted with setting the target TDC for our CEO, both for 2019 and potential changes in approach going forward
Evaluated proxy advisory firms' pay-for-performance analyses
Commented on our 2019 CD&A
Provided incentive compensation advice (including analyzing the performance of our AIP payouts, evaluating global long-term incentives, and recommending the relative TSR peer group for the PUs granted in 2019)
Provided guidance on the impact of the TCJA on executive compensation
Reviewed the appropriateness of our executive perquisites
Conducted analyses of the share utilization and stockholder value transfer related to our LTI compensation
Reported on U.S. investor areas of focus related to executive compensation and HCM matters
Assessed and recommended changes to our non-employee director compensation program
Prepared for, attended and reviewed documentation for Committee meetings

        In 2019, Willis Towers Watson received $255,355 in compensation from our company for professional services performed for or at the request of the Committee. We also reimbursed the firm for its reasonable expenses.

        The Committee conducted its annual assessment of Willis Towers Watson's performance in December 2019, which included a review of the services provided during the year, the fees paid therefor and the following additional evaluation criteria:

•

Experience – The firm's depth and breadth of executive compensation knowledge and experience; qualification as a board-level consultant; quality of staff, data, and other resources; and understanding of our business strategy and challenges, industry, performance drivers and HCM considerations;

•

Independence – The firm's objectivity in giving advice and making recommendations, and its willingness to provide candid feedback regarding management and Committee proposals, questions and concerns;

•

Preparation – The quality and timeliness of the firm's reports (in accuracy, type and amount of information, clear communication and responsiveness to issues); its review and feedback on management proposals, and the firm's preparation with the Committee Chair and our management, as appropriate; and

•

Committee Relationship – The accessibility and availability of members of the engagement team; the firm's reporting relationship with the Committee Chair and its working relationship with our human resources team; and the effectiveness of its communication.

Avery Dennison Corporation   |  2020 Proxy Statement    63

        Based on this assessment, the Committee determined that it was satisfied with the performance of Willis Towers Watson and the individual members of the engagement team serving the Committee.

ADVISOR INDEPENDENCE

        Willis Towers Watson and the Committee have had the following protocols in place since the engagement commenced to ensure the firm's independence from management: the Committee has the sole authority to select, retain and terminate Willis Towers Watson, as well as authorize the firm's fees and determine the other terms and conditions that govern the engagement; the Committee directs Willis Towers Watson on the process for delivery and communication of its work product, including its analyses, findings, conclusions and recommendations; in the performance and evaluation of its duties, Willis Towers Watson is accountable, and reports directly, to the Committee; and the Committee may consult with Willis Towers Watson at any time, with or without members of management present, at the Committee's sole discretion.

        As required by SEC regulations and NYSE listing standards, the Committee considered the independence of its advisors in December 2019. The Committee reviewed information provided by Willis Towers Watson, members of the Committee and our executive officers related to the following factors:

•

Other services provided to our company – During fiscal year 2019, Willis Towers Watson performed no services for our company other than executive compensation services performed at the request of the Committee;

•

Fees paid by our company as a percentage of the firm's total revenue – Fees from our company reflected approximately 0.001% of Willis Towers Watson's revenue for its fiscal year ended December 31, 2019;

•

Policies and procedures maintained to prevent or mitigate conflicts of interest – Willis Towers Watson has several policies and procedures to ensure its advice is objective and independent, including a comprehensive code of conduct and ethics and quality policies that mandate rigorous work reviews and periodic compliance reviews, which the firm has represented to the Committee are highly effective;

•

Business or personal relationships with members of the Committee – Based on disclosures from Willis Towers Watson and members of the Committee, we are aware of no such business or personal relationships;

•

Company stock owned by Willis Towers Watson firm representatives – No members of the Willis Towers Watson team serving the Committee own any stock in our company, other than potentially through investments in mutual or other funds managed without the member's input; and

•

Business or personal relationships with any executive officer of our company – Based on disclosures from the firm and our executive officers, we are aware of no business or personal relationships with Willis Towers Watson or the members of the engagement team advising the Committee.

        The Committee affirmatively determined Willis Towers Watson to be independent and both the firm and the members of the engagement team advising the Committee to be free of any conflicts of interest.

OTHER CONSIDERATIONS

CLAWBACK POLICY

        In the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results (including, without limitation, any accounting restatement due to material noncompliance with any financial reporting requirement), the NEO would be required to reimburse our company for any AIP or LTI awards paid or granted in excess of the amount that would have been paid or granted based on the restated financial results. These remedies would be in addition to, not instead of, any other actions taken by our company (through the imposition of any discipline up to and including termination), law enforcement agencies, regulators or other authorities. This clawback policy has been contractually acknowledged by our NEOs upon the execution of their LTI award agreements since 2010.

        The Committee first approved our clawback policy in 2009 to subject incentive compensation to forfeiture if our financial results are not achieved consistent with our high ethical standards. This policy is expressly incorporated into our AIP and LTI plans. The Committee anticipates that it will revise the policy if and as necessary to comply with final rules issued by the SEC.

64    2020 Proxy Statement   |  Avery Dennison Corporation

TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

        The Committee aims to compensate our NEOs in a manner that is tax effective for our company. However, the Committee may adopt or implement compensation programs and/or practices that are not fully tax deductible to the extent it believes doing so is in the best interests of our company and stockholders.

Section 162(m) of the Code

        Prior to the enactment of the TCJA, Section 162(m) of the Code ("Section 162(m)") generally limited our federal income tax deductions for executive compensation in any fiscal year to the extent total compensation for certain executive officers exceeded $1 million in such year, unless it qualified as "performance-based." For taxable years beginning after December 31, 2017, the TCJA amended Section 162(m) by, among other things, expanding the scope of executive officers covered by Section 162(m) and eliminating the exception for "performance-based" compensation. As a result, compensation in excess of $1 million paid to covered executive officers generally will not be deductible, unless it qualifies for limited transition relief under the TCJA. To qualify for transition relief, compensation must, among other things, be payable pursuant to a written binding contract that was in effect on November 2, 2017 and not subsequently modified in any material respect.

        While in the past we have structured certain of our incentive compensation in a manner intended to be tax-deductible for purposes of Section 162(m), due to the TCJA and the uncertainties in the application of Section 162(m) as amended by the TCJA, there is no guarantee that deductions claimed under Section 162(m) will not be challenged or disallowed by the IRS and our ability to deduct compensation under Section 162(m) may be restricted. Furthermore, although the Committee believes that the deductibility of executive compensation is an important consideration and may continue to consider the effects of the TCJA on our future pay practices, it reserves the right to approve and pay executive compensation arrangements that are not fully tax deductible, and/or modify compensation programs and practices without regard to tax deductibility, if it believes that doing so is in the best interests of our company and stockholders.

Section 409A of the Code

        Nonqualified deferred compensation must be deferred and paid under plans or arrangements that satisfy the requirements of Section 409A of the Code with respect to the timing of deferral elections and payments and certain other matters. Failure to satisfy these requirements could expose individuals to accelerated income tax liabilities, penalty taxes and interest on their compensation deferred under these plans. As a general matter, we design and administer our compensation and benefit plans and arrangements in a manner intended to cause these plans and arrangements to be either exempt from, or satisfy the requirements of, Section 409A of the Code.

Avery Dennison Corporation   |  2020 Proxy Statement    65

EXECUTIVE COMPENSATION TABLES

2019 SUMMARY COMPENSATION TABLE

        The table below shows the compensation earned by or awarded to our NEOs during fiscal years 2019, 2018 and 2017 in accordance with SEC regulations. Compensation as shown in the table does not reflect the compensation actually realized by our NEOs for these years. For example, the amounts set forth under "Stock Awards" do not represent amounts realized by our NEOs; rather, they represent the aggregate grant date fair value for financial reporting purposes of PUs (which are subject to the achievement of cumulative EVA and relative TSR performance objectives measured at the end of a three-year period and may result in no such compensation ultimately being realized by our NEOs) and MSUs (which are subject to forfeiture in the event our absolute TSR declines more than 15% over one-, two-, three- or four-year performance periods).

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS	STOCK AWARDS(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3)	CHANGE IN PENSION VALUE AND NQDC EARNINGS(4)	ALL OTHER COMPENSATION(5)	TOTAL

Mitchell R. Butier
Chairman, President &	2019	$1,133,000	–	$5,358,043	$1,288,788	$508,024	$207,177	$8,495,032
Chief Executive Officer	2018	$1,133,000	–	$5,580,651	$1,741,988	$0	$254,058	$8,709,697
	2017	$1,124,750	–	$4,864,416	$2,407,625	$344,240	$218,437	$8,959,468
Gregory S. Lovins
Senior Vice President &	2019	$613,500	–	$1,493,462	$421,785	$81,676	$126,425	$2,736,848
Chief Financial Officer	2018	$587,500	–	$1,140,762	$553,500	$0	$123,963	$2,405,725
	2017	$480,949	$100,000	$1,038,782	$467,500	$89,626	$283,905	$2,460,762
Susan C. Miller
Senior Vice President,	2019	$576,817	–	$1,010,856	$317,252	$1,070,207	$148,872	$3,124,004
General Counsel &	2018	$560,017	–	$1,022,200	$416,324	$0	$147,356	$2,145,897
Secretary	2017	$543,706	–	$995,936	$558,647	$1,307,825	$141,896	$3,548,010
Deon M. Stander(6)
Vice President &	2019	$551,086	–	$963,728	$363,887	$105,550	$143,172	$2,127,423
General Manager, RBIS	2018	$535,290	$750,000	$870,212	$388,051	$0	$98,242	$2,641,795
Georges Gravanis(7)
Former President, LGM	2019	$653,884	–	$1,122,830	$356,980	–	$24,889	$2,158,583
	2018	$651,785	–	$1,145,707	$546,333	–	$26,640	$2,370,465
	2017	$618,551	–	$984,354	$598,737	–	$50,267	$2,251,909

(1)
Amounts include any portions of salary contributed to our employee savings plan or deferred under our deferred compensation plan. Changes in base salary approved by the Compensation Committee for 2019 became effective on April 1 of that year. Mr. Butier's salary was not increased in 2019 for the reasons described in the Compensation Discussion and Analysis section of this proxy statement.

(2)
Amounts reflect the aggregate grant date fair value of PUs and MSUs granted in 2019 and do not reflect compensation actually realized by our NEOs in that year. For values actually realized by our NEOs from the vesting of PUs and MSUs during the year, see the "Value Realized on Vesting" column of the 2019 Option Exercises and Stock Vested table.

Amounts in 2019 include the grant date fair value of PUs, which are paid out in shares of our common stock at the end of a three-year period provided that the designated performance objectives are achieved at the end of the period. The number of shares paid out at vesting can range from 0% to 200% of the target shares at the time of grant. The performance objectives that determine the number of shares that may be earned for the PUs granted in 2019 were (i) cumulative EVA (weighted 50% based on our total company for our corporate NEOs and 75% based on their respective business for our business NEOs), which is a performance condition under Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC 718), and (ii) company relative TSR (weighted 50% for our corporate NEOs and 25% for our business NEOs), compared to the TSR of a peer group of companies objectively determined based on GICS code and revenue size, which is a market condition under ASC 718, in each case computed over the three-year (2019-2021) performance period. The performance condition component of the fair value of PUs was determined based on the fair market value of our common stock on the grant date. The maximum grant date fair values of the performance condition component of PUs were $2,643,588, $736,764, $714,753, and $832,758 for Messrs. Butier, Lovins, Stander, and Gravanis, respectively, and $498,717 for Ms. Miller. The market condition component of the fair value of PUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price relative to the group of peer companies listed on page 56 of this proxy statement at the end of the three-year performance period and a risk-free interest rate of 2.48% derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the performance period; as such, their maximum grant date fair values were the same as their target grant date fair values included in the table. Based on the Monte-Carlo simulation method, the grant date fair value of the market condition component of the PUs was 111.98% of our closing stock price on the grant date. The grant date fair values of the market condition component of the PUs were $1,345,419, $375,038, $121,222, and $141,305 for Messrs. Butier, Lovins, Stander, and Gravanis, respectively, and $253,816 for Ms. Miller.

Amounts in 2019 also include the grant date fair value of MSUs, which are paid out in shares of our common stock over one-, two-, three- and four-year performance periods provided that the designated performance objectives are achieved as of the end of each period. The number of shares paid out at vesting can range from 0% to 200% of the target shares on the grant date. The single performance objective that determines the number of units that may be paid out for MSUs is our absolute TSR, which is a market condition under ASC 718; as such, their maximum grant date fair values were the same as their target grant date fair values shown in the table. The grant date fair value of MSUs of $135.85 in 2019 for all NEOs, which was 125.74% of our closing stock price on the grant date, was determined using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price over one-, two-, three- and four-year performance periods and risk-free interest rates of 2.55%, 2.52%, 2.48% and 2.48% for the first, second, third and fourth MSU tranches, respectively, derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the performance periods.

(3)
Amounts reflect cash AIP awards for the applicable year, which are determined in February and paid in March of the following year.

(4)
Mr. Gravanis was not eligible to participate in these plans.

66    2020 Proxy Statement   |  Avery Dennison Corporation

(5)
The table shown below shows the components of the amounts for 2019.

	PERQUISITES			BENEFITS

NAME	Executive Benefit Allowance	Financial Planning	Other*	Company Contribution and Match, Employee Savings Plan	Company Contributions, Deferred Comp. Plan	Excess Life Insurance	Executive Long-Term Disability Insurance	Executive Group Term Life Insurance	Excess Executive Liability Insurance	TOTAL

Butier	$70,000	–	$4,382	$18,575	$106,936	$1,944	$2,700	$1,800	$840	$207,177
Lovins	$65,000	–	$3,478	$18,200	$32,463	$1,944	$2,700	$1,800	$840	$126,425
Miller	$65,000	$15,000	–	$18,200	$37,268	$1,944	$2,700	$7,920	$840	$148,872
Stander	$61,250	–	–	$18,200	$55,478	$1,944	$2,700	$2,760	$840	$143,172
Gravanis	–	–	$22,138	–	–	–	–	$2,751	–	$24,889

*
Amounts for Messrs. Butier and Lovins reflect payments for their executive physical examinations. Amount for Mr. Gravanis reflects his automobile allowance, converted from euros using the exchange rates as of each month-end during 2019.

(6)
Mr. Stander first became an NEO in 2018. As permitted by SEC rules, the table shows his compensation beginning in the year in which he became an NEO.

(7)
Amounts for Mr. Gravanis were converted from euros using the average exchange rate for the 12 months in 2019 (1.11998950), except for amounts for All Other Compensation described in footnote (5) above.

2019 GRANTS OF PLAN-BASED AWARDS

        The table below provides information regarding grants of plan-based incentive awards made to our NEOs during 2019.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($)(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#)(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF	GRANT DATE FAIR VALUE OF STOCK

NAME	AWARD TYPE	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	STOCK UNITS(#)	AND OPTION AWARDS ($)(3)

Mitchell R. Butier
	MSUs	02/28/19	–	–	–	16,836	19,807	39,614	–	$2,690,830
	PUs	02/28/19	–	–	–	12,046	24,092	48,184	–	$2,667,213
	AIP Award	–	$708,125	$1,416,250	$2,832,500	–	–	–	–	–
Gregory S. Lovins
	MSUs	02/28/19	–	–	–	4,693	5,521	11,042	–	$750,042
	PUs	02/28/19	–	–	–	3,358	6,715	13,430	–	$743,420
	AIP Award	–	$231,750	$463,500	$927,000	–	–	–	–	–
Susan C. Miller
	MSUs	02/28/19	–	–	–	3,176	3,737	7,474	–	$507,681
	PUs	02/28/19	–	–	–	2,273	4,545	9,090	–	$503,175
	AIP Award	–	$174,314	$348,629	$697,258	–	–	–	–	–
Deon M. Stander
	MSUs	02/28/19	–	–	–	3,035	3,571	7,142	–	$485,129
	PUs	02/28/19	–	–	–	2,255	4,509	9,018	–	$478,599
	AIP Award	–	$166,539	$337,077	$666,155	–	–	–	–	–
Georges Gravanis
	MSUs	02/28/19	–	–	–	3,536	4,160	8,320	–	$565,146
	PUs	02/28/19	–	–	–	2,627	5,254	10,508	–	$557,684
	AIP Award	–	$234,856	$469,712	$939,403	–	–	–	–	–

(1)
Amounts represent threshold, target and maximum opportunities under the 2019 AIP. Target awards were established by multiplying each NEO's base salary at the end of 2019 by the following target AIP opportunities: 125% for Mr. Butier; 75% for Messrs. Lovins and Gravanis; and 60% for Ms. Miller and Mr. Stander. Payout levels range from 50% if the target amounts for threshold performance are achieved with respect to each of the performance objectives to 200% if the amounts for maximum performance are achieved with respect to each of the performance objectives.

(2)
Amounts for MSUs represent threshold, target and maximum opportunities, which are paid out in shares of our common stock over one-, two-, three- and four-year performance periods provided that the absolute TSR performance objective is achieved as of the end of each period. The actual number of shares paid out can range from 0% to 200% of the target number of shares on the grant date, with a threshold payout opportunity of 85%. MSUs accrue dividend equivalents during the performance period, which are earned and paid out only at vesting.

Amounts for PUs represent threshold, target and maximum opportunities for the 2019-2021 PUs, which are paid out in shares of our common stock at the end of a three-year performance period provided that the cumulative EVA and relative TSR performance objectives, are achieved at the end of the period. The actual number of shares paid out can range from 0% to 200% of the target number of shares on the grant date, with a threshold payout opportunity of 50% if threshold performance is achieved with respect to each of the performance objectives.

(3)
The grant date fair value of MSUs was determined using the Monte-Carlo simulation method, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award.

The grant date fair value for the performance condition component of PUs was determined based on the fair market value of our common stock on the grant date. The grant date fair value for the market condition component of PUs was determined as of the grant date using the Monte-Carlo simulation method described above.

For information on the inputs to the Monte-Carlo simulation method, see footnote (2) of the 2019 Summary Compensation Table. For additional information regarding the assumptions we use for our stock-based compensation, see Note 12, "Long-Term Incentive Compensation," to the consolidated financial statements contained in our 2019 Annual Report.

Avery Dennison Corporation   |  2020 Proxy Statement    67

2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The table below shows NEO equity awards outstanding as of December 28, 2019, the end of our 2019 fiscal year.

		OPTION AWARDS						STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS – EXERCISABLE (#)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS – UNEXERCISABLE (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

Mitchell R. Butier
	02/25/16	–		–		–	–	–		–	15,709	(4)	$2,067,461
	06/01/16	70,554	(2)	70,554	(2)	$73.96	06/01/26	–		–	–		–
	02/23/17	–		–		–	–	–		–	58,904	(5)	$7,752,356
	02/23/17	–		–		–	–	–		–	26,333	(4)	$3,465,686
	02/22/18	–		–		–	–	–		–	46,648	(5)	$6,139,344
	02/22/18	–		–		–	–	–		–	29,590	(4)	$3,894,340
	02/28/19	–		–		–	–	–		–	48,184	(5)	$6,341,497
	02/28/19	–		–		–	–	–		–	37,380	(4)	$4,919,582

Total		70,554		70,554				–		–	262,748		$34,580,266
Gregory S. Lovins
	02/25/16	–		–		–	–	–		–	1,716	(4)	$225,843
	02/23/17	–		–		–	–	–		–	6,228	(5)	$819,668
	02/23/17	–		–		–	–	–		–	2,787	(4)	$366,797
	09/01/17	–		–		–	–	2,906	(3)	$382,459	–		–
	02/22/18	–		–		–	–	–		–	9,536	(5)	$1,255,032
	02/22/18	–		–		–	–	–		–	6,050	(4)	$796,241
	02/28/19	–		–		–	–	–		–	13,430	(5)	$1,767,522
	02/28/19	–		–		–	–	–		–	10,420	(4)	$1,371,376

Total		–		–				2,906		$382,459	50,167		$6,602,479
Susan C. Miller
	02/25/16	–		–		–	–	–		–	3,318	(4)	$436,682
	02/23/17	–		–		–	–	–		–	12,060	(5)	$1,587,216
	02/23/17	–		–		–	–	–		–	5,391	(4)	$709,510
	02/22/18	–		–		–	–	–		–	8,544	(5)	$1,124,476
	02/22/18	–		–		–	–	–		–	5,420	(4)	$713,326
	02/28/19	–		–		–	–	–		–	9,090	(5)	$1,196,335
	02/28/19	–		–		–	–	–		–	7,053	(4)	$928,245

Total		–		–				–		–	50,876		$6,695,790
Deon M. Stander
	02/25/16	–		–		–	–	–		–	1,499	(4)	$197,283
	02/23/17	–		–		–	–	–		–	16,192	(5)	$2,131,029
	02/23/17	–		–		–	–	–		–	2,414	(4)	$317,707
	02/22/18	–		–		–	–	–		–	7,634	(5)	$1,004,711
	02/22/18	–		–		–	–	–		–	4,843	(4)	$637,387
	02/28/19	–		–		–	–	–		–	9,018	(5)	$1,186,859
	02/28/19	–		–		–	–	–		–	6,740	(4)	$887,051

Total		–		–				–		–	48,340		$6,362,027
Georges Gravanis
	02/25/16	–		–		–	–	–		–	3,215	(4)	$423,126
	02/23/17	–		–		–	–	–		–	8,376	(5)	$1,102,365
	02/23/17	–		–		–	–	–		–	5,497	(4)	$723,460
	02/22/18	–		–		–	–	–		–	9,808	(5)	$1,290,831
	02/22/18	–		–		–	–	–		–	6,223	(4)	$819,009
	02/28/19	–		–		–	–	–		–	10,508	(5)	$1,382,958
	02/28/19	–		–		–	–	–		–	7,851	(4)	$1,033,270

Total		–		–				–		–	51,478		$6,775,019

(1)
Market value calculated based on the closing price of our common stock of $131.61 on December 27, 2019, the last trading day of our 2019 fiscal year.

(2)
Stock options granted to Mr. Butier on June 1, 2016 vest 50% on each of the third and fourth anniversaries of the grant date, subject to his continued service.

(3)
RSUs granted to Mr. Lovins on September 1, 2017 vest in equal installments on the first, second, third and fourth anniversaries of the respective grant date, subject to his continued service.

(4)
MSUs are eligible for vesting as of the end of the period over one-, two-, three- and four-year performance periods, subject to achievement of the absolute TSR performance objective established for the award. Amounts are shown at (i) 200%, 200%, 106% and 147% of target for the vesting tranches of the MSUs granted in 2016, 2017, 2018 and 2019, respectively, the payouts for all NEOs based on our actual performance for the respective performance periods as determined by the Compensation Committee in February 2020; and (ii) the maximum level of performance for the remaining tranches of the MSUs granted in 2017, 2018 and 2019, as actual performance through December 28, 2019 would result in above-target payouts.

(5)
PUs are eligible for vesting at the end of a three-year performance period, subject to achievement of the applicable performance objectives established for the NEO's award. Amounts are shown at (i) 200% of target for the 2017-2019 PUs for all NEOs except that Mr. Gravanis' 2017-2019 PUs are shown at 136% of target, which were the payouts based on the actual performance for the period as determined by the Compensation Committee in February 2020, and (ii) the maximum level of performance for the 2018-2020 PUs and 2019-2021 PUs for all NEOs as actual performance through December 28, 2019 would result in above-target payouts.

68    2020 Proxy Statement   |  Avery Dennison Corporation

2019 OPTION EXERCISES AND STOCK VESTED

        The table below provides information regarding the number of shares acquired and the value realized by our NEOs upon the vesting of stock awards during 2019. Amounts reflect the vesting of (i) the PUs granted in 2016 for the 2016-2018 performance period, which paid out at 200% of target based on our relative TSR for all NEOs and at 200% of target based on our cumulative EVA for our corporate NEOs (excluding Mr. Lovins who was part of LGM at the time of grant), 200% of target based on LGM's cumulative EVA for Messrs. Lovins and Gravanis, and 200% of target based on RBIS' cumulative EVA for Mr. Stander; (ii) the fourth tranche of MSUs granted in 2015 that paid out at 200% of target based on our 2015-2018 absolute TSR; (iii) the third tranche of MSUs granted in 2016 that paid out at 188% of target based on our 2016-2018 absolute TSR; (iv) the second tranche of MSUs granted in 2017 that paid out at 137% of target based on our 2017-2018 absolute TSR; and (v) RSUs granted in 2015 and 2017 that vested in 2019. MSU amounts include accrued dividend equivalents paid out at vesting. The first tranche of MSUs granted in 2018 were cancelled as we did not meet the threshold level of performance.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)

Mitchell R. Butier	–	–	108,154	$11,671,980
Gregory S. Lovins	–	–	14,675	$1,594,841
Susan C. Miller	–	–	25,488	$2,750,666
Dean M. Stander	–	–	25,338	$2,734,477
Georges Gravanis	–	–	26,201	$2,813,645

(1)
Amounts reflect the number of shares paid out at vesting multiplied by the fair market value of our common stock on the vesting date, and include the vesting of the following stock awards. The number of shares paid out at vesting for MSUs includes the payout of accrued dividend equivalents.

NAME	AWARD TYPE	GRANT DATE	NUMBER OF UNITS SUBJECT TO VESTING (#)	PERFORMANCE MODIFIER (%)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	FAIR MARKET VALUE ON VESTING DATE ($)	VALUE REALIZED ON VESTING ($)

Butier
	MSUs	02/26/15	6,286	200%	13,680	$107.92	$1,476,346
	MSUs	02/25/16	7,542	188%	15,055	$107.92	$1,624,736
	MSUs	02/23/17	6,394	137%	9,099	$107.92	$981,964
	MSUs	02/22/18	5,713	0%	–	–	–
	PUs	02/25/16	35,160	200%	70,320	$107.92	$7,588,934
Lovins
	RSUs	09/01/17	1,453	–	1,453	$115.57	$167,923
	MSUs	02/26/15	1,353	200%	2,947	$107.92	$318,040
	MSUs	02/25/16	823	188%	1,641	$107.92	$177,097
	MSUs	02/23/17	676	137%	962	$107.92	$103,819
	MSUs	02/22/18	1,168	0%	–	–	–
	PUs	02/25/16	3,836	200%	7,672	$107.92	$827,962
Miller
	MSUs	02/26/15	2,569	200%	5,593	$107.92	$603,597
	MSUs	02/25/16	1,593	188%	3,180	$107.92	$343,186
	MSUs	02/23/17	1,309	137%	1,863	$107.92	$201,055
	MSUs	02/22/18	1,047	0%	–	–	–
	PUs	02/25/16	7,426	200%	14,852	$107.92	$1,602,828
Stander
	MSUs	02/26/15	1,344	200%	2,929	$107.92	$316,098
	MSUs	02/25/16	720	188%	1,437	$107.92	$155,081
	MSUs	02/23/17	586	137%	834	$107.92	$90,005
	MSUs	02/22/18	935	0%	–	–	–
	PUs	02/25/16	10,069	200%	20,138	$107.92	$2,173,293
Gravanis
	RSUs	06/01/15	3,043	–	3,043	$103.33	$314,433
	MSUs	02/26/15	1,740	200%	3,789	$107.92	$408,909
	MSUs	02/25/16	1,543	188%	3,080	$107.92	$332,394
	MSUs	02/23/17	1,334	137%	1,899	$107.92	$204,940
	MSUs	02/22/18	1,201	0%	–	–	–
	PUs	02/25/16	7,195	200%	14,390	$107.92	$1,552,969

Avery Dennison Corporation   |  2020 Proxy Statement    69

2019 PENSION BENEFITS

        The present values of accumulated pension benefits shown in the table below have been calculated based on the assumptions we used to calculate our pension benefit obligations in the consolidated financial statements contained in our 2019 Annual Report. Since the accrual of additional benefits under these plans has been frozen since December 31, 2010, the change in present values from year to year is based primarily the assumptions we use to determine the present value of participants' accumulated benefits for purposes of our year-end audited financial statements and secondarily on the passage of time. Messrs. Gravanis and Stander have not been included in the table because they have no accrued benefits under these plans.

        Amounts shown for Pension Plan (i) for Mr. Butier and Ms. Miller reflect the lump-sum value of the pension benefit accrued as of March 21, 2019, the date on which these benefit obligations were transferred to an annuity insurance provider, and (ii) for Mr. Lovins reflect the lump-sum value received as a result of his election to receive a lump-sum payment in connection with the plan's termination. Amounts shown for Benefit Restoration Plan for all NEOS reflect the lump-sum value of the pension benefit accrued as of December 28, 2019, the last day of our fiscal year.

NAME	PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT(1, 2) ($)	PAYMENTS DURING LAST FISCAL YEAR(1,3) ($)

Mitchell R. Butier
	Pension Plan	9.33	$297,947	–
	Benefit Restoration Plan	9.33	$306,726	–

Total			$604,673	–
Gregory S. Lovins
	Pension Plan	15.58	–	$119,506
	Benefit Restoration Plan	15.58	$41,272	–

Total			$41,272	$119,506
Susan C. Miller
	Pension Plan	21.00	$896,165	–
	Benefit Restoration Plan	21.00	$501,799	–

Total			$1,397,964	–

(1)
While the Benefit Restoration Plan allows for lump-sum payment, the Pension Plan required that distributions take the form of a monthly annuity, except in special circumstances. For information regarding the assumptions we use to determine the present value of accumulated benefits for our pension plans, see Note 6, "Pension and Other Postretirement Benefits," to the consolidated financial statements contained in our 2019 Annual Report.

(2)
Amounts for the Pension Plan reflect the lump-sum value of the pension benefit accrued as of March 21, 2019, the date on which these benefit obligations were transferred to an annuity insurance provider.

(3)
Amount reflects the lump-sum value received as a result of Mr. Lovins' election to receive a lump-sum payment in connection with the Pension Plan termination.

PENSION PLAN

        We previously provided qualified retirement benefits for eligible U.S. employees under the Avery Dennison Pension Plan (the "Pension Plan"). All of our NEOs – except for Messrs. Gravanis and Stander – were eligible to receive benefits under the Pension Plan, including reduced benefits in the event of early retirement. The accrual of additional benefits under the Pension Plan was frozen as of December 31, 2010.

        In September 2018, we terminated the Pension Plan. In connection with the termination, we contributed $200 million to the plan in August 2018. During the fourth quarter of 2018, we settled approximately $152 million of our Pension Plan liabilities through lump-sum payments from existing plan assets to eligible participants who elected to receive them. In March 2019, we settled the liabilities for approximately 8,300 active and former employees and their beneficiaries of approximately $750 million primarily through the purchase of a group annuity contract from American General Life Insurance Company ("AGL"), a subsidiary of American International Group, Inc. AGL assumed the future annuity payments for these individuals, commencing at April 1, 2019.

        Compensation covered by the Pension Plan included base salary and AIP awards, up to the applicable statutory limitations each plan year. Employees vested in the Pension Plan after five years of service, or at age 55 upon termination of employment.

70    2020 Proxy Statement   |  Avery Dennison Corporation

        Benefits under the Pension Plan were based on pensionable earnings, length of service, when benefits commence, and how they are paid. Benefits were calculated separately for each year of applicable service using a formula equal to 1.25% times compensation up to the breakpoint (which for each year prior to our freezing the accrual of additional benefits was the average of the Social Security wage bases for the preceding 35 years) plus 1.75% times compensation in excess of the breakpoint. The results of the calculation for each year of service were added together to determine the annual single life annuity benefit under the Pension Plan for an employee at normal retirement (generally age 65), which was not subject to reduction for Social Security payments.

        Eligible participants could have elected to receive their benefits in one of several payment forms payable in monthly installments. Benefits were generally paid in annuity form over the lifetime of the participant and/or a beneficiary. By default, single participants were eligible for a single life annuity, and they could have chosen from alternate payment forms that included benefits payable to a beneficiary. By default, married participants were eligible for a joint and survivor annuity that was payable over the participant's lifetime, and, if survived by a spouse, over the spouse's lifetime. Married participants could choose alternate payment forms, with the consent of the spouse. The monthly benefit each eligible participant could receive was adjusted based on the plan's definition of actuarial equivalence.

        Benefits were generally payable without reduction after participants reach age 65; however, certain participants – including our participating NEOs – could have been eligible to receive an unreduced benefit at age 62. Prior to age 62, a participant's benefits were reduced by 15% for commencement of benefits at age 61 and an additional 5% for each additional year the participant elected to receive benefits early, provided that no benefit could commence before a participant reached age 55.

BENEFIT RESTORATION PLAN

        Our Benefit Restoration Plan (BRP) is a nonqualified excess benefit plan that provides for the payment of supplemental retirement benefits to eligible participants in an amount equal to the amount by which their benefits otherwise payable under the Pension Plan would be reduced under the Code. All NEOs – except for Messrs. Gravanis and Stander – are eligible to receive benefits under the BRP. The accrual of additional benefits under the BRP was frozen as of December 31, 2010; as a result, no additional accruals were made during 2019.

        Because the BRP is designed to mirror the Pension Plan, the information concerning the compensation covered, benefit formula, early retirement provisions, and payment forms is the same as that of the Pension Plan except that (i) the BRP provides for payment in the form of a lump-sum distribution, unless a timely election is made for monthly payments over the lifetime of the participant and a designated beneficiary, and (ii) BRP benefits are generally payable upon the later of separation from service and age 55.

2019 NONQUALIFIED DEFERRED COMPENSATION

        The table below provides information regarding NEO and company contributions to nonqualified deferred compensation plans(1) in fiscal year 2019. Mr. Gravanis has not been included in the table because, as a non-U.S. employee, he was not eligible to participate.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(2)	AGGREGATE EARNINGS IN LAST FY ($)(3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)

Mitchell R. Butier	–	$106,936	$508,024	–	$2,157,416
Gregory S. Lovins	–	$32,463	$81,676	–	$330,843
Susan C. Miller	–	$37,268	$1,069,543	–	$6,082,114
Deon M. Stander	$132,652	$55,478	$105,550	–	$589,410

(1)
Amounts reflect the NEOs' participation in the Executive Variable Deferred Retirement Plan (EVDRP). Under the EVDRP, participants may choose among publicly available funds ranging from money market and bond funds to index and other equity/mutual funds. The rate of return depends on the funds selected by the participant.

(2)
Company contributions to the EVDRP are included in the "All Other Compensation" column of the 2019 Summary Compensation Table.

(3)
Amounts reflect EVDRP vested account balances as of December 28, 2019, the last day of our 2019 fiscal year. Because the amounts do not represent above-market earnings, they are not reported in the 2019 Summary Compensation Table. Ms. Miller elected to defer the MSUs granted to her in 2013, including related dividend

Avery Dennison Corporation   |  2020 Proxy Statement    71

  equivalents, under the EVDRP. The amounts shown below were reported under the "All Other Compensation" column of the Summary Compensation Table in previous proxy statements.

NAME	AGGREGATE COMPANY CONTRIBUTIONS PREVIOUSLY REPORTED ($)

Butier	$562,340
Lovins	$80,971
Miller	$164,898
Stander	$25,486

EXECUTIVE VARIABLE DEFERRED RETIREMENT PLAN

        Our Executive Variable Deferred Retirement Plan (EVDRP) is the only active deferred compensation plan available to our eligible U.S. employees. Earnings are based on a fixed rate and/or the performance of variable bond and equity funds selected by the participant from available options. The EVDRP does not offer investment options that provide above-market interest rates.

        Eligible employees are able to defer U.S. taxes until their investment is withdrawn, providing an opportunity for them to accumulate savings on a pre-tax basis. We also benefit from this arrangement because we do not have to expend cash to pay amounts individuals have elected to defer. As a result, we can use this cash for other corporate purposes until a deferred compensation account is paid to a participant at the time the participant elected to receive in-service withdrawals or after termination of employment.

        All deferred compensation accounts are unfunded obligations of our company and subject to the same risks as any of our general debts and obligations. As a result, these accounts help mitigate risk-seeking behavior by management that could be detrimental to the long-term health of our company.

Employee Contributions

        Under the EVDRP, eligible employees can defer up to 75% of their salary and 90% of their AIP award.

Company Contribution

        As of January 1, 2019, we made a contribution to the deferred compensation accounts of eligible employees based on 401(k) eligible earnings in excess of the Code compensation limit and deferred compensation in 2018. This annual contribution provided an automatic contribution of 3% of pay plus a matching contribution of 50% on the first 7% of pay not covered by company contributions to our 401(k) Plan. This contribution was added to the deferred compensation accounts of eligible employees who were employed at year-end 2018, which included all our participating NEOs. This benefit is designed to supplement 401(k) contributions that are limited under the Code.

Withdrawals/Distributions

        Contributions to deferred compensation accounts are required to be distributed following an eligible employee's separation from service. Subject to Section 409A of the Code, eligible employees may elect to receive separation from service withdrawals in the form of a lump-sum payment or monthly installments over two to 20 years. Eligible employees may change the method in which payments are distributed provided that they do so at least 12 months before the date of distribution; however, any change results in the distribution occurring or beginning five years later than it would have otherwise. All of our NEOs are "specified employees" under Section 409A of the Code. Distributions to specified employees cannot be made until at least the seventh month after separation from service, except in the event of death.

72    2020 Proxy Statement   |  Avery Dennison Corporation

PAYMENTS UPON TERMINATION AS OF DECEMBER 28, 2019

        The table below shows potential benefits that would have been payable to our NEOs in the event of termination on December 28, 2019, the last day of our 2019 fiscal year. Amounts paid or distributed upon actual termination may differ from amounts shown due to timing and any future changes to our benefit plans.

		TERMINATION SCENARIOS AS OF THE END OF FISCAL YEAR 2019

NAME	BENEFIT	DEATH	QUALIFYING DISABILITY	QUALIFYING RETIREMENT(2)	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION WITHIN 24 MOS. OF CHANGE OF CONTROL

Mitchell R. Butier
	Severance Payment	–	–	–	$7,125,236	$10,687,855
	Unvested Stock Options(1)	–	–	–	–	$4,067,720
	Unvested PUs(1)	$5,922,625	$5,922,625	–	–	$10,116,597
	Unvested MSUs(1)	$4,245,268	$4,245,268	–	–	$7,760,819
	Outplacement	–	–	–	$25,000	$25,000

Total		$10,167,893	$10,167,893	–	$7,150,236	$32,657,991

	Value of Forfeited Equity(1)	$(11,777,244)	$(11,777,244)	$(21,945,137)	$(21,945,137)	–
Gregory S. Lovins
	Severance Payment	–	–	–	$1,193,493	$2,386,986
	Unvested RSUs(1)	$382,459	$382,459	–	–	$382,459
	Unvested PUs(1)	$828,178	$828,178	–	–	$1,921,111
	Unvested MSUs(1)	$616,697	$616,697	–	–	$1,511,450
	Outplacement	–	–	–	$25,000	$25,000

Total		$1,827,334	$1,827,334	–	$1,218,493	$6,227,006

	Value of Forfeited Equity(1)	$(1,987,685)	$(1,987,685)	$(3,815,019)	$(3,815,019)	–
Susan C. Miller
	Severance Payment	–	–	–	$1,154,660	$2,309,320
	Unvested PUs(1)	$1,168,434	$1,168,434	$1,962,042	$1,962,042	$1,954,014
	Unvested MSUs(1)	$840,123	$840,123	$1,250,129	$1,250,129	$1,503,476
	Outplacement	–	–	–	$25,000	$25,000

Total		$2,008,557	$2,008,557	$3,212,171	$4,391,831	$5,791,810

	Value of Forfeited Equity(1)	$(1,448,933)	$(1,448,933)	$(245,319)	$(245,319)	–
Deon M. Stander
	Severance Payment	–	–	–	$965,173	$1,930,346
	Unvested PUs(1)	$1,400,418	$1,400,418	–	–	$2,161,299
	Unvested MSUs(1)	$512,721	$512,721	–	–	$1,116,535
	Outplacement	–	–	–	$25,000	$25,000

Total		$1,913,139	$1,913,139	–	$990,173	$5,233,180

	Value of Forfeited Equity(1)	$(1,364,695)	$(1,364,695)	$(3,277,834)	$(3,277,834)	–
Georges Gravanis
	Severance Payment	–	–	–	$1,341,739	$2,683,478
	Unvested PUs(1)	$1,239,284	$1,239,284	$1,532,577	$1,532,577	$2,145,901
	Unvested MSUs(1)	$884,367	$884,367	$1,292,193	$1,292,193	$1,622,642
	Outplacement	–	–	–	$25,000	$25,000
	Code Section 280G Adjustment	–	–	–		$(145,641)

Total		$2,123,651	$2,123,651	$2,824,770	$4,191,509	$6,331,380

	Elimination of Excise Tax Liability	–	–	–	–	$(684,867)
	Value of Forfeited Equity(1)	$(1,644,892)	$(1,644,892)	$(943,774)	$(943,774)	–

(1)
Values for equity awards were determined as follows: (i) for stock options, the number of shares that would have been exercisable multiplied by the difference between the fair market value of our common stock on December 27, 2019, the last trading day of our 2019 fiscal year, and the applicable exercise price; (ii) for RSUs, PUs and MSUs, the number of shares that would have been acquired or forfeited on vesting multiplied by the fair market value of our common stock on December 27, 2019.

(2)
Mr. Gravanis and Ms. Miller qualified as retirement eligible at the end of fiscal year 2019 because they had reached the age of 55 and had completed over ten years of service with our company. As a result, in every termination scenario, all of their unvested equity awards would vest, with unvested PUs and MSUs vesting on a prorated basis after the respective performance period based on our actual performance.

        In addition to the amounts shown in the table above, in the event of termination, our NEOs would be entitled to receive their accrued and vested benefits under any deferred compensation plan in which they participate. These amounts would be determined and paid in accordance with the terms and conditions of the plan, and are not included in the table. See 2019 Nonqualified Deferred Compensation for information on these benefits.

Avery Dennison Corporation   |  2020 Proxy Statement    73

        None of our NEOs has an employment contract, and all of them are employed at-will; if an NEO were no longer performing at the expected level, he or she could be terminated for cause immediately without receiving a contractually-guaranteed payment. The other potential payments upon termination or a change of control are described below.

EXECUTIVE SEVERANCE PLAN

        Each of our NEOs is a participant in the Severance Plan. Upon involuntary termination not for cause, they currently would be entitled to the benefits shown below.

        In February 2020, the Compensation Committee amended and restated the Severance Plan, effective July 1, 2020, to provide that the AIP award portion of the Severance Plan payment be changed from the highest AIP award received during the last three years to the target AIP award for the year of termination.

        Benefits Not Subject to Gross up. Benefits are subject to withholding for all applicable taxes and not grossed-up for taxes.

        Trigger for Benefits. Involuntary termination, which excludes termination for cause; due to disability; due to death; due to voluntary resignation; or due to an executive declining simultaneous or continuing employment in a comparable position.

        Definition of Cause. Cause is defined as (i) commission of a crime or other act that could materially damage the reputation of our company or its subsidiaries; (ii) theft, misappropriation, or embezzlement of company or subsidiary property; (iii) falsification of company or subsidiary records; (iv) substantial failure to comply with written policies and procedures; (v) misconduct; or (vi) substantial failure to perform material job duties not cured within 30 days after written notice.

KEY EXECUTIVE CHANGE OF CONTROL SEVERANCE PLAN

        Each of our NEOs is also a participant in the COC Severance Plan, which is designed to retain certain key executives during a period in which a change of control transaction is being negotiated or a hostile takeover is being attempted. Participants are only entitled to benefits if they are terminated not for "cause" or terminate employment for "good reason" within 24 months of the change of control (a "double trigger"). In these circumstances, they currently would be entitled to the benefits shown below.

        In February 2020, the Compensation Committee amended and restated the COC Severance Plan, effective July 1, 2020, to provide that the AIP award portion of the COC Severance Plan payment be changed from the highest AIP award received for during the last three years to the target AIP award for the year of termination.

        Benefits Not Subject to Gross-up. Benefits are subject to withholding for all applicable taxes and not grossed-up for excise or other taxes. However, if the payment would trigger an excise tax for a particular NEO, the NEO can elect to receive (i) his or her full benefits, with him or her responsible for paying any applicable excise taxes, or (ii) reduced benefits to an amount sufficient to eliminate any excise tax liability.

74    2020 Proxy Statement   |  Avery Dennison Corporation

        Definition of Change of Control. Change of control is defined as (i) replacement of a majority of our Board during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of our Board; or (ii) acquisition by any person, group or corporation that has entered into a merger, acquisition, consolidation, purchase, stock acquisition, asset acquisition, or similar business transaction with our company, of (A) together with any of our company's stock previously held, more than 50% of the total fair market value or the total voting power of our company's stock; (B) 30% or more of the total voting power of our company's stock during any 12-month period; or (C) assets of our company having a total gross fair market value of 40% or more of the total gross fair market value of all of our company's assets during any 12-month period.

        Definition of cause. Cause is defined as it is under the Severance Plan.

        Definition of good reason. Good reason is defined as (i) material diminution in base compensation; (ii)  material diminution in authority, duties, or responsibilities or supervisor's authority, duties, or responsibilities; (iii) material change in geographic job location; or (iv) any other action or inaction that constitutes a material breach by our company.

EQUITY INCENTIVE PLANS

        Under our previous Amended and Restated Stock Option and Incentive Plan last approved by our stockholders in April 2012 and our 2017 Incentive Award Plan approved by stockholders in April 2017, unvested equity awards held by our NEOs on the date of termination would vest as shown in the table below. Mr. Gravanis and Ms. Miller qualified as retirement eligible at the end of our 2019 fiscal year because they had reached the age of 55 and had completed over ten years of service with our company.

VESTING OF EQUITY AWARDS ON TERMINATION EVENTS

	PUs	MSUs	RSUs	Stock Options
Resignation/Involuntary Termination, whether or Not for Cause	Cancelled	Cancelled	Cancelled	Cancelled
Death	Vest at time of event on a prorated basis based on target performance	Vest at time of event on a prorated basis based on target performance	Vest	Cancelled

Qualifying Disability	Same as death	Same as death	Vest	Cancelled

Qualifying Retirement	Vest after the end of the performance period on a prorated basis based on actual performance	Vest after the end of the performance period on a prorated basis based on actual performance	Vest	Vest and exercisable by our CEO for the term of the option and by our other NEOs for the lesser of five years and the term of the option
Change of Control*	Vest based on actual, if determinable, and otherwise target performance only in the event of termination without cause or for good reason within 24 months after change of control	Vest based on actual, if determinable, and otherwise target performance only in the event of termination without cause or for good reason within 24 months of change of control	Vest only in the event of termination without cause or for good reason within 24 months after change of control	Vest only in the event of termination without cause or for good reason within 24 months after change of control

*
Unvested PUs and MSUs granted prior to May 2017 would vest based on target performance. Unvested stock options granted prior to May 2012 would vest on a change of control.

Avery Dennison Corporation   |  2020 Proxy Statement    75

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 28, 2019

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)

Equity compensation plans approved by security holders
Amended and Restated Stock Option and Incentive Plan(1)	649,133	$62.10	–
2017 Incentive Award Plan(2)	1,084,368	–	4,320,221
Total	1,733,501	$62.10	4,320,221

(1)
Our Amended and Restated Stock Option and Incentive Plan (the "Previous Plan") was approved by stockholders in April 2012. We last issued awards under the Previous Plan in March 2017. Under the Previous Plan, shares issuable under outstanding equity awards granted prior to December 30, 2017 included (i) stock options and RSUs for non-employee directors and (ii) stock options, RSUs, PUs and MSUs for officers and other eligible employees. Amount in column (A) includes 206,240 stock options; 7,509 RSUs; 189,565 MSUs (including accrued dividend equivalents and reflecting the unvested tranche of the MSUs granted in 2017 at the maximum level of performance as actual performance would result in above-target payout and the 2016 and 2017 tranches subject to vesting as of December 28, 2019 at 200%, reflecting the payout based on actual performance); 245,819 PUs (reflecting the maximum level of performance for the relative TSR component of the 2017-2019 PUs cycle as actual performance would result in above-target payouts, and a weighted-average of 171% for the cumulative EVA component of these PUs). Price in column (B) does not include RSUs, MSUs, PUs or dividend equivalents.

(2)
Our 2017 Incentive Award Plan (the "Current Plan") was approved by our stockholders in April 2017. We began issuing awards under the Current Plan in May 2017. Under the Current Plan, shares issuable under outstanding equity awards include (i) RSUs and DSUs for non-employee directors and (ii) RSUs, PUs and MSUs for officers and other eligible employees. Amount in column (A) includes 51,895 RSUs; 182,500 DSUs; 333,537 MSUs (including accrued dividend equivalents and reflecting the unvested tranches of the MSUs granted in 2018 and 2019 at the maximum level of performance as actual performance would result in above-target payouts and the tranches subject to vesting as of December 28, 2019 at 106% and 147%, respectively, reflecting the payout based on actual performance); 516,436 PUs (reflecting the maximum level of performance for the relative TSR component of 2018-2020 and 2019-2021 PUs as actual performance would result in above-target payouts, and a weighted-average of 195% and 158%, respectively, for the cumulative EVA components of these PUs). Amount in column (C) represents the aggregate number of shares available for future issuance, with each full-value award decreasing the number of shares available for future issuance by 1.5 shares.

76    2020 Proxy Statement   |  Avery Dennison Corporation

CEO PAY RATIO

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing this disclosure about the relationship between the median annual total compensation of our employees to the annual total compensation of our CEO. We are located in countries around the world to best serve our customers, with approximately 77% of our revenues generated outside the U.S. and approximately 33% of our revenues generated in emerging markets (Asia, Latin America, Eastern Europe and Middle East/Northern Africa). As a global organization with employees located in over 50 countries, approximately 87% of our employees are located outside the U.S. and approximately 71% are located in emerging markets, where median compensation is substantially lower than it is in the U.S.

        The charts shown below provide a breakdown of our global employee population by region and function. Nearly 20,000 of our approximately 33,000 employees, representing over 60% of our global workforce, are in Asia, serving our customers in that region. In addition, approximately 65% of our global workforce works in the operations of our manufacturing facilities worldwide or in positions directly supporting them from other locations.

        Our compensation philosophy is to offer market-based, competitive wages and benefits in all the markets where we compete for talent – all of our employees were paid at least the applicable minimum wage, and 98% of our employees were paid above the applicable legal minimum wage at the end of 2019. Our CEO's compensation is driven by pay for performance, commensurate with that provided by companies of similar size, scope, complexity and performance.

2019 PAY RATIO

•

The annual total compensation of our median employee (among all employees except for our CEO) was approximately $12,278.

•

Our CEO's annual total compensation, as reported in the Total column of the 2019 Summary Compensation Table, was $8,495,032.

•

Based on this information, a reasonable estimate of the 2019 ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 692 to 1.

        We calculated this ratio based on the rules and guidance provided by the SEC. SEC rules allow for varying methodologies for companies to use in identifying their median employee; other companies may have different workforce demographics and employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their CEO pay ratios. Consequently, the CEO pay ratios reported by other companies may not be meaningful for purposes of comparison to our CEO pay ratio.

IDENTIFICATION OF MEDIAN EMPLOYEE

        Given that there were no significant changes in the compensation arrangements of our global workforce from 2018 to 2019 or our global workforce during that period that would cause a significant change in our CEO pay ratio, as allowed by SEC rules, we are using the same median employee in 2019 as we did in 2018. However, given that the role of the median employee identified for 2017 changed in 2018, we identified another employee as the median employee for 2018 from the same group from which we identified the 2017 median employee. The employee identified for 2018 had comparable pay

Avery Dennison Corporation   |  2020 Proxy Statement    77

to the median employee in 2017 but best represented the compensation of the employees in this group given the 2017 median employee's role change.

        For purposes of identifying our median employee in 2017 from the same group from which we identified our median employee in 2018 given the 2017 median employee's role change, we considered annual base compensation, which is the most common pay element for all our employees, as reflected in our global human resources information system. We selected this compensation element because it represents the principal broad-based compensation element for the vast majority of our employees globally. We measured compensation for purposes of determining the median employee using the 12-month period ending December 31, 2017. We made cost-of-living adjustments.

        We selected November 1, 2017 as the date on which to determine our median employee. As of that date, we had 30,256 employees, 26,231 of which were located outside of the United States and approximately 21,000 of which were located in emerging markets. We utilized the de minimis exemption to eliminate countries representing no more than 5% of our global population in the aggregate. The countries excluded were Sri Lanka, Indonesia and Pakistan with 646, 542 and 202 employees, respectively, in the aggregate then representing 4.6% of our global workforce.

        To determine our medianable group, we used a statistical sampling approach known as stratified sampling to concentrate on medianable employees, which were those within a narrow range of the estimated median salary of $9,524, because these employees were all reasonably likely to be our median employee. As a result of this statistical sampling process, we identified 647 employees with a salary within $500 of this amount. Employees from China represented 51% of the medianable group; as a result, we narrowed the medianable group to those 329 employees. Finally, we identified the nine employees who were potentially our median employee by analyzing additional qualitative and quantitative characteristics, including pay volatility.

MEDIAN EMPLOYEE COMPENSATION

        Using the methodology described above, we determined that our median employee for 2019 was a full-time, salaried employee working at a manufacturing facility in China. For purposes of this disclosure, we converted the employee's base compensation from Chinese Yuan to U.S. dollars using the exchange rate as of December 1, 2019 of 0.14216662.

        In determining the annual total compensation of approximately $12,278 for our median employee, as required by SEC rules, we calculated the employee's compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, consistent with how we determine our CEO's total compensation for the 2019 Summary Compensation Table.

78    2020 Proxy Statement   |  Avery Dennison Corporation

ITEM 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee – which is directly responsible for the appointment, compensation (including approval of audit and non-audit fees) and evaluation of the independent registered public accounting firm that audits our financial statements and internal control over financial reporting – has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2020, and our Board is seeking stockholder ratification of the appointment. Stockholder ratification is not required by our Bylaws or applicable laws and regulations. However, our Board annually submits this appointment for stockholder ratification as an element of our strong governance program. If stockholders were not to ratify the appointment, the Audit Committee would reconsider whether or not to retain PwC, but could determine to do so in the committee's discretion. In addition, even if the appointment is ratified, the Audit Committee could subsequently appoint a different independent registered public accounting firm without stockholder approval if the committee were to determine that doing so would be in the best interests of our company and stockholders.

        Although no formal statement from PwC is planned, representatives of the firm will be present at the Annual Meeting to answer questions from stockholders.

AUDIT COMMITTEE EVALUATION

        In determining whether to reappoint PwC, the Audit Committee considered the qualifications, performance, and independence of the firm and the audit engagement team, the quality of its discussions with PwC, and the fees charged by PwC for the quality and breadth of services provided. In connection with the 2020 appointment, the Audit Committee considered, among other things, the following:

•

Audit Quality – The quality of PwC's audit and non-audit work, based on its oversight of the firm's work product, as well as its discussions with management in executive session without PwC present and its discussions with PwC in executive session without management present;

•

Performance – PwC's reports on its quality controls and its performance during our 2019 and prior-year audits;

•

Qualitative Review – The results of our global survey of members of management and the Audit Committee evaluating PwC's (i) expertise and resources, (ii) audit planning, (iii) communication and interaction, (iv) independence, objectivity and professional skepticism and (v) value for fees;

•

Self-Assessment – PwC's self-assessment of its accomplishments in connection with the 2019 audit, its satisfaction of the service needs and expectations of the Audit Committee and management, and areas of continued focus and improvement opportunities;

•

Regulatory Reviews – External data on the firm's audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and its peer firms;

•

Reasonableness of Fees – The appropriateness of PwC's fees for audit and non-audit services, both on an absolute basis and relative to comparable firms;

•

Independence – Written disclosures from the firm and the independence letter required by the PCAOB; and

•

Tenure – PwC's tenure as our independent auditor, including the benefits of having a long-tenured auditor and the controls we and they have in place to mitigate any potential independence risk.

        The Audit Committee has determined that the appointment of PwC is in the best interest of our company and stockholders. The Audit Committee has appointed, subject to stockholder ratification, PwC as our independent registered public accounting firm for fiscal year 2020 and recommends that stockholders ratify the appointment at the Annual Meeting.

RECOMMENDATION OF BOARD OF DIRECTORS

        Our Board recommends that you vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2020. Properly dated and signed proxies will be so voted unless you specify otherwise.

Avery Dennison Corporation   |  2020 Proxy Statement    79

AUDIT MATTERS

AUDITOR TENURE

        PwC has been our independent registered public accounting firm since 1998 and served in that capacity during fiscal year 2019. Through its predecessor entities, the firm has served as our independent auditor since at least 1960, which was the first year our financial statements were subject to SEC reporting requirements. We have been unable to determine the exact year PwC began serving as the auditor for our company. PwC is very well-qualified to act as our independent registered public accounting firm and has a deep understanding of our operations and accounting practices. Some governance stakeholders have suggested that long tenure poses a risk to auditor independence. The Audit Committee believes, however, that PwC's years of experience auditing our company confers significant benefits, including the following:

•

Audit Quality – PwC has deep institutional knowledge regarding our operations, businesses, and accounting policies and practices;

•

Scale – PwC has a global presence with resources in virtually all of the countries in which we do business, enabling the firm to cost-effectively perform statutory audit work on our subsidiary accounts; and

•

Cost – PwC is able to effectively perform the needed audit, audit-related, tax compliance and tax planning services and ensure audit quality cost-competitively.

        In conducting its periodic review of whether to appoint a new independent registered public accounting firm, the Audit Committee considers the fact that onboarding a new firm would require a significant time commitment on the part of management, potentially distracting from the paramount focus on financial reporting and internal controls, without necessarily increasing audit quality. The Audit Committee also noted that PwC has implemented advanced technological tools that have improved the firm's delivery of its assurance procedures.

        The Audit Committee has several controls in place to mitigate any potential independence risk, including the following:

•

Limits on Non-Audit Services – The Audit Committee assesses the impact providing non-audit services may have on PwC's independence each time it approves the firm's provision of these services, as well as during its annual assessment of the firm's independence;

•

Periodic Consideration of Auditor Rotation – The Audit Committee periodically considers whether to change the independent registered public accounting firm based on its assessment of PwC's audit quality, performance, compensation and independence, having most recently done so in February 2020 and determined to retain PwC;

•

Executive Sessions – The Audit Committee meets regularly both with PwC without management present and with management without PwC present; and

•

Lead Engagement Partner Selection – The Audit Committee selects any new lead engagement partner, in consultation with members of senior management and representatives of PwC.

        To regularly bring a fresh perspective to the audit, a new lead engagement partner is designated at least every five years. A new partner was designated for the 2019 audit, having shadowed the previous partner in 2018 to ensure service continuity and knowledge transfer. The Audit Committee interviewed the partner prior to his designation, and the Audit Committee was directly responsible for making the selection, in consultation with members of senior management and representatives from PwC.

AUDITOR INDEPENDENCE

        PwC has advised us that neither the firm nor any member thereof has any financial interest, direct or indirect, in any capacity in our company or our subsidiaries. As a result, PwC has confirmed to the Audit Committee that it is in compliance with the rules, standards and policies of the PCAOB and the regulations of the SEC governing auditor independence.

        The Audit Committee considers the impact providing non-audit services may have on PwC's independence each time it approves the firm's provision of such services, as well as during its annual assessment of the firm's independence. In

80    2020 Proxy Statement   |  Avery Dennison Corporation

February 2020, the Audit Committee reviewed the non-audit services approved by the Committee and provided by PwC during 2019, including the related fees, and determined that the firm's provision of these services did not impair PwC's independence.

AUDITOR COMPENSATION

        In negotiating and approving PwC's fees and services, the Audit Committee considers whether PwC is best positioned to provide the services effectively and efficiently due to its familiarity with our operations, businesses, accounting policies and practices, internal controls, and financial and information technology systems, as well as whether the services enhance our ability to manage or control risks and maintain audit quality. The Audit Committee periodically receives updates on the services rendered and fees paid to PwC to ensure that they are within the parameters approved by the Audit Committee.

COMMITTEE APPROVAL OF FEES

        The Audit Committee has adopted procedures for the pre-approval of all audit and non-audit services provided by the independent registered public accounting firm, and the fees paid to PwC in 2019 were pre-approved. The Audit Committee pre-approved the estimated audit fees in February 2019, received a mid-year update on year-to-date fees incurred in July, and assessed the final fees in connection with its review of the results of the audit in February 2020. These procedures include reviewing and approving a plan for audit and permitted non-audit services, which includes a description of, and estimated fees for, audit services and non-audit services. Additional Audit Committee approval is required for non-audit services not included in the initial plan or substantially in excess of the budgeted amount for the particular category of services. The Audit Committee has delegated interim pre-approval authority to its Chair for services not included in the audit plan; these services are reviewed with the entire Audit Committee at a subsequent meeting.

AUDIT FEES

        For fiscal years 2019 and 2018, PwC provided the services shown below for our company – all of which were approved by the Audit Committee using the procedures described above – for which we paid the firm the fees indicated.

	2019	2018

Audit Fees(1)	$8,406,000	$7,946,000
Audit-Related Fees(2)	486,000	503,000
Tax Fees:
Tax Compliance(3)	2,358,000	2,312,000
Tax Planning(4)	2,415,000	1,792,000
All Other Fees(5)	30,000	40,000

Total Fees	$13,695,000	$12,593,000

(1)
Includes fees for services performed to comply with the standards established by the PCAOB, including the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting; audits in connection with statutory filings; and other services that the principal independent registered public accounting firm most effectively and efficiently can provide, such as procedures related to comfort letters, consents and review of our SEC filings.

(2)
Includes fees associated with assurance and related services traditionally performed by the independent registered public accounting firm and reasonably related to the performance of the audit or review of our financial statements, including assistance in financial due diligence related to acquisitions and divestitures; and audit or compliance services not required by applicable statutes or regulations. This category also includes audits of pension and other employee benefit plans, as well as the audit or review of information technology systems and internal controls unrelated to the audit of the financial statements.

(3)
Includes fees associated with tax compliance such as preparation of tax returns in foreign jurisdictions, tax audits and transfer pricing documentation.

(4)
Includes fees for domestic and international tax planning, and tax planning related to restructuring actions, acquisitions and divestitures.

(5)
Includes fees for any services other than those described in the above categories. In both years, included subscriptions and licenses to accounting and tax resources and other permissible services that do not fall within the other listed categories.

Avery Dennison Corporation   |  2020 Proxy Statement    81

AUDIT AND FINANCE COMMITTEE REPORT

COMPOSITION AND QUALIFICATIONS

        The Audit and Finance Committee (referred to in this report as the "Committee") of our Board of Directors is comprised of the directors named at the end of this report, each of whom meets the enhanced independence and experience standards for audit committee members set forth in Securities and Exchange Commission (SEC) rules and New York Stock Exchange (NYSE) listing standards. Our Board of Directors has determined all members to be financially literate and designated each of Messrs. Anderson, Barker and Siewert as an "audit committee financial expert" under applicable SEC regulations. Members of the Committee are prohibited from sitting on the audit committee of more than two other public companies, and all members are in compliance with this restriction.

PRIMARY RESPONSIBILITIES

        The Committee has a written charter adopted by our Board of Directors, which is available under Corporate Governance in the investors section of our website. The Committee annually reviews the charter and recommends changes to the Board for approval. The charter was last amended in December 2018.

        During fiscal year 2019, the Committee primarily performed the following activities on behalf of our Board of Directors:

•

Reviewed and discussed with management and the independent registered public accounting firm our quarterly and annual financial results, earnings release documentation and the related reports filed with the SEC;

•

Reviewed and discussed with management, the Vice President of Internal Audit and the independent registered public accounting firm our internal controls report and the independent registered public accounting firm's attestation thereof;

•

Evaluated the qualifications, performance and independence of the independent registered public accounting firm and met with representatives of the firm to discuss the scope, budget, staffing and progress of the firm's audit;

•

Supervised the Vice President of Internal Audit with respect to the scope, budget, staffing and progress of the internal audit and evaluated his personal performance, as well as the performance of the internal audit function; and

•

Discussed significant financial risk exposures, including our cybersecurity risk management program and risks related to our company's information technology controls and security, and the steps taken by management to monitor and control these exposures.

OVERSIGHT OF CONSOLIDATED FINANCIAL STATEMENTS

        Management is responsible for our consolidated financial statements, accounting and financial reporting policies, internal control over financial reporting, and disclosure controls and procedures. The Committee appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP (PwC) to provide audit, audit-related and tax compliance services, with limited tax planning and other non-audit services to the extent approved by the Committee. PwC was responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (GAAP). The Committee's responsibility is to monitor and oversee our accounting and financial reporting processes and the audits of our consolidated financial statements and internal control over financial reporting. The members of the Committee are not professionally engaged in the practice of auditing or accounting and rely without independent verification on the information provided to them and the representations made by management and PwC.

        The Committee reviewed and discussed our consolidated financial statements and related footnotes for the fiscal year ended December 28, 2019 – including our company's critical accounting policies and management's significant estimates and judgments – with management and PwC, as well as PwC's report and unqualified opinion on the audit. Management represented to the Committee and PwC that our consolidated financial statements were prepared in accordance with

82    2020 Proxy Statement   |  Avery Dennison Corporation

GAAP. PwC presented the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB and currently in effect. The Committee received these written disclosures and the letters from PwC required by the applicable requirements of the PCAOB regarding communications concerning independence – including Rule 3524, Audit Committee Pre-approval of Certain Tax Services, and Rule 3526, Communication with Audit Committees Concerning Independence – and discussed with PwC its independence from our company and management.

        Based on the Committee's review and discussions with management and PwC described above, as well as the Committee's review of the representations of management and the audit report and unqualified opinion of PwC, the Committee recommended that our Board of Directors approve the inclusion of the audited consolidated financial statements for the year ended December 28, 2019 in our Annual Report on Form 10-K filed with the SEC.

OVERSIGHT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Committee's responsibility is to appoint the independent registered public accounting firm, and monitor and oversee the firm's qualifications, compensation, performance and independence. In this capacity, the Committee reviewed with PwC the overall scope of and fees for its audit, and monitored the progress of PwC's audit in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the firm's findings and required resources.

        PwC provided to the Committee the written disclosures and independence letter required by the PCAOB. The Committee discussed with PwC its independence from our company and management and concluded that PwC was independent during fiscal year 2019. The Committee has a policy requiring pre-approval of fees for audit, audit-related, tax and other services and has concluded that PwC's provision of limited non-audit services to our company in 2019 was compatible with maintaining its independence.

        Under its charter, the Committee is required to periodically consider whether it is appropriate to change the independent registered public accounting firm, and the Committee most recently evaluated with management and PwC whether it may be appropriate to do so in February 2020, with a view to ensuring that audit quality would continue to be paramount. The Committee determined at that time to retain PwC.

        The Committee has determined that the appointment of PwC as our independent registered public accounting firm for fiscal year 2020 is in the best interest of our company and stockholders. The Committee has appointed PwC in such capacity and recommends that stockholders ratify the appointment at the Annual Meeting.

OVERSIGHT OF INTERNAL AUDIT

        The Committee's responsibility is to monitor and oversee our internal audit function, reviewing the significant audit results reported to management and management's responses thereto. In this capacity, the Committee reviews with the Vice President of Internal Audit the overall scope and budget for the internal audit, and regularly monitors the progress of the internal audit in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Vice President of Internal Audit's key findings and required resources. The Committee directly supervises the Vice President of Internal Audit in the conduct of his operational responsibilities and evaluates his individual performance as well as that of the entire internal audit function.

EXECUTIVE SESSIONS

        The Committee regularly meets separately in executive session without management present with each of the Vice President of Internal Audit and PwC to review and discuss their evaluations of the overall quality of our accounting and financial reporting and internal control. The Committee also periodically meets, without PwC or the Vice President of Internal Audit present, with management, as well as occasionally with only our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and General Counsel to discuss, among other things, significant risk exposures impacting our financial statements and accounting policies.

Avery Dennison Corporation   |  2020 Proxy Statement    83

STOCKHOLDER FEEDBACK

        The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding our accounting, internal controls and auditing matters. See Complaint Procedures for Accounting and Auditing Matters in the Governance, Sustainability and Social Responsibility section of this proxy statement. The Committee welcomes feedback regarding its oversight of our audit and finance programs. Stockholders may communicate with the Committee by writing to the Audit and Finance Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Patrick T. Siewert, Chair
Anthony K. Anderson
Peter K. Barker
Andres A. Lopez
Martha N. Sullivan

84    2020 Proxy Statement   |  Avery Dennison Corporation

SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT AND SIGNIFICANT STOCKHOLDERS

        The table below shows the number of shares of our common stock beneficially owned by our (i) directors; (ii) NEOs; (iii) current directors and executive officers as a group; and (iv) greater-than-five-percent, or "significant," stockholders, in each case as of the February 24, 2020 record date for the Annual Meeting. "Beneficial ownership" means that the individual, group or entity, directly or indirectly, has or shares with others the power to vote (or direct the voting of) or the power to dispose of (or direct the disposition of) the shares; the individual, group or entity may or may not have any economic interest in the shares. The inclusion of information in the table does not constitute an admission that the individual, group or entity is, for the purpose of Section 13 or 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the beneficial owner of the shares shown.

NAME OF BENEFICIAL OWNER	COMMON STOCK(1)	NUMBER OF RIGHTS EXERCISABLE AND VESTING WITHIN 60 DAYS(2)	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF CLASS(3)

Directors
Bradley A. Alford	17,971	29,657	47,628	*
Anthony K. Anderson	2,862	10,268	13,130	*
Peter K. Barker	29,746	46,477	76,223	*
Mark J. Barrenechea	880	1,030	1,910	*
Mitchell R. Butier	160,203	171,990	332,193	*
Ken C. Hicks	25,346	20,267	45,613	*
Andres A. Lopez	3,459	859	4,318	*
David E. I. Pyott	17,270	62,963	80,233	*
Patrick T. Siewert	14,046	–	14,046	*
Julia A. Stewart	17,986	43,711	61,697	*
Martha N. Sullivan	13,004	10,985	23,989	*
Non-Director NEOs
Gregory S. Lovins	24,149	12,675	36,824	*
Susan C. Miller	17,740	24,281	42,021	*
Deon M. Stander	12,606	21,255	33,861	*
Georges Gravanis	24,149	17,207	17,207	*
All current directors and executive officers as a group (16 persons)	392,661	485,214	877,875	1.1%
Significant stockholders
The Vanguard Group(4)	9,709,490	–	9,709,490	11.7%
BlackRock, Inc.(5)	6,558,268	–	6,558,268	7.9%
T. Rowe Price Associates, Inc.(6)	6,218,831	–	6,218,831	7.5%

(1)
Except as otherwise noted herein, each director, NEO and current executive officer has sole voting and investment power with respect to the shares indicated and no shares have been pledged as security by any such person. Includes for the following beneficial owners the following amounts of shares held in various employee savings plans as of February 24, 2020: Butier – 3,887; Lovins – 2,022; Miller – 711; and all current directors and executive officers as a group – 11,436. For Ms. Miller, also includes 3,623 shares held in the EVDRP.

(2)
Numbers reported in this column are not entitled to vote at the Annual Meeting. Includes the following number of DSUs deferred through the DDECP by the following directors as of February 24, 2020, as to which they have no voting or investment power: Alford – 18,675; Anderson – 10,268; Barker – 30,468; Barrenechea – 1,030; Hicks – 13,949; Lopez – 859; Pyott – 51,981; Stewart – 39,047; and Sullivan – 10,161. DSUs are included as beneficially owned because, if the director were to resign or retire from our Board, his or her DDECP account would be valued as of the date of separation and the equivalent number of shares of our common stock would be issued to the separating director.

(3)
Percent of class based on 83,295,966 shares of our common stock outstanding as of February 24, 2020. Individuals with an (*) beneficially own less than 1% of our outstanding common stock.

(4)
Number of shares beneficially owned based on information as of December 31, 2019 contained in Amendment No. 8 to Schedule 13G filed with the SEC on February 12, 2020. The Vanguard Group has sole voting power with respect to 128,633 shares; shared voting power with respect to 20,617 shares; sole dispositive power with respect to 9,566,814 shares; and shared dispositive power with respect to 142,676 shares. The Vanguard Group is an investment adviser, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, with a business address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)
Number of shares beneficially owned based on information as of December 31, 2019 contained in Amendment No. 11 to Schedule 13G filed with the SEC on February 5, 2020. BlackRock, Inc. has sole voting power with respect to 5,681,221 shares and sole dispositive power with respect to all 6,558,268 shares. BlackRock, Inc. is a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, with a business address of 55 East 52nd Street, New York, New York 10055.

(6)
Number of shares beneficially owned based on information as of December 31, 2019 contained in Schedule 13G filed with the SEC on February 14, 2020. T. Rowe Price Associates, Inc. has sole voting power with respect to 2,149,512 shares and sole dispositive power with respect to all 6,218,831 shares. T. Rowe Price Associates, Inc. is an investment adviser, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, with a business address of 100 East Pratt Street, Baltimore, Maryland 21202.

Avery Dennison Corporation   |  2020 Proxy Statement    85

RELATED PERSON TRANSACTIONS

        Both our Code of Conduct and Conflict of Interest Policy (our "COI Policy") provide that conflicts of interest should be avoided. Under our Governance Guidelines, directors are expected to comply with the Code of Conduct and avoid any action, position or interest that conflicts with the interests of our company, or gives the appearance of a conflict. Our COI Policy proscribes any of our officers (including our executive officers) or employees – or any of their immediate family members – from directly or indirectly doing business, seeking to do business or owning an interest in an entity that does business or seeks to do business with our company without approval in writing from the Governance Committee. Under our COI Policy, any officer or employee who has a question as to the interpretation of the policy or its application to a specific activity, transaction or situation may submit the question in writing to our General Counsel/Secretary for any further necessary review by the Governance Committee.

        On an annual basis, all of our employees at the level of manager and above are required to complete a compliance certification in which they must (i) disclose, among other things, whether they or any of their immediate family members have a job, contract or other position with an entity that has commercial dealings with our company and (ii) certify that they have complied with our COI Policy and Code of Conduct. Non-supervisory professionals in our sales, marketing, customer service and purchasing functions complete this certification in even years, and non-supervisory professionals in our technology, finance, supply chain, technical services, environmental, health and safety, legal and risk functions do so in odd years. All disclosures are reviewed by our compliance department in consultation with our law department and senior management to determine whether the activity has the potential to significantly influence our business. The Governance Committee receives a report from our Chief Compliance Officer on the disclosures elicited in the annual compliance certification and, in the event that an unresolved disclosure potentially gives rise to a conflict of interest, determines whether a conflict of interest exists or whether there is a reasonable likelihood that the activity, transaction or situation would influence the individual's judgment or actions in performing his or her duties for our company.

        In addition, each of our directors and executive officers annually completes a questionnaire designed to solicit information about any potential related person transactions. Transactions involving directors are reviewed with the Governance Committee by the General Counsel/Secretary in connection with the annual assessment of director independence and review of related person transactions. Responses from executive officers are reviewed by our Chief Compliance Officer with oversight by the Governance Committee in the event any transactions are identified.

        We review internal financial records to identify transactions with security holders known by us from information contained in Schedules 13D or 13G filed with the SEC to be beneficial owners of more than five percent of our common stock to determine whether we have any relationships with the security holders that might constitute related person transactions under Item 404(a) of Regulation S-K. In the event of any findings, our General Counsel/Secretary discusses them with the Governance Committee.

        During fiscal year 2019, there were no related person transactions requiring disclosure under Item 404 of Regulation S-K. To our knowledge, all related person transactions were subject to review under our policies and procedures.

86    2020 Proxy Statement   |  Avery Dennison Corporation

VOTING AND MEETING Q&A

ANNUAL REPORT AND PROXY MATERIALS

WHEN WILL I RECEIVE THE 2019 ANNUAL REPORT?

        We expect to mail or make available our 2019 Annual Report to all stockholders of record on or about March 10, 2020.

HOW DO I ACCESS THE 2020 PROXY MATERIALS?

        We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record. Brokers, banks and other nominees (collectively, "nominees") who hold shares on behalf of beneficial owners (also called "street name" holders) will send a similar notice. You will have the ability to access our proxy materials on the website referred to in the Notice. Instructions on how to request printed proxy materials by mail, including an option to receive paper copies in the future, may be found in the Notice and on the website referred to in the Notice.

        On or about March 10, 2020, we intend to make this proxy statement available on the Internet and mail the Notice to all stockholders entitled to vote. We intend to mail this proxy statement, together with a proxy card, to stockholders entitled to vote at the Annual Meeting who have previously requested paper copies on or about March 10, 2020. In addition, if you request paper copies of these materials for the first time, they will be mailed within three business days of request. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides to you.

        Stockholders of record may obtain a copy of this proxy statement without charge by writing to our Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

WHAT IS HOUSEHOLDING?

        We have adopted a procedure approved by the SEC called householding. Under this procedure, we will deliver a single copy of our 2019 integrated report, which includes our 2019 annual report and 2020 notice and proxy statement, to stockholders sharing the same address. Householding allows us to reduce our printing and postage costs and prevents duplicative information from being received at your household. Our use of householding affects only the delivery of proxy materials; it does not impact the delivery of dividend checks.

        For holders who share a single address, we are sending only one integrated report to that address unless we have received instructions to the contrary from any stockholder at that address. If you wish to receive an additional copy of our integrated report, or if you receive multiple copies of our integrated report and wish to receive a single copy in the future, you may make your request by writing to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

        If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy statement and annual report in future years, you may call Broadridge Investor Communications Services toll-free at 866.540.7095 in the U.S. and Canada or write them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

HOW CAN I ACCESS THE ANNUAL REPORT AND PROXY MATERIALS ELECTRONICALLY?

        Instead of receiving paper copies of proxy statements and annual reports by mail in the future, you can elect to receive an email that will provide a link to these documents on the Internet. By electing to access proxy materials on the Internet, you will be able to access them more quickly, save us the cost of printing and mailing them to you, reduce the amount of mail you receive from us, and help us preserve environmental resources.

        You may enroll to access proxy materials and annual reports electronically for future Annual Meetings by registering online at the following website: https://enroll.icsdelivery.com/avy. If you are voting on the Internet, you can follow the links on the voting website to get to the electronic enrollment website.

Avery Dennison Corporation   |  2020 Proxy Statement    87

VOTING

WHO IS ENTITLED TO VOTE?

        Stockholders of record as of the close of business on February 24, 2020 are entitled to notice of, and to vote at, the Annual Meeting. Our common stock is the only class of shares outstanding, and there were 83,295,966 shares of common stock outstanding on February 24, 2020. The list of stockholders entitled to vote will be available for inspection at the Annual Meeting, as well as starting 10 days before the Annual Meeting during regular business hours at our company headquarters. You are entitled to one vote for each share of common stock held on the record date.

HOW DO I VOTE?

        You may vote by submitting a proxy or voting in person at the Annual Meeting. If you hold your shares in street name, you may only vote in person at the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares.

        The method of voting by proxy differs depending on whether you are viewing this proxy statement on the Internet or reviewing a paper copy, as follows:

•

If you are viewing this proxy statement on the Internet, you may vote your shares by (i) submitting a proxy on the Internet by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below; and

•

If you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy by telephone or on the Internet by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and returning it in the preaddressed, postage paid envelope provided.

        We encourage you to vote by proxy by telephone or on the Internet since these methods immediately record your vote and allow you to confirm that your votes have been properly recorded. Telephone and Internet voting facilities close at 11:59 p.m. Eastern Time on April 22, 2020.

WHAT IF MY SHARES WERE ACQUIRED THROUGH THE DIRECT SHARE PURCHASE AND SALE PROGRAM?

        Shares acquired through our Direct Share Purchase and Sale Program may be voted by following the procedures described above.

WHAT IF MY SHARES ARE HELD IN THE EMPLOYEE SAVINGS PLAN?

        If you hold shares as a participant in our Employee Savings (401(k)) Plan, your vote serves as a voting instruction to Fidelity Management Trust Company, the trustee of the plan, on how to vote the shares you hold through the plan. Your voting instruction must be received by the trustee by 11:59 p.m. Eastern Time on April 20, 2020.

        If the trustee does not receive your instruction in a timely manner, your shares will be voted in the same proportion as the shares voted by participants in the plan who timely furnish instructions. Shares of our common stock that have not been allocated to participant accounts will also be voted by the trustee in the same proportion as the shares voted by participants in the plan who timely furnish instructions.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTE AFTER I HAVE VOTED?

        If you give a proxy pursuant to this solicitation, you may revoke it at any time before it is acted upon at the Annual Meeting by (i) submitting another proxy by telephone or on the Internet (only your last voting instructions will be counted); (ii) sending a later dated paper proxy; (iii) delivering to our Corporate Secretary a written notice of revocation prior to the voting of the proxy at the Annual Meeting; or (iv) if you are entitled to do so, voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy.

88    2020 Proxy Statement   |  Avery Dennison Corporation

        If your shares are held in street name, you may only change your vote by submitting new voting instructions to your nominee. You must contact your nominee to find out how you can change your vote. Shares held in our Employee Savings Plan cannot be changed or revoked after 11:59 p.m. Eastern Time on April 20, 2020, nor can they be voted in person at the Annual Meeting.

IS MY VOTE CONFIDENTIAL?

        Except in contested proxy solicitations, when required by law or as expressly authorized by you (such as by making a written comment on your proxy card, in which case the comment, but not your vote, will be shared with our company), your vote or voting instruction is confidential and will not be disclosed other than to the broker, trustee, agent or other entity tabulating your vote.

HOW WILL VOTES BE COUNTED?

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the independent inspector of election appointed by our Board. The inspector of election will also determine whether a quorum is present. At the Annual Meeting, shares represented by proxies that reflect abstentions or "broker non-votes" (which are shares held by a nominee that are represented at the meeting, but with respect to which the nominee neither has discretionary authority to vote nor has been given actual authority to vote on a particular item) will be counted as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. Items 1 and 2 are "non-routine" under the rules of the NYSE, and Item 3 is routine. Nominees are prohibited from voting on non-routine items in the absence of instructions from the beneficial owners of the shares; as a result, if you hold your shares in street name and do not submit voting instructions to your nominee, your shares will not be voted on Item 1, election of directors, or Item 2, approval, on an advisory basis, of our executive compensation. We urge you to promptly provide voting instructions to your nominee so that your vote is counted.

        The vote required to approve each of the Annual Meeting items, as well as the impact of abstentions and broker non-votes, is shown in the chart below.

	ITEM	VOTE REQUIRED	IMPACT OF ABSTENTIONS	IMPACT OF BROKER NON-VOTES

1	Election of directors	Majority of votes cast	Not counted as votes cast; no impact on outcome	Not counted as votes cast; no impact on outcome

2	Advisory vote to approve executive compensation	Majority of shares represented and entitled to vote	Not counted as represented and entitled to vote; no impact on outcome	Negative impact on outcome

3	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2020	Majority of shares represented and entitled to vote	Not applicable	Negative impact on outcome

WHAT IF THERE IS ADDITIONAL BUSINESS TO BE VOTED ON?

        As of the date of this proxy statement, we know of no other business to be presented for consideration at the meeting. If any other business properly comes before the meeting, your vote will be cast on any such other business in accordance with the best judgment of the individuals acting pursuant to your proxy.

HOW DO I FIND VOTE RESULTS?

        We expect to announce preliminary voting results at the Annual Meeting and report final voting results in a Current Report on Form 8-K filed with the SEC on or before April 29, 2020.

Avery Dennison Corporation   |  2020 Proxy Statement    89

ANNUAL MEETING

WHAT IS THE TIME AND LOCATION OF THE ANNUAL MEETING?

        The Annual Meeting will take place at 1:30 p.m. Pacific Time on April 23, 2020 at 207 Goode Avenue, Glendale, California 91203. Parking will be available next door at 127 Burchett Street, Glendale, California 91203. Attendants will be available to provide assistance with directions and parking tickets will be validated at the Annual Meeting.

HOW CAN I ATTEND THE MEETING?

        If you would like to attend the Annual Meeting, please bring photo identification. If you are a stockholder of record, you may bring the top half of your proxy card or your Notice to serve as your admission ticket. If you hold your shares in street name, you may be required to present proof of ownership to be admitted into the meeting. Acceptable documentation includes your Notice, a recent brokerage statement or a letter from your nominee evidencing your beneficial ownership of shares of our common stock as of February 24, 2020. If you would like to secure admission in advance, you may send a written request with proof of ownership to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

        Stockholders will be admitted into the Annual Meeting beginning at 1:00 p.m. Pacific Time and seating will be on a first-come basis. For safety and security reasons, cameras, recording equipment, computers, or large bags or other packages will not be permitted into the meeting.

MAY I ASK QUESTIONS AT THE MEETING?

        Our Chairman will conduct the Annual Meeting in an orderly and timely manner in accordance with our Bylaws and Delaware law. To assist him in fulfilling his responsibilities, we have established rules for stockholders wishing to address the meeting, which will be available at the meeting. Only stockholders as of the record date or their properly-appointed proxies may ask questions at the meeting, and they may do so only after recognized by our Chairman, who may limit the length of discussion on any particular matter.

        As a result of time constraints and other considerations, we cannot assure you that every stockholder wishing to address the meeting will have the opportunity to do so. However, all stockholders are invited to direct inquiries or comments regarding business matters to our Investor Relations department by email to investorcom@averydennison.com or by mail to Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203. In addition, stockholders wishing to address matters to our Board or any of its members may do so as described under Contacting Our Board in the Our Board of Directors section of this proxy statement.

OTHER MATTERS

HOW ARE PROXIES BEING SOLICITED?

        We have retained D. F. King & Co., Inc. to assist in soliciting proxies for a fee of $12,000, plus reimbursement of out-of-pocket expenses incident to preparing and mailing our proxy materials. Some of our employees may solicit proxies in person, by telephone or email; these employees will not receive any additional compensation for their proxy solicitation efforts. We will bear all costs related to this solicitation of proxies and we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding our proxy materials to beneficial stockholders. You can help reduce these costs by electing to access proxy materials electronically.

HOW DO I SUBMIT ITEMS FOR POTENTIAL CONSIDERATION AT THE 2021 ANNUAL MEETING?

        To propose business otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our proxy statement for the 2021 Annual Meeting, you must mail proposed items so they are received at our principal executive offices on or before November 10, 2020. If you wish to nominate persons for election to our Board or bring any other business before an annual meeting under the advanced notice provisions or our Bylaws, you must notify our Corporate Secretary in writing 90 to 120 days prior to the first anniversary of the preceding year's annual meeting (with respect to the 2021 Annual Meeting, no earlier than December 24, 2020 and no later than January 23, 2021).

90    2020 Proxy Statement   |  Avery Dennison Corporation

        Your notice must include, among other things, the following information:

• As to each person who you propose to nominate for election or reelection as a director:

•

All information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14 under the Exchange Act;

•

The person's written consent to be named in our proxy statement as a nominee and serve as a director if elected; and

•

A description of any material relationships between you (and your associates and affiliates) and the nominee (and his or her associates and affiliates), as more particularly set forth in our Bylaws;

•

As to any other item of business you propose to bring before the meeting, a brief description of the business, the reasons for conducting the business at the meeting and any material interest you have in the business being proposed; and

•

Your name and address, and class and number of shares you own beneficially and as of record, as well as information relating to your security ownership in our company, as described in greater detail in Article II, Section 14 of our Bylaws, which are available under Corporate Governance in the investors section of our website.

        Stockholder items of business that do not fully comply with the advance notice requirements contained in our Bylaws will not be permitted to be brought before the 2021 Annual Meeting.

HOW DO I NOMINATE DIRECTORS FOR INCLUSION IN THE 2021 PROXY STATEMENT?

        Our Bylaws to permit a stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company's outstanding shares of common stock continuously for at least three years to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two nominees or 20% of our Board, subject to the requirements specified in Article II, Section 17 of our Bylaws, which are available under Corporate Governance in the investors section of our website. Notice of proxy access director nominees for the 2021 Annual Meeting must be delivered to our Corporate Secretary at our principal executive offices no earlier than October 11, 2020 and no later than November 10, 2020 and must otherwise comply with our Bylaws.

Avery Dennison Corporation   |  2020 Proxy Statement    91

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

        We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

        Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive or negative, of certain items (such as restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

        We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period.

        We use the following non-GAAP financial measures in this proxy statement:

•

Sales change ex. currency refers to the increase or decrease in net sales excluding the estimated impact of foreign currency translation, and, where applicable, currency adjustment for transitional reporting of highly inflationary economies (Argentina). Segment results are also adjusted for the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

•

Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

•

Adjusted net income per common share, assuming dilution (adjusted EPS), refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income from continuing operations before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as impacts related to the enactment of the U.S. Tax Cuts and Jobs Act (TCJA) and our U.S. pension plan termination, effects of certain discrete tax planning actions, and other items. We believe that adjusted EPS assists investors in understanding our core operating trends and comparing our results with those of our competitors.

•

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

•

Return on total capital (ROTC) refers to net income excluding the expense and tax benefit of debt financing divided by the average of beginning and ending invested capital. Adjusted ROTC refers to ROTC adjusted for the impact of the TCJA and pension plan settlements. We believe that ROTC and adjusted ROTC assist investors in understanding our ability to generate returns from our capital.

•

Adjusted EBIT refers to earnings before interest expense and taxes, excluding non-cash restructuring costs, as well as other items. We believe that adjusted EBIT assists investors in understanding our core operating trends and comparing our results with those of our competitors. We use adjusted EBIT to calculate economic value added (EVA), one of the performance objectives used in our long-term incentive compensation program.

92    2020 Proxy Statement   |  Avery Dennison Corporation

ORGANIC SALES CHANGE

($ in millions)	2015	2016	2017	2018	2019	2015-2019 5-YR CAGR(1)	2017-2019 3-YR CAGR(2)

Net sales	$5,966.9	$6,086.5	$6,613.8	$7,159.0	$7,070.1
Reported sales change	(5.7)%	2.0%	8.7%	8.2%	(1.2)%
Foreign currency translation	8.6%	2.6%	(0.5)%	(1.4)%	3.3%

Sales change ex. currency (non-GAAP)(3)	2.9%	4.6%	8.2%	6.9%	2.0%	4.9%	5.7%

Extra week impact	~1.2%	–	–	–	–
Acquisitions/divestiture	0.6%	(0.7)%	(3.9)%	(1.4)%	–

Organic sales change (non-GAAP)(3)	4.6%	3.9%	4.2%	5.5%	2.0%	4.0%	3.9%

(1)
Reflects five-year compound annual growth rate, with 2014 as the base period.
(2)
Reflects three-year compound annual growth rate, with 2016 as the base period.
(3)
Totals may not sum due to rounding and other factors.

ADJUSTED EARNINGS PER SHARE (EPS)

	2015	2016	2017	2018	2019	2015-2019 5-YR CAGR(1)	2017-2019 3-YR CAGR(2)

As reported net income per common share from continuing operations, assuming dilution	$2.95	$3.54	$3.13	$5.28	$3.57
Non-GAAP adjustments per common share, net of tax:
Restructuring charges and other items(3)	0.49	0.48	0.29	0.68	0.47
Pension plan settlements and related charges	–	–	–	0.84	3.12
Tax benefit from discrete foreign tax structuring and planning transactions	–	–	–	(0.35)	(0.56)
TCJA provisional amounts and subsequent adjustments(4)	–	–	1.91	(0.39)	–
Impact of previously planned repatriation of foreign earnings for Q4 2017	–	–	(0.33)	–	–

Adjusted net income per common share from continuing operations, assuming dilution (non-GAAP)	$3.44	$4.02	$5.00	$6.06	$6.60	16.2%	18.0%

The adjusted tax rate was 28.0%, 25.0% and 24.6% for 2017, 2018 and 2019, respectively.

(1)
Reflects five-year compound annual growth rate, with 2014 as the base period.
(2)
Reflects three-year compound annual growth rate, with 2016 as the base period.
(3)
Includes restructuring charges, Argentine peso remeasurement transition loss, other restructuring-related charge, transactions costs, reversal of acquisition-related contingent consideration, net gain on sales of assets, and other items.
(4)
In the fourth quarter of 2018, we finalized our provisional amounts as defined under SEC Staff Accounting Bulletin No. 118 related to the TCJA.

Avery Dennison Corporation   |  2020 Proxy Statement    93

FREE CASH FLOW

($ in millions)	2017	2018	2019

Net cash provided by operating activities	$645.7	$457.9	$746.5
Purchases of property, plant and equipment	(190.5)	(226.7)	(219.4)
Purchases of software and other deferred charges	(35.6)	(29.9)	(37.8)
Proceeds from sales of property, plant and equipment	6.0	9.4	7.8
Proceeds from insurance sales (purchases) of investments, net	(3.9)	18.5	4.9
Plus: Pension plan contributions for plan termination	–	200.0	10.3

Free cash flow (non-GAAP)	$421.7	$429.2	$512.3

RETURN ON TOTAL CAPITAL (ROTC)

($ in millions)	2017	2018	2019	2018 Adjusted ROTC	2019 Adjusted ROTC

Net income	$281.8	$467.4	$303.6	$467.4	$303.6
Pension plan settlements and related charges				93.7	444.1
Tax benefit from pension plan contributions				(31.0)
Tax benefit from pension plan settlements				(19.3)	(179.0)
Interest expense, net of tax benefit(1)(2)	30.1	49.5	57.2	43.9	57.2
Effective tax rate(2)	52.2%	15.4%	24.6%	25.0%	24.6%
Income from operations, excluding expense and tax benefit of debt financing (non-GAAP)	311.9	516.9	360.8	554.7	625.9
Total debt	$1,581.7	$1,966.2	$1,939.5	$1,966.2	$1,939.5
Shareholders' equity	1,046.2	955.1	1,204.0	955.1	1,204.0
Pension plan settlements and related changes				93.7	444.1
Tax benefit from pension plan contributions				(31.0)
Tax benefit from pension plan settlements				(19.3)	(179.0)

Total debt and shareholders' equity	$2,627.9	$2,921.3	$3,143.5	$2,964.7	$3,408.6

Return on Total Capital (ROTC) (non-GAAP)	12.9%	18.6%	11.9%	19.3%	19.6%

(1)
Interest expense, net of tax benefit for 2019, based on our GAAP tax rate of (22.7)%, is not meaningful. Applying the adjusted tax rate of 24.6% removes the benefit of the negative tax rate from pension plan settlements and discrete foreign tax structuring and planning transactions.
(2)
The adjusted tax rate was 28.0%, 25.0% and 24.6% for 2017, 2018 and 2019, respectively.

ADJUSTED EARNINGS BEFORE INTEREST AND TAXES (EBIT)

($ in millions)	2017	2018	2019

Net income	$281.8	$467.4	$303.6
Reconciling items:
Interest expense	63.0	58.5	75.8
Provision for (benefit from) income taxes	307.7	85.4	(56.7)

Earnings before interest expense and taxes	$652.5	$611.3	$322.7
Adjustments:
Non-cash restructuring costs	1.0	9.9	4.8
Other items(1)	3.1	91.9	449.4

Adjusted earnings before interest expense, taxes, non-cash restructuring costs and other items (non-GAAP)	$656.6	$713.1	$776.9

(1)
Includes pension plan settlements and related charges, transaction costs, net gain on sales of assets, equity method investment losses and other items.

94    2020 Proxy Statement   |  Avery Dennison Corporation

VIEW MATERIALS & VOTE w SCAN TO AVERY DENNISON CORPORATION C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 22, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 20, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 22, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 20, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E89166-P32305 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AVERY DENNISON CORPORATION The Board of Directors recommends you vote FOR the following nominees: For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 1. Election of Directors ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. Approval, on an advisory basis, of our executive compensation. 1a. Bradley Alford 3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020. 1b. Anthony Anderson 1c. Peter Barker NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 1d. Mark Barrenechea 1e. Mitchell Butier 1f. Ken Hicks 1g. Andres Lopez 1h. Patrick Siewert 1i. Julia Stewart 1j. Martha Sullivan ! For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting. ! Yes ! No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E89167-P32305 AVERY DENNISON CORPORATION ANNUAL MEETING OF STOCKHOLDERS APRIL 23, 2020 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Susan Miller and Vikas Arora, or each of them, with full power of substitution, proxies for the undersigned to act and vote at the 2020 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournment or postponement thereof as indicated upon the matters set forth on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. This card provides voting instructions, as applicable, to (i) the appointed proxies for shares held of record by the undersigned, including those held under the Company's Direct Share Purchase and Sale Program, and (ii) the Trustee for shares held on behalf of the undersigned in the Company's Employee Savings Plan. IF NO OTHER INDICATION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES, AND FOR PROPOSALS 2 AND 3. Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended, Fidelity Management Trust Company, as Trustee of the Avery Dennison Corporation Employee Savings Plan, will vote shares of Company stock for which timely instructions are not received and shares of Company stock that have not been allocated to the account of any participant in the same proportion in which allocated shares of Company stock are voted by participants who timely furnish voting instructions. The card must be received no later than 5:00 p.m. Eastern Time on April 20, 2020, and telephone and Internet votes must be completed by 11:59 p.m. on the same day. Your voting instructions are confidential and may not be revealed to anyone, except as required by law. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: